 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1998
                                            REGISTRATION STATEMENT NO. 333-57227
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

         CAYMAN ISLANDS                         6311                         NOT APPLICABLE
 (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD                 (I.R.S. EMPLOYER
     OF INCORPORATION OR             INDUSTRIAL CLASSIFICATION CODE       IDENTIFICATION NUMBER)
         ORGANIZATION)                           NUMBER)

 UGLAND HOUSE, 113 SOUTH CHURCH STREET          CT CORPORATION SYSTEM
       GEORGE TOWN, GRAND CAYMAN                    1633 BROADWAY
  CAYMAN ISLANDS, BRITISH WEST INDIES          NEW YORK, NEW YORK 10019
            (345) 949-2800                          (212) 664-1666
   (Address, including zip code, and    (Name, address, including zip code, and
 telephone number, including area code,   telephone number, including area code,
  of Registrant's principal executive            of agent for service)
               offices)

                                   COPIES TO:
  ROBERT L. ESTEP, ESQ.       HENRY SMITH, ESQ.        CRAIG B. BROD, ESQ.
   JONES, DAY, REAVIS &       MAPLES AND CALDER     CLEARY, GOTTLIEB, STEEN &
          POGUE              P.O. BOX 309, UGLAND            HAMILTON
2300 TRAMMELL CROW CENTER  HOUSE GEORGE TOWN, GRAND     ONE LIBERTY PLAZA
     2001 ROSS AVENUE               CAYMAN           NEW YORK, NEW YORK 10006
   DALLAS, TEXAS 75201       CAYMAN ISLANDS, BWI          (212) 225-2000
      (214) 220-3939            (345) 949-8066

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION--DATED SEPTEMBER 10, 1998

PROSPECTUS
--------------------------------------------------------------------------------

                               16,750,000 Shares

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                Ordinary Shares

--------------------------------------------------------------------------------

All of the 16,750,000 ordinary shares, par value $0.01 per share (the "Ordinary Shares"), offered hereby (the "Offering") are being sold by Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"). Prior to the Offering, the Company has not conducted any business and there has been no public market for the Ordinary Shares. The initial public offering price will be $15.00 per Ordinary Share.

Application has been made to include the Ordinary Shares for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "SCTLF ."

The Ordinary Shares offered hereby are subject to limitations on ownership, transfers and voting rights which, among other things, generally prevent transfers to holders beneficially owning issued shares of the Company representing 10% or more of the total combined voting rights attaching to the issued shares of the Company (other than as described herein), require divestiture of Ordinary Shares to reduce the beneficial ownership of any holder to less than 10% of the issued voting shares of the Company and reduce the voting power of any holder beneficially owning 10% or more of the issued shares of the Company to less than 10% of the total voting power of the Company's issued shares. See "Description of Shares."

SEE "RISK FACTORS" ON PAGES 9 TO 18 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE ORDINARY SHARES OFFERED HEREBY.

--------------------------------------------------------------------------------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                               Underwriting
                                               Price to       Discounts and      Proceeds to
                                                Public        Commissions(1)      Company(2)
---------------------------------------------------------------------------------------------
Per Ordinary Share.......................        $                 $                 $
----------------------------------------------------------------------------------------------
Total(3).................................      $                 $                 $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting certain advisory fees and Offering expenses payable by the Company estimated to be $2.5 million. See "Underwriting."
(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 2,512,500 additional Ordinary Shares on the same terms and conditions as set forth above. If all such additional Ordinary Shares are purchased by the Underwriters, the total Price to Public will be
    $      , the total Underwriting Discounts and Commissions will be $      and
    the total Proceeds to Company will be $     . See "Underwriting."

--------------------------------------------------------------------------------
The Ordinary Shares are offered by the several Underwriters subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the Ordinary Shares to the Underwriters is expected to be made through the facilities of The Depository Trust Company, New York, New York, on or about
       , 1998.

                       PRUDENTIAL SECURITIES INCORPORATED

      , 1998

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

  The Company is organized pursuant to the laws of the Cayman Islands. In addition, certain of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of the Company are or may be located in jurisdictions outside the United States. In particular, Scottish Annuity & Life Insurance Company (Cayman), Ltd., the Company's only subsidiary, through which the Company expects to conduct all its operations, is also a Cayman Islands company. Therefore, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against the Company or such persons on judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the United States federal securities laws. However, the Company may be served with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Ordinary Shares made hereby by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent irrevocably appointed for that purpose.

  The Company has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against the Company or its directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws, or
(ii) original actions brought in the Cayman Islands against the Company or such persons predicated solely upon United States federal securities laws. The Company has also been advised by Maples and Calder that there is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which the Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities laws, may not be allowed in the Cayman Islands courts as contrary to that nation's public policy.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER, INVITATION OR SOLICITATION TO ANY MEMBER OF THE PUBLIC IN THE CAYMAN ISLANDS TO SUBSCRIBE FOR ANY OF THE ORDINARY SHARES.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE ORDINARY SHARES, INCLUDING PURCHASES OF THE ORDINARY SHARES TO STABILIZE THEIR MARKET PRICE, PURCHASES OF THE ORDINARY SHARES TO COVER SOME OR ALL OF A SHORT POSITION IN THE ORDINARY SHARES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ADDITIONAL INFORMATION

  The Company has filed a Registration Statement on Form S-1, of which this Prospectus is a part (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") under the Securities Act, with respect to the Ordinary Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Ordinary Shares offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement shall be deemed qualified in its entirety by such reference.

  Upon completion of the Offering, the Company will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. The Registration Statement, and the exhibits forming a part thereof, as well as such reports, proxy and information statements and other information may be inspected and copied at the public reference section maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549-1004 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the public reference section of the Commission at its Washington address at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission.

  After giving effect to the Offering, the Company will be treated as a domestic corporation for purposes of certain requirements of the Exchange Act, including the proxy rules. Pursuant to Rule 3b-4 under the Exchange Act, a "foreign private issuer" is a non-United States issuer other than an issuer that meets the following conditions: (1) more than 50% of the outstanding voting securities of the issuer are held of record by residents of the United States and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents,
(ii) more than 50% of the assets of the issuer are located in the United States or (iii) the business of the issuer is administered principally in the United States. By virtue of (1) and (2) (i), the Company does not expect that it will be a "foreign private issuer," although there is no assurance of such. If the Company were to be treated as a "foreign private issuer," it would be exempted from the proxy and short-swing profit rules under Sections 14 and 16 of the Exchange Act and, for reporting purposes under the Exchange Act, would be subject to rules applicable to "foreign private issuers."

  The Company intends to furnish its shareholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the balance sheet, including the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" mean Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company ("Holdings"), together with its wholly-owned subsidiary, Scottish Annuity & Life Insurance Company (Cayman), Ltd., a Cayman Islands insurance company ("Scottish Insurance"), through which Holdings expects to conduct all of its operations. Holdings and Scottish Insurance were incorporated on May 12, 1998 and June 3, 1998, respectively, in the Cayman Islands and neither has any operating history. Scottish Insurance was licensed in the Cayman Islands on July 8, 1998 as an unrestricted Class B insurer, which license authorizes it to write variable life insurance and fixed annuity reinsurance. See "Glossary of Selected Life Insurance and Annuity Terms" for definitions of certain terms used in this Prospectus. In this Prospectus, amounts are expressed in United States dollars and the balance sheet contained herein has been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Unless otherwise noted, this Prospectus assumes that the Underwriters' over-allotment option will not be exercised.

                                  THE COMPANY

  Holdings and Scottish Insurance were recently formed to provide customized variable life insurance products to high net worth individuals and families who are or may become U.S. taxpayers and to provide reinsurance of fixed annuities and similar contracts to insurers no longer actively offering such products or otherwise seeking to more efficiently manage capital allocated to existing businesses. The Company's business plan and product focus has been developed to respond to certain insurance industry trends affecting both policyholders and issuers of such policies. The Company's objective is to become a leading provider of variable life insurance and fixed annuity reinsurance products in its target markets.

  The Company's variable life insurance business seeks to respond to what the Company believes are increasing demands of high net worth individuals and families for customized life insurance products that can be utilized as part of sophisticated estate planning strategies. The Company's variable life insurance products offer both a specified death benefit as well as a cash value component which is placed in a separate account and invested on behalf of the policyholder by a money manager. Because of the Company's domicile and target customers, the Company can offer policies that permit private independent money managers to manage a policy's separate account utilizing investment strategies not typically available in policies issued to the general public.

  The Company's fixed annuity reinsurance business seeks to focus on what the Company believes are meaningful opportunities to reinsure lines of business that are subject to significant reserve or risk capital requirements under rating agency requirements and applicable accounting standards. The Company expects to focus its reinsurance activities on blocks of existing fixed annuity contracts such as structured settlements, single premium deferred annuities, immediate annuities or similar contracts. The Company will target insurance companies that have discontinued writing new fixed annuities or similar contracts or that seek relief from the reserve and capital requirements associated with such contracts. The Company believes that, in response to heightened regulatory and rating agency scrutiny, insurers are increasingly seeking to reinsure as a means to improve earnings or risk-based capital or other financial ratios. The Company believes that its planned low cost operating strategy and its investment strategy for capital surplus not otherwise dedicated from time to time to policy reserves or other corporate purposes, as well as the absence of a corporate level tax in the Cayman Islands, will enable it to offer competitive pricing for its reinsurance products.

                               BUSINESS STRATEGY

  In order to achieve its objective to become a leading provider of variable life insurance and fixed annuity reinsurance products in its target markets, the Company intends to utilize a business strategy with the following components:

LEVERAGE MANAGEMENT EXPERTISE

  The Company was organized by the management and shareholders of The Scottish Annuity Company (Cayman) Ltd. ("Scottish Annuity"), a privately held Cayman Islands insurance company that commenced operations in 1994. Scottish Annuity offers outside the United States variable annuity contracts to persons who are or may become U.S. taxpayers that have the same cash value management features and target market as the Company's variable life insurance policies. The Company intends to draw on management's experience in developing Scottish Annuity's variable annuity products and business to develop the Company's variable life insurance products and business. Also, the Company intends to build on the relationships with potential clients as well as intermediaries and other referral sources that members of its management have developed with Scottish Annuity. In addition, Henryk Sulikowski, the Company's Senior Vice President and Chief Insurance Officer, has over 17 years experience in the insurance and reinsurance industry. The Company intends to draw in particular on his experience and relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives to implement its reinsurance business plan. See "Business-- Management--Executive Officers and Directors."

UTILIZE THIRD PARTY SERVICE PROVIDERS

  In order to minimize its initial investment in systems and personnel and to create and maintain a low cost operating structure, the Company has entered into agreements with a number of third party service providers to provide key services to the Company. In June 1998, the Company entered into an agreement with BT Reinsurance Limited, a Jersey, Channel Islands company ("BT Re"), to provide the Company with certain administration, underwriting and other services for its variable life insurance business. In addition, in June 1998, the Company also entered into an insurance administration, services and referral agreement with Scottish Annuity (the "Scottish Annuity Agreement"), under which Scottish Annuity will refer potential clients to the Company as part of the consideration for the insurance administration and other services the Company is to provide to Scottish Annuity under such agreement. The Company has retained International Risk Management (Cayman) Ltd. ("IRM Cayman") to act as the Company's licensed insurance manager in the Cayman Islands and to provide to the Company certain additional administrative services. The Company will also retain certain investment managers to manage the Company's investment portfolio consistent with the Company's Investment Guidelines. See "Business-- Investment Portfolio--Investment Guidelines," "--Investment Portfolio-- Investment Managers," "--Marketing" and "--Administration." The Company intends to administer its fixed annuity reinsurance business primarily with its own personnel.

BUILD ON SIGNIFICANT CAPITAL BASE

  Upon consummation of the Offering, the Company will have an equity
capitalization of approximately $            million. The Company believes that
this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and the variable life insurance and fixed annuity reinsurance marketplace and is necessary in establishing it as a competitive insurance company. The Company does not anticipate that it will incur any material indebtedness in the ordinary course of its business other than possibly obtaining letters of credit in connection with its reinsurance agreements. The Company should also benefit from the fact that, as a recently formed entity, its capital is presently unencumbered by issues such as reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In part because of the Company's expected capitalization following the Offering, Duff & Phelps Credit Rating Co. ("Duff & Phelps") has assigned Scottish Insurance a preliminary claims-paying ability rating of "A." The "A" rating is contingent on the consummation of the Offering and the investment by the Company of at least $150 million of surplus capital in fixed income investments that have a minimum weighted average rating of "A."

APPLY PRUDENT RISK MANAGEMENT POLICY

  The principal risk associated with the Company's variable life insurance policies is mortality risk. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of at least $1.0 million per policy. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than an insurer with a broader risk pool. As a result, the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required under GAAP and any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. The Company's current Underwriting Guidelines limit the maximum aggregate net amount at risk the Company will initially assume on any one life to $500,000. In order to comply with this guideline, the Company intends to reinsure a substantial portion of the Company's mortality risk.

  The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than is necessary to match anticipated liabilities, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals or to satisfy liabilities not otherwise properly matched. The Company will establish reserves and risk capital in accordance with GAAP and any additional Cayman Islands regulatory requirements in an effort to reflect the level of investment and other risks associated with the fixed annuities it will reinsure. An additional risk associated with the Company's fixed annuity reinsurance business is the risk that the ceding insurer will be unable to pay amounts due the Company because of its own financial difficulties. The Company believes this risk can be mitigated by conducting an appropriate financial due diligence review of each cedent.

EMPLOY PROFESSIONAL INVESTMENT STRATEGY

  The Company will seek to generate attractive levels of investment income through a professionally managed investment portfolio. Following the Offering,
the Company will have approximately $            of capital available for
policy reserves and other corporate purposes as well as to allocate to cover possible volatility in mortality experience with respect to its variable life insurance policies. The Company's investment activities will be governed by the Company's Investment Guidelines as approved by the Investment Committee of the Board of Directors. The Company's investment portfolio for policy reserves will consist of investment grade, fixed income securities invested with the objective of matching the Company's anticipated asset and liability cash flows.

  Capital surplus not otherwise dedicated from time to time to policy reserves and other corporate purposes will be invested by the Company with the objective of maximizing investment income while maintaining adequate liquidity in order to provide for additional policy reserves or other corporate purposes as needed. In order to achieve this investment objective, the Company initially expects to invest approximately 30% to 40% of such capital surplus in investment grade, fixed income securities, and to invest the balance with independent investment managers who use investment strategies that are intended to reduce investment volatility and correlation to the traditional equity and fixed income investment markets. These investment strategies, frequently referred to as "non-traditional" or "alternative" strategies, involve long and short positions and arbitrage strategies in equity securities that seek to hedge overall risk and reduce volatility and market correlation.

  The Company has retained Cambridge Capital Advisors, Inc. ("Cambridge") and Maverick Capital, Ltd. ("Maverick") to advise it in the development and management of its alternative investment activities. The Company intends to allocate no more than 50% of its capital surplus dedicated to alternative investments to Maverick, and the balance to investment managers that the Investment Committee will select with the advice and assistance of Cambridge. In performing its advisory services, Cambridge will take into account the Company's entire alternative investment portfolio, with the objective of recommending to the Company investment managers that would provide complementary alternative investment strategies.

  The Company believes that using alternative investment strategies for a substantial portion of its capital surplus will enhance the Company's ability to preserve its capital and achieve superior investment returns. As the Company's variable life insurance and fixed annuity reinsurance business expands, the Company will dedicate an increasing portion of its capital surplus to policy reserves, resulting in an increase in the proportion of its capital invested in investment grade, fixed income securities.

  The Company's principal executive office is located at Ugland House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies, and its telephone number is (345) 949-2800.

                                  THE OFFERING

 Ordinary Shares Offered Hereby.................. 16,750,000 Ordinary Shares
 Ordinary Shares to be Outstanding after the
  Offering(1).................................... 18,250,000 Ordinary Shares
 Use of Proceeds................................. Substantially all of the net
                                                  proceeds will be contributed
                                                  to the net capital of
                                                  Scottish Insurance to support
                                                  its insurance and reinsurance
                                                  activities. See "Use of
                                                  Proceeds."
 Proposed Nasdaq National Market Symbol.......... SCTLF

--------
(1) Scottish Holdings, Ltd., a Cayman Islands company ("SHL"), owns 1,500,000 Ordinary Shares, which constitute all of the currently outstanding Ordinary Shares of the Company. Prior to the consummation of the Offering, SHL will distribute such Ordinary Shares to its stockholders (the "SHL Distribution"). The SHL Distribution is being made to eliminate the top tier of a multi-tier holding company structure. Ordinary Shares to be outstanding after the Offering excludes 1,550,000 Ordinary Shares issuable upon exercise of Class A Warrants, 200,000 Ordinary Shares issuable upon exercise of Class B Warrants, 930,000 Ordinary Shares issuable upon exercise of options to be granted to management and non-employee Directors of the Company upon consummation of the Offering and 570,000 Ordinary Shares reserved for future issuance pursuant to the Company's 1998 Stock Option Plan (the "Stock Option Plan"). If the Underwriters' over-allotment option is exercised in full, upon consummation of the Offering, 20,762,500 Ordinary Shares will be outstanding, and the number of Ordinary Shares issuable upon exercise of options to be granted to management and non-employee Directors of the Company upon consummation of the Offering will increase to 1,069,500 Ordinary Shares. The number of Ordinary Shares issuable upon exercise of the Class A Warrants and the Class B Warrants will not change if the Underwriters' over-allotment option is exercised in full. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Description of Shares--Warrants" and "--Options" and "Management--Stock Option Plan."

                                  RISK FACTORS

  Businesses such as the Company which are in their initial stages of development present substantial business and financial risks and may suffer significant losses for reasons not anticipated by management. In addition, the Company's business plan has not been tested and may not succeed. Investors should consider carefully the material risk factors involved in connection with an investment in the Ordinary Shares and the impact to investors from various circumstances which could adversely affect the Company's business, results of operations or financial condition. See "Risk Factors."

                                 RISK FACTORS

  An investment in the Ordinary Shares involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Ordinary Shares.

  When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions are intended to identify forward-looking statements regarding among other things: (i) the Company's business and growth plans; (ii) the Company's relationship with third-party service providers and clients; (iii) the use of the net proceeds of the Offering; (iv) trends in the insurance and reinsurance industries; (v) government regulations; (vi) trends that may affect the Company's financial condition or results of operations; and (vii) the declaration and payment of dividends. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below and under the heading "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and elsewhere in this Prospectus.

  START UP OPERATIONS; RELIANCE ON THIRD PARTY SERVICE PROVIDERS. Holdings and Scottish Insurance were formed on May 12, 1998 and June 3, 1998, respectively, and neither has any operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses. They must successfully develop business relationships, establish operating procedures, hire staff and complete other tasks appropriate for the conduct of their intended business activities. Furthermore, the Company initially intends to have only a limited staff and to outsource many functions, including certain administrative, regulatory, actuarial, reinsurance and underwriting functions. Scottish Insurance currently has retained BT Re to perform a number of administrative, underwriting and reinsurance functions relating to its variable life insurance business. In addition, Scottish Insurance has retained IRM Cayman as its licensed insurance manager in the Cayman Islands and to provide certain additional administrative services. Also, Scottish Insurance has retained Maverick to manage no more than 50% of its surplus capital which is not otherwise dedicated from time to time to policy reserves or other corporate purposes and Cambridge to assist in the selection of additional investment managers with investment strategies consistent with the Company's Investment Guidelines. Scottish Insurance will be dependent upon the quality of the services provided by such firms. The inability of Scottish Insurance to retain qualified service providers or the failure of such outside service providers to perform adequately their functions could delay or prevent the Company from fully implementing its business plan or could otherwise adversely affect the Company. Scottish Insurance has retained Henryk Sulikowski as its Senior Vice President and Chief Insurance Officer and intends to hire additional personnel to provide administrative and underwriting support. Such individuals will be critical components of the Company's operations. There can be no assurance that the Company will be successful in attracting or employing the personnel that it is seeking, and if it is unable to do so, such failure could delay or prevent the Company from fully implementing its business plan. See "Business-- Administration" and "Management--Executive Officers and Directors."

  ABILITY TO IMPLEMENT ITS BUSINESS PLAN.

  General. The Company's business plan is focused on entering the variable life insurance and fixed annuity reinsurance businesses. The Company's ability to successfully implement this plan is dependent on, among other things, the Company's ability to (i) in the case of its variable life insurance business, attract clients principally through referrals by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States who will not be compensated by the Company for any activities undertaken in the U.S., (ii) in the case of its fixed annuity reinsurance business, to generate business primarily through its Senior Vice President and Chief Insurance Officer's relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives, (iii) develop and effectively implement underwriting and investment policies appropriate for the risks associated with its insurance and reinsurance products, (iv) maintain a competitive claims-paying ability rating, (v) attract clients through referrals from Scottish Annuity and (vi) effectively manage growth in the Company's businesses.

  Variable Life Insurance Business. Because neither Holdings nor Scottish Insurance will be licensed or registered to do business in any jurisdiction in the U.S., no intermediary, whether U.S. or foreign, who provides referrals or otherwise directs business to the Company may receive commissions or other remuneration from the Company for activities undertaken in the U.S. As a result of such limitation, no assurance can be given that the Company will be able to effectively implement its insurance and reinsurance plans. The Company, however, may from time to time provide commissions or other remuneration to non-U.S. referral sources for activities undertaken outside the U.S. The Company has no current arrangements with respect to any such referral sources, although the Company expects that such referral sources will likely be compensated based on a percentage of the revenue derived from such referrals. Although the Company currently has no contractual or other arrangement with any referral source, the Company, subject to any applicable regulatory limitations, may provide referrals to persons or entities that provide it with referrals.

  Fixed Annuity Reinsurance Business. The Company's business plan provides that Scottish Insurance will initially focus its reinsurance activities on reinsuring blocks of existing fixed annuities such as structured settlements, deferred annuities and immediate annuities which are issued by insurers who are no longer actively writing such annuities or similar contracts or who are seeking relief from the reserve and capital requirements associated with such contracts. The Company believes that this market is largely undeveloped and no assurance can be given that such market will develop or if it develops, whether such market will be substantial enough to support Scottish Insurance's reinsurance business, particularly to the extent such contracts have been issued by insurers no longer actively writing new fixed annuity contracts. Also, Scottish Insurance expects that a portion of any block of fixed annuities that it reinsures will be surrendered or otherwise terminated each year, a risk that Scottish Insurance will take into account when negotiating prices for its reinsurance products. No assurance can be given, however, that Scottish Insurance will be successful in negotiating prices that actually take into account such risk or that as such fixed annuities or similar contracts are surrendered, terminate or expire, Scottish Insurance will have sufficient reinsurance business to sustain its growth or that there will be sufficient reinsurance business in the Company's target market to replace such fixed annuities or similar contracts.

  Underwriting and Investment Policies. Because of the risks associated with variable life insurance and fixed annuity reinsurance businesses (e.g., mortality and investment risk), the Company's underwriting and investment policies must be tailored to adequately protect the Company against such risks. No assurance, however, can be given that the Company will be successful in developing or implementing such policies or that such policies will be effective.

  Third Party Service Providers. No assurance can be given that third party service providers retained by the Company will provide services in accordance with the Company's underwriting and investment policies or that ceding companies will maintain appropriate interest crediting rates with respect to fixed annuities reinsured by Scottish Insurance.

  Maintenance of Claims Paying Rating. No assurance can be given that the Company will be able to conduct its operations such that the Company will be able to maintain its "A" claims-paying ability rating from Duff & Phelps or, if the Company is unable to maintain such rating, to obtain a similar claims-paying ability rating from another major rating agency.

  Scottish Annuity Referrals. No assurance can be given that Scottish Annuity will provide the Company with any meaningful number of referrals or if Scottish Annuity provides such referrals, that such referrals will result in actual sales of the Company's variable life insurance policies.

  Ability to Manage Growth. Growth in the Company's variable insurance and reinsurance businesses contemplated by its business plan may place significant demands on the Company's management and its administrative and financial resources. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition are likely to be materially adversely affected.

  EFFECT OF CHANGES IN U.S. TAX LAWS ON VARIABLE LIFE INSURANCE SALES. The market for variable life insurance products in the United States is based in large part on the favorable tax treatment these products receive relative to certain other investment alternatives. Any material change in such tax treatment, including the imposition of a "flat tax" or a national sales tax in lieu of the current federal income tax structure in the United States, would have an adverse effect on the market for variable life insurance products. The current budget proposal submitted to the United States Congress by the Clinton Administration includes certain provisions which, if not modified, could limit the ability of policyholders to change private independent money managers from time to time without triggering adverse tax consequences. If these proposed tax changes were enacted into law, they could adversely affect the Company's variable life insurance business. In addition, the Clinton budget proposal contains a provision that would prevent all transfers to trusts from qualifying for the annual present interest exclusion from the gift tax, even if a beneficiary held a so-called "Crummey power" (or right of withdrawal). If this proposal were enacted into law, the primary and most tax-efficient method of funding premium payments by insurance trusts would be eliminated. Because the Company expects that its variable life insurance will generally be purchased by insurance trusts (or for contribution to insurance trusts) so as to provide liquidity for estate taxes and to effect the tax-free transfer of the proceeds from one generation to another, adoption of such proposal would likely adversely affect sales of such policies and, as a consequence, would likely have a material adverse effect on the Company's business, results of operations and financial condition.

  REGULATION. Scottish Insurance, through which Holdings is expected to conduct all of its business, is a Cayman Islands company licensed as an unrestricted Class B insurer and is subject to regulation and supervision by the Cayman Islands Monetary Authority (the "Cayman Monetary Authority"). Neither Scottish Insurance nor Holdings will be registered or licensed to do business in any jurisdiction in the United States. The insurance laws of each state in the United States regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Scottish Insurance, that are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where the insurer is not admitted to do business is prohibited. Scottish Insurance is expected to conduct its business through its executive offices in the Cayman Islands and will not maintain an office, and its personnel will not solicit, advertise, settle claims or conduct other insurance activities, in the United States. Substantially all of the Company's variable life insurance clients are expected to be obtained through referrals by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States, none of whom may receive any commissions or other remuneration from Scottish Insurance for activities undertaken in the U.S. Substantially all of the Company's reinsurance business is expected to be generated primarily through its Chief Insurance Officer's relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives, none of whom may receive any commissions or other remuneration from Scottish Insurance for any activities undertaken in the U.S. In addition, all insurance contracts of Scottish Insurance are expected to be negotiated, executed and delivered, and all premiums are expected to be received, outside the United States. Accordingly, the Company has received an opinion from its state insurance counsel, The Bernstein Law Firm, that Scottish Insurance will not be subject to the insurance laws of any state of the United States. See "Business--Regulation." There can be no assurance, however, that inquiries or challenges to the insurance activities of Scottish Insurance will not be raised in the future. The Company has structured its business and expects to conduct its operations in the manner described above in order to allow the Company to provide its clients with variable life insurance products which have customized features that would not typically be available from a company subject to such laws. If the Company were to become subject to such laws, its business, results of operations and financial condition would likely be materially adversely affected.

  From time to time, there have been congressional and other initiatives in the United States regarding the supervision and regulation of the insurance industry, including proposals to supervise and regulate alien insurers to a greater extent than currently regulated. While none of these proposals has been adopted to date on either the federal or state level, there can be no assurance that federal or state legislation will not be enacted subjecting Holdings or Scottish Insurance to supervision and regulation in the United States.

  In addition, because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or provide other collateral through a funds withheld or trust arrangement. If the Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for such other collateral, the Company's ability to operate its reinsurance business will be severely limited.

RISKS ASSOCIATED WITH THE COMPANY'S PRODUCTS

  Variable Life Insurance--Mortality Risk. The principal risk associated with the Company's variable life insurance policies will be mortality risk. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of at least $1.0 million per policy. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of an insurer with a broader risk pool. As a result, no assurance can be given that the Company's policy reserves will be adequate, that assets will be properly matched to meet anticipated liabilities, that assets will not need to be liquidated at substantial losses to meet such liabilities or that, to the extent the Company seeks to reinsure such mortality risk, such reinsurance will be available on commercially acceptable terms or that such reinsurers will perform under their reinsurance agreements.

  Fixed Annuity Reinsurance--Investment and Ceding Insurer Risk. The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than expected, and
(iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals. Although the Company is expected to reflect such investment risk in product pricing and in establishing policy reserves, no assurance can be given that such reserves will be adequate, that assets will be properly matched to meet anticipated liabilities or that the Company's investments will provide sufficient returns to enable the Company to satisfy its guaranteed fixed benefit obligations. An additional risk associated with the Company's annuity reinsurance is the risk that the ceding insurer will be unable to pay amounts due the Company because of its own financial difficulties. No assurance can be given that such ceding insurers will be able to pay amounts due to the Company or that such inability will not have a material adverse effect on the Company's business, results of operations or financial condition. The Company will also be subject to surrender and lapse risks.

  RISKS ASSOCIATED WITH INVESTMENT ACTIVITIES. A significant portion of the Company's capital surplus not otherwise dedicated from time to time to policy reserves and other corporate purposes will be invested with investment managers who are expected to use alternative investment strategies, including those focused on equity and equity-based securities. Although the Company's investment managers are expected to use various hedging and other investment techniques aimed at lowering the volatility of such investments and their correlation with the traditional equity and fixed income markets, there can be no assurance that such hedging and other investment techniques will be successful or that the Company's results of operations will not be adversely affected by a general economic downturn or a downturn in the equity and fixed income capital markets. In addition, unexpected volatility or illiquidity in the markets in which it directly or indirectly holds positions could also adversely affect the Company. Also, the Cayman Monetary Authority has the power to prescribe that certain classes of investments made by an insurance company licensed in the Cayman Islands be approved and any existing investments realized within a specified period. The Company is not aware of any circumstances in which the Cayman Monetary Authority has ever exercised such power, however no assurance can be given that the Cayman Monetary Authority will not exercise such power with respect to the Company's investments and if exercised, that the Company's investment portfolio would not be adversely affected.

  In addition, each of the Company's investment managers will have discretionary authority over the portion of the Company's assets it manages, subject to the Investment Guidelines adopted by the Company. The performance of the Company's investment of its assets, therefore, will depend to a great extent on the ability of the investment managers to select and manage such investments. There can be no assurance that such investment managers will be successful in achieving the Company's investment objectives. See "Business-- Investment Portfolio--Investment Guidelines" and "--Investment Managers."

  QUARTERLY FLUCTUATIONS; CERTAIN ECONOMIC AND MARKET RISKS. The Company's results of operations may also fluctuate significantly on a quarterly basis based on changes in the capital markets or in the performance results of its investment managers. Furthermore, a downturn in the economy or the capital markets could adversely affect the market for many life insurance and fixed annuity products. If the market for life insurance or fixed annuity contracts were adversely affected, it would likely depress the demand for the Company's variable life insurance and fixed annuity reinsurance products, which could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, such a downturn could adversely affect the value of policyholders' separate accounts related to the Company's variable life insurance policies and the variable annuity contracts issued by Scottish Annuity, which would reduce the amount of revenue the Company generates from fees charged to policyholders or Scottish Annuity based on the value of such accounts. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations--General" and "Business--Scottish Annuity Agreement."

  IMPORTANCE OF MANAGEMENT AND KEY EMPLOYEES. The Company is highly dependent upon its executive officers and key employees. The unexpected loss of the services of one of these individuals, particularly Michael C. French, Chairman of the Board and Chief Executive Officer, Michelle L. Boucher, Senior Vice President and Chief Financial Officer, or Henryk Sulikowski, Senior Vice President and Chief Insurance Officer, could have a material adverse effect on the Company. Although the Company has employment agreements with Mr. French, Ms. Boucher and Mr. Sulikowski, no assurance can be given that the Company will be able to retain the services of these individuals. The Company does not carry any key person life insurance policies for any of its executive officers or employees. The Company's success will also be dependent on its ability to attract and maintain a staff of qualified administrative and management personnel and, to the extent qualified Cayman Islands citizens are not available, the willingness and ability of non-Cayman Islands citizens to be located in the Cayman Islands. The Company, which currently has five employees, intends to hire additional qualified administrative and underwriting personnel as the Company's business grows, but no assurance can be given that the Company will be successful in attracting and hiring such personnel.

  CAYMAN ISLANDS WORK PERMITS. Under Cayman Islands immigration law, those persons who are not Caymanians, Cayman status holders or residents with permission to work may not engage in any gainful occupation in the Cayman Islands without the specific permission of the appropriate Cayman Islands government authority. The Company has applied for a work permit for Mr. French and Mr. Sulikowski. Ms. Boucher is currently working as an executive of Scottish Annuity under a validly issued work permit, which expires July 24, 1999. Ms. Boucher is seeking an amendment to such work permit to cover her employment by Holdings and Scottish Insurance. Although the Company believes that Mr. French and Mr. Sulikowski will receive work permits and that Ms. Boucher's work permit will be amended, no assurance can be given that such work permits will be granted or amended. See "Business--Employees" and "Management--Executive Officers and Directors." If such work permits are not granted or amended, the Company may be required to make other arrangements to permit the person affected to perform services for the Company outside the Cayman Islands. This could involve such person establishing residency in some other location outside the United States, which could increase the Company's administrative expenses.

  DUAL MANAGEMENT DUTIES. Mr. French is currently a director, and Ms. Boucher is currently an executive officer, of Scottish Annuity. It is contemplated that Mr. French and Ms. Boucher will continue to serve in such dual capacities following the Offering. In providing services under the Scottish Annuity Agreement, Mr. French and Ms. Boucher will be performing their duties for the Company. No assurance can be given that acting in such dual capacity will not adversely affect the ability of such persons to perform their duties for the Company. See "Business--Scottish Annuity Agreement."

  COMPETITION. The life insurance and reinsurance industries are highly competitive and most of the companies in such industries are significantly larger and have operating histories and have access to significantly greater financial and other resources than does the Company. The Company has no experience competing with such companies and there can be no assurance that it will be successful. In addition, to the extent that the Company's variable life insurance policies provide for management of the underlying separate accounts by private independent money managers, the Company's variable life insurance policies compete with mutual funds and other investment and savings vehicles. The Company competes for customers in its market niches primarily based on price, expertise and service, factors which may be affected by events or conditions (e.g., changes in applicable insurance regulations or tax laws) over which the Company has no control. In addition, competition in the reinsurance business that the Company intends to underwrite is based on many factors, including price, the general reputation and perceived financial strength of the reinsurers, existing relationships with other reinsurers, ratings assigned by independent rating agencies, reputation and experience in structuring transactions which meet client needs and regulatory requirements. In addition, because the Company expects to rely at least initially on a small number of clients for both its variable life insurance and fixed annuity reinsurance businesses, such businesses may be more susceptible to the adverse effects of competition.

  In addition, substantially all of the Company's variable life insurance clients are expected to be obtained through referrals in the United States by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States, while its reinsurance clients are expected to be obtained through relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives with whom the Company's Senior Vice President and Chief Insurance Officer has a relationship. None of these intermediaries or other referral sources may receive any commission or other remuneration from the Company for activities undertaken in the U.S. Accordingly, no assurance can be given that the Company can successfully compete with the United States and foreign insurance and reinsurance companies that directly market their products in the United States and elsewhere.

  The Company's domestic competitors are generally registered or otherwise subject to state insurance laws in one or more jurisdictions in the U.S. Because the Company does not intend to solicit, advertise or conduct insurance activities in the U.S., the Company does not expect to be subject to such laws. See "Business--Regulation." Potential clients and/or their advisors will be able to compare the Company's products to the products of its competitors based on publicly available information regarding such competitors' products.

INCOME TAX RISKS

  Taxation of Holdings and Scottish Insurance. Holdings and Scottish Insurance are Cayman Islands companies and neither are expected to file United States income tax returns. Holdings and Scottish Insurance plan to operate in such a manner that they are not subject to United States tax (other than withholding tax on certain investment income from United States sources) because they do not engage in business in the United States. However, because definitive identification of activities which constitute being engaged in trade or business in the United States is not provided by the Internal Revenue Code of 1986, as amended (the "Code"), or regulations or court decisions, there can be no assurance that the Internal Revenue Service ("IRS") will not contend subsequent to the Offering that Holdings and/or Scottish Insurance is engaged in a trade or business in the United States. If Holdings were considered to be engaged in a trade or business in the United States it would be subject to United States tax at regular corporate rates on its taxable income that is effectively connected with its United States business plus an additional 30% "branch profits" tax on such income remaining after the regular tax, in which case there could be an adverse affect on the Company. See "Material Tax Consequences."

  The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers with respect to risks located in the United States. In addition, Holdings may be subject to withholding tax on certain investment income from United States sources. There can be no assurance that such taxes will not be increased or that other taxes will not be imposed on Holdings' business.

  Controlled Foreign Corporation Rules. United States persons who may, directly or through certain attribution rules, acquire 10% or more of the issued voting shares of Holdings, should consider the possible application of the "controlled foreign corporation" ("CFC") rules. Each "United States shareholder" of a CFC who owns shares in the CFC on the last day of the CFC's taxable year generally must include in his gross income for United States federal income tax purposes his pro-rata share of the CFC's "subpart F income," even if the subpart F income has not been distributed. For these purposes, any United States person who owns directly or indirectly 10% or more of the voting stock of a foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Scottish Insurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of Holdings' stock for an uninterrupted period of 30 days or more during any year. Holdings believes that, because of the anticipated dispersion of its share ownership among holders and because of the restrictions in its Articles of Association on transfer, issuance or repurchase of the voting shares of Holdings, shareholders who acquire Ordinary Shares in the Offering will not be subject to treatment as "United States shareholders" of a CFC. In addition, because under the Articles of Association no single shareholder will be permitted to exercise 10% or more of the total combined voting power of Holdings, shareholders of Holdings should not be viewed as "United States shareholders" of a CFC for purposes of these rules. There can be no assurance, however, that these rules will not apply to shareholders of Holdings. See "Material Tax Consequences."

  Related Person Insurance Income Risks. If Scottish Insurance's related person insurance income ("RPII") determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year and direct or indirect insureds and persons related to such insureds were directly or indirectly to own more than 20% of the voting power or value of Scottish Insurance's capital stock, a United States person who owns Ordinary Shares in Holdings directly or indirectly on the last day of the taxable year may be required to include in income for United States federal income tax purposes the shareholder's pro-rata share of Scottish Insurance's RPII for the taxable year, determined as if such RPII were distributed proportionately to such United States person at that date. RPII is generally underwriting premium and related investment income attributable to insurance or reinsurance policies where the direct or indirect insureds are United States shareholders or are related to United States shareholders of the insurance company issuing such policies. Scottish Insurance does not expect that it will knowingly enter into insurance agreements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Ordinary Shares. Furthermore, Scottish Insurance does not currently believe that the 20% gross insurance income threshold will be met in 1998 or any subsequent year. However, there can be no assurance that this will be the case. Consequently, there can be no assurance that a United States person will not be required to include amounts in its income in respect of RPII in any taxable year. See "Material Tax Consequences."

  If a shareholder who is a United States person disposes of shares in a foreign insurance corporation that has RPII (even if the amount of RPII is less than 20% of the corporation's gross insurance income) and in which United States persons own 25% or more of the voting power or value of the corporation's shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (potentially whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Ordinary Shares because Holdings is not itself directly engaged in the insurance business and because proposed United States Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of Ordinary Shares. See "Material Tax Consequences."

  Passive Foreign Investment Company Risks. To avoid significant potential adverse United States federal income tax consequences for any United States person who owns Ordinary Shares of the Company, it is important that Holdings not constitute a "passive foreign investment company" (a "PFIC") in any year in which such person is a shareholder. In general, a foreign corporation is a PFIC for a taxable year if 75% or more of its income constitutes "passive income" or 50% or more of its assets produces passive income. "Passive income" generally includes interest, dividends and other investment income. However, "passive income" does not include income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Because Holdings, through Scottish Insurance, intends to be predominately engaged in an insurance business and does not intend to have financial reserves in excess of the reasonable needs of its insurance business, Holdings does not expect to meet the requirements for a PFIC. There can be no assurance, however, that the IRS or a court will concur in this view. See "Material Tax Consequences."

  Cayman Islands Taxes. There are no income, corporation, capital gains or other taxes in effect in the Cayman Islands on the basis of present legislation. In addition, Holdings and Scottish Insurance have each applied for and expect to receive an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1995 Revision), that until the year 2018 (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Holdings or Scottish Insurance and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Holdings or Scottish Insurance. There can be no assurance that after such date Holdings or Scottish Insurance would not be subject to any such tax.

  HOLDING COMPANY STRUCTURE AND DIVIDENDS. Holdings is a holding company which will be engaged in the variable life insurance and reinsurance business through its ownership of Scottish Insurance. Holdings' principal source of income will be dividends paid by Scottish Insurance. Holdings intends to begin paying dividends on its Ordinary Shares on a quarterly basis. No dividend, however, has been legally declared by Holdings' Board of Directors. The declaration and payment of dividends by Holdings will be at the discretion of its Board of Directors and will depend upon Holdings' results of operations and cash flows, the financial position and capital requirements of Scottish Insurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. Holdings' ability to pay dividends depends on the ability of Scottish Insurance to pay dividends to Holdings. While Holdings is not itself subject to any significant legal prohibitions on the payment of dividends, Scottish Insurance is subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings. Specifically, payment of dividends by Scottish Insurance is subject to its need to maintain a level of capital adequate to support its level of variable life insurance and reinsurance underwriting and comply with restrictions under applicable insurance regulations and Cayman Islands corporate law. Scottish Insurance, as the holder of an unrestricted Class B insurance license, will be required by Cayman Islands law to maintain a minimum net worth of $240,000. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Dividend Policy."

  LIMITATIONS ON OWNERSHIP, TRANSFERS AND VOTING RIGHTS. Holdings' Articles of Association contain certain ownership, transfer and voting restrictions with respect to the Ordinary Shares. The Company's Board of Directors has the absolute discretion to decline to register a transfer or series of transfers of Ordinary Shares (even if execution on the Nasdaq National Market has occurred) when the transfer or series of transfers results in a person or group of persons, directly or indirectly, beneficially owning 10% or more of the issued voting shares of the Company or under certain other specified circumstances. Should the Company's Board of Directors decide not to register such a transfer, the transferee of the Ordinary Shares will be permitted to dispose of the Ordinary Shares. The transferor of the Ordinary Shares will be deemed to own the Ordinary Shares for dividend, voting and reporting purposes until a transfer of the Ordinary Shares has been registered on the register of members of the Company. Maples and Calder, Cayman Islands counsel to the Company, has advised the Company that while the precise form of the restrictions on transfers contained in Holdings' Articles of Association is untested, as a matter of general principle, restrictions on transfers are enforceable under Cayman Islands law and are not uncommon. See "Description of Shares--Ordinary Shares--Restrictions on Transfer."

  Holdings' Articles of Association also provide that voting rights with respect to Ordinary Shares directly or indirectly beneficially owned by any person or group of persons directly or indirectly beneficially owning 10% or more of the outstanding combined voting power of the issued voting shares of the Company will be limited to a voting power of less than 10%. See "Description of Shares--Ordinary Shares--Voting Rights."

  ANTI-TAKEOVER EFFECTS OF ARTICLES OF ASSOCIATION AND CAYMAN ISLANDS CONFIDENTIALITY LAWS. Holdings' Articles of Association contain certain provisions that make more difficult the acquisition of control of Holdings by means of a tender offer, open market purchase, a proxy fight or otherwise, including by reason of the limitation on transfers of Ordinary Shares and voting rights described above. While these provisions are designed to encourage persons seeking to acquire control of Holdings to negotiate with Holdings' Board of Directors, they could have the effect of discouraging a prospective purchaser from making a tender offer or otherwise attempting to obtain control of Holdings. See "Description of Shares--Antitakeover Effects of Articles of Association." Cayman Islands law restricts disclosure of, among other things, shareholder lists. Accordingly, such laws may make the acquisition of control by means of a tender offer or proxy fight more difficult.

  SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of the Offering, the Company will have outstanding 18,250,000 Ordinary Shares, Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares, Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares and options to purchase an aggregate of 930,000 Ordinary Shares. If the Underwriters' over-allotment option is exercised in full, 20,762,500 Ordinary Shares will be outstanding and the number of Ordinary Shares issuable upon exercise of outstanding options will increase to 1,069,500 Ordinary Shares. The number of Ordinary Shares issuable upon the exercise of Class A Warrants and Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and the options are not currently exercisable. See "Management--Stock Option Plan" and "Description of Shares-- Warrants" and "--Options." Except as disclosed in "Description of Shares-- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Ordinary Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act, except for any of those Ordinary Shares owned at any time by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions of such rule). The 1,500,000 Ordinary Shares issued upon formation of the Company and the Ordinary Shares underlying the Class A Warrants, Class B Warrants and the options are, or upon issuance will be, "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration, including such rule. The Company, its officers and directors, SHL, the shareholders of SHL to receive Ordinary Shares of Holdings as a result of the SHL Distribution and the holders of Class A and Class B Warrants have agreed that they will not, for a period of one year from the date of this Prospectus, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of any option to purchase or other sale or disposition) of any Ordinary Shares or other shares of the Company or any securities convertible into, or exercisable or exchangeable for, any Ordinary Shares or other shares of the Company without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters and provided further that in the case of holders of the Class B Warrants, consent to waiver of such restrictions may be granted during such period only with respect to transactions with officers of Prudential Securities Incorporated. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options do not become exercisable until one year from the date of this Prospectus. The Company also has agreed not to file any registration statement on Form S-8 with respect to, or otherwise register the resale with the Commission, Ordinary Shares underlying stock options for a period of one year from the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements, except that in the case of holders of the Class B Warrants, such release may be granted only with respect to transactions with officers of Prudential Securities Incorporated. See "Shares Eligible for Future Sale."

  SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS. The Company is a Cayman Islands company and certain of its officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such officers and directors and the Company, at any one time, are or may be located in jurisdictions outside the United States. Although the Company has irrevocably agreed that it may be served with process in New York, New York with respect to actions arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Ordinary Shares made hereby, it could be difficult for investors to effect service of process within the United States on directors and officers of the Company who reside outside the United States or to recover against the Company or such directors and officers on judgments of United States courts predicated upon the civil liability provisions of the United States federal securities laws.

  NO PRIOR PUBLIC MARKET FOR ORDINARY SHARES. Prior to the Offering, there has been no public market for the Ordinary Shares and there can be no assurance that an active trading market will develop after the Offering or that the Ordinary Shares offered hereby will trade at or above the initial public offering price. The initial public offering price may not be indicative of the market price for the Ordinary Shares after the Offering. Application has been made to include the Ordinary Shares being offered hereby for quotation in the Nasdaq National Market.

  DILUTION. Purchasers of Ordinary Shares in the Offering will experience
immediate and substantial dilution of approximately $   per share (based upon
the initial public offering price of $15 per Ordinary Share) in the net tangible book value of their Ordinary Shares from the initial public offering price. See "Dilution."

  YEAR 2000 RISK. Many existing computer programs use only two digits to identify a year in the date field. These programs, if not corrected, could fail or create erroneous results by or at the year 2000. This "Year 2000" issue is believed to affect virtually all companies and organizations, including the Company. The Company has acquired certain computer hardware and software equipment from Scottish Annuity. Because most of the computer hardware and software purchased from Scottish Annuity is less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems is not significant. The Company has contracted to upgrade the principal accounting software acquired from Scottish Annuity from a DOS-based version which is not Year 2000 compliant to a Windows NT version which is certified Year 2000 compliant by the software vendor. The Company estimates that the total cost to upgrade this system will not exceed $50,000 and will be completed and tested by October 31, 1998. In addition, the Company relies significantly on a number of third party service providers, such as BT Re, IRM Cayman, Cambridge and Maverick, each of whose respective systems the Company has confirmed are Year 2000 compliant. The Company also intends to require that any new investment managers or other third party service providers are or will be Year 2000 compliant. There can be no assurance, however, that the Company's operations will not experience disruptions due to the failure of such third parties, such as reinsurance counterparties, to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company's business, results of operations or financial condition. In the event the Company's plans with respect to its Year 2000 readiness fail to protect its operations from disruptions or its business, results of operations or financial condition from adverse effect, the Company has no contingency plan other than the replacement of existing third party service providers which are not Year 2000 compliant with comparable third party service providers who are Year 2000 compliant.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Ordinary Shares to be sold in the
Offering are estimated to be approximately $    million ($    million if the
Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses related to the Offering. The purpose of the Offering is to enable the Company to implement its business plan to enter into the variable life insurance and fixed annuity reinsurance businesses. Substantially all of the net proceeds of the Offering will be contributed to the capital of Scottish Insurance to support its insurance and reinsurance activities and will be invested in accordance with the Company's Investment Guidelines. See "Business--Investment Portfolio--Investment Guidelines." Until so invested, the net proceeds will be invested in short-term, investment grade, interest-bearing securities.

                                DIVIDEND POLICY

  The Board of Directors of Holdings intends to declare and pay out of earnings a quarterly dividend of $0.05 per Ordinary Share beginning at the end of the first full fiscal quarter following consummation of the Offering. The Board, however, has not declared such dividend or any other future dividend. The declaration and payment of dividends by Holdings will be at the discretion of its Board of Directors and will depend upon Holdings' results of operations and cash flows, the financial position and capital requirements of Scottish Insurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. Holdings' ability to pay dividends depends on the ability of Scottish Insurance to pay dividends to Holdings. While Holdings is not itself subject to any significant legal prohibitions on the payment of dividends, Scottish Insurance is subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Risk Factors--Holding Company Structure and Dividends," "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business--Regulation--Cayman Islands."

                                 CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of June 9, 1998 and as adjusted to give effect to the Offering and the receipt of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                                   AS ADJUSTED
                                                                     FOR THE
                                                            ACTUAL  OFFERING
                                                            ------ -----------
                                                               (DOLLARS IN
                                                                THOUSANDS)
   Preferred Shares, par value $0.01 per share (50,000,000
    shares authorized; no shares outstanding actual and as
    adjusted).............................................    --         --
   Ordinary Shares, par value $0.01 per share (100,000,000
    shares authorized; 1,500,000 shares outstanding
    actual; 18,250,000 shares outstanding as adjusted)
    (1)...................................................     15        182
   Additional paid-in capital.............................    585
                                                             ----    -------
     Total shareholder's equity...........................    600
                                                             ----    -------
     Total capitalization.................................   $600    $
                                                             ====    =======

--------

(1) SHL owns 1,500,000 Ordinary Shares, which constitute all of the currently outstanding Ordinary Shares of the Company. Prior to the consummation of the Offering, SHL will effect the SHL Distribution. Ordinary Shares outstanding after the Offering excludes 1,550,000 Ordinary Shares issuable upon exercise of Class A Warrants, 200,000 Ordinary Shares issuable upon exercise of Class B Warrants, 930,000 Ordinary Shares issuable upon exercise of options to be granted to management and non-employee Directors of the Company upon consummation of the Offering and 570,000 Ordinary Shares reserved for future issuance pursuant to the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, upon consummation of the Offering, 20,762,500 Ordinary Shares will be outstanding and the number of Ordinary Shares issuable upon exercise of options to be granted to management and non-employee Directors of the Company upon consummation of the Offering will increase to 1,069,500 Ordinary Shares. The number of Ordinary Shares issuable upon exercise of the Class A Warrants and the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Description of Shares--Warrants" and "--Options" and "Management--Stock Option Plan."

                                   DILUTION

  Purchasers of the Ordinary Shares offered in the Offering will experience an immediate and substantial dilution in net tangible book value of their Ordinary Shares from the initial public offering price. After giving effect to the Offering, the pro forma net tangible book value of the Ordinary Shares (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses related to the Offering) will be approximately
$     million, or approximately $     per outstanding Ordinary Share. This
represents an immediate and substantial dilution in net tangible book value to
investors purchasing Ordinary Shares in the Offering of approximately $   per
Ordinary Share, without taking into account any Ordinary Shares issuable upon exercise of Class A Warrants, the Class B Warrants and options. Pro forma "net tangible book value" per outstanding Ordinary Share represents shareholders' equity divided by the number of outstanding Ordinary Shares, including the Ordinary Shares issued in the Offering.

  The following table illustrates the per Ordinary Share dilution to investors purchasing Ordinary Shares in the Offering:

   Initial public offering price.................................        $15.00
    Net tangible book value per outstanding Ordinary Share before giving effect to  the Offering...............................  $ .40
    Increase in net tangible book value per outstanding Ordinary
    Share attributable  to the sale of the Ordinary Shares in the
    Offering(1)..................................................  $
   Pro forma net tangible book value per outstanding Ordinary
    Share upon completion of the Offering(1).....................
                                                                         ------
   Dilution to new investors in the Offering.....................        $
                                                                         ======

--------
(1) Ordinary Shares outstanding after the Offering excludes 1,550,000 Ordinary Shares issuable upon exercise of Class A Warrants, 200,000 Ordinary Shares issuable upon exercise of the Class B Warrants, 930,000 Ordinary Shares issuable upon exercise of options to be granted to management and non-employee Directors of the Company upon consummation of the Offering (1,069,500 Ordinary Shares if the Underwriters' over-allotment option is exercised in full) and 570,000 Ordinary Shares reserved for future issuance pursuant to the Stock Option Plan. The number of Ordinary Shares issuable upon exercise of the Class A Warrants and the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and the options are not currently exercisable. The exercise of Class A Warrants, Class B Warrants and the options to be granted to management and certain non-employee Directors upon consummation of the Offering are not expected to be dilutive to purchasers of Ordinary Shares in the Offering because the exercise price per share of such warrants and options is equal to the initial public offering price. See "Description of Shares--Warrants" and "--Options" and "Management--Stock Option Plan."

  The following table summarizes the number of Ordinary Shares purchased from the Company, the total consideration paid and the average price per share paid in the Offering, assuming underwriting discounts and commissions:

                                                                      AVERAGE
                            SHARES PURCHASED  TOTAL CONSIDERATION      PRICE
                           ------------------ -----------------------   PER
                             AMOUNT   PERCENT    AMOUNT       PERCENT  SHARE
                           ---------- ------- ------------    ------- -------
Shares issued upon
 formation................  1,500,000    8.2% $    500,000(1)       % $ 0.33(1)
Offering.................. 16,750,000   91.8  $                       $15.00
                           ----------  -----  ------------     -----  ------
Total..................... 18,250,000  100.0% $                100.0% $
                           ==========  =====  ============     =====  ======

--------
(1) Represents amount paid by SHL for Ordinary Shares of the Company issued upon its formation. Excludes $100,000 paid in the aggregate by Michael C. French, Michelle L. Boucher and certain companies wholly owned by certain shareholders of SHL for the Class A Warrants.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

  Holdings is an insurance holding company, the principal asset of which is all of the shares in the capital of Scottish Insurance. Holdings and Scottish Insurance were formed on May 12, 1998 and June 3, 1998, respectively, under the laws of the Cayman Islands and neither has any operating history. The Company will commence operations as soon as practicable after the Offering. The Company intends to issue customized variable life insurance policies to high net worth qualified purchasers and to reinsure fixed annuity and similar contracts issued by other insurance companies. The Company's fiscal year will end on December 31. The Company's financial statements will be prepared in accordance with GAAP.

  The cash value of each of the Company's variable life insurance policies will be held in separate accounts managed by private independent money managers for the respective policyholders. The Company will not provide any investment management or advisory services. Policyholders may elect to remit premiums to their separate account from time to time, subject to underwriting limits and a minimum initial deposit of $1.0 million for single premium policies or $500,000 for multiple premium policies. The cash values and the death benefits with respect to each variable life insurance policy will fluctuate according to the investment experience of the assets in their respective separate account. In accordance with GAAP, variable life premiums received by Scottish Insurance will be recorded as an increase in liabilities for policyholders' separate accounts. The assets in the policyholders' separate accounts are not part of the Company's general funds and are not available to meet the general obligations of the Company. See "Business-- Regulation--Cayman Islands--Separate Accounts." The Company's reinsurance of fixed annuities and similar contracts will typically be on a coinsurance basis, with the Company assuming all of the liability for such contracts and the ceding company transferring to the Company all of its reserve account for such contracts. However, the Company may, in certain circumstances, require the ceding company to retain a portion of the risk related to such contracts. Such retention by the ceding company is not expected to exceed 10% of such risk.

  Substantially all of the Company's operating revenue related to its variable life insurance policies will be derived from separate account fees attributable to its variable life insurance. These fees, typically called "Mortality and Expense" ("M&E") fees, are charged quarterly in advance based on a percentage of the cash values in the separate accounts. The Company may also charge relatively nominal set-up and supervisory fees with respect to its variable life insurance policies. In addition, a policyholder may be charged a fee upon a partial or total surrender of the policy. With respect to the Company's fixed annuity reinsurance business, the primary source of operating revenues will be the net investment income from reserve accounts acquired from ceding companies after deducting the interest credited to the policyholder account values related to the underlying reinsured fixed annuity or similar contracts.

  In addition, the Company has entered into the Scottish Annuity Agreement with Scottish Annuity under which the Company has agreed to provide certain insurance administration, accounting and other services to Scottish Annuity in return for a fee, payable quarterly, based on the value of the separate account assets of Scottish Annuity and the referral of potential clients to Scottish Insurance. Based on the separate account assets of Scottish Annuity at March 31, 1998, the annual amount of such fee would have been $819,500. See "Business--Scottish Annuity Agreement."

  The Company's main operating costs will consist of professional fees, travel and promotional expenditures and employee related expenses. Management will seek to limit personnel expense by retaining third party service providers such as BT Re, IRM Cayman, Cambridge and Maverick. The Company will not employ commissioned sales or marketing personnel, but will rely primarily on referrals from, in the case of its variable life insurance business, financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States and, in the case of its fixed annuity reinsurance business, international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives with whom the

Company's Senior Vice President and Chief Insurance Officer has a relationship. None of these intermediaries or other referral sources may receive any commission or other remuneration from the Company for activities undertaken in the U.S.

LIQUIDITY AND CAPITAL RESOURCES

  Holdings is an insurance holding company which conducts its principal operations through its subsidiary, Scottish Insurance. As a holding company, Holdings' assets consist primarily of the capital stock of Scottish Insurance. Accordingly, Holdings will rely primarily on cash dividends and other permissible payments from Scottish Insurance to pay its operating expenses and dividends. The Board of Directors of Holdings intends to declare and pay out of earnings a quarterly dividend of $0.05 per Ordinary Share beginning at the end of the first fiscal quarter following the consummation of the Offering. It will be Holdings' policy to retain all earnings in excess of such quarterly dividend to support the growth of its business. If Holdings' retained earnings do not support the payment of such quarterly dividend, the dividend may be reduced or eliminated. If Holdings makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Ordinary Shares. The declaration and payment of dividends by Holdings will be at the discretion of its Board of Directors and will depend upon Holdings' results of operations and cash flows, the financial condition and capital requirements of Scottish Insurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. Although Holdings is not itself subject to any significant legal prohibitions on the payment of dividends, Scottish Insurance is subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings, including a minimum net worth requirement. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Dividend Policy" and "Business--Regulation--Cayman Islands."

  The principal sources of funds for Scottish Insurance's operations are expected to be substantially all of the net proceeds of the Offering, M&E fees and certain other fees, realized net investment income and other income, including fees received from Scottish Annuity under the Scottish Annuity Agreement, as well as liquidations of the Company's investment portfolio. These funds are expected to be used primarily to pay policy benefits and operating expenses, and, subject to Cayman Islands law, to make dividend payments to Holdings. The Company believes that the net proceeds of the Offering will be sufficient to fund its planned growth and operating activities for the next several years.

  Policy reserves with respect to variable life insurance policies will be calculated in an effort to meet the Company's estimated future life insurance death benefit obligations. Policy reserves with respect to fixed annuity reinsurance will be primarily based on historical experience and information provided by ceding companies.

  The principal risk associated with the Company's variable life insurance policies will be mortality risk. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of $1.0 million per policy. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of an insurer with a broader risk pool. As a result, the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required under GAAP and any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. Furthermore, the Company intends to reinsure a significant portion of the mortality risk associated with its variable life insurance business with the objective of limiting the net amount at risk to $500,000 per insured. The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than expected, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals. The Company is also subject to mortality risk with respect to the fixed annuities it reinsures, although the Company's exposure to such risk is expected to be more actuarially determinable in light of the broader risk pool underlying the blocks of business expected to be reinsured. The Company will determine whether to assume any particular reinsurance business by considering many factors, including the type of risks to be covered, actuarial evaluations, historical performance data for the cedent and the industry as a whole, the cedent's retention, the product to be reinsured, pricing assumptions, underwriting standards and reputation and financial strength of the cedent. Pricing of the Company's reinsurance products will be based on the Company's actuarial models which will incorporate a number of factors, including assumptions for mortality, surrender and lapse risks, expenses, demographics and investment returns. In addition, the Company will conduct a financial due diligence review in an effort to minimize the risk that the cedent will be unable to pay future amounts due to the Company because of financial difficulties.

  The development of policy reserves for the Company's variable life insurance and fixed annuity reinsurance products will require management to make estimates and assumptions regarding mortality, lapse, surrender, expense and investment experience. Actual results could differ materially from those estimates. Management will monitor actual experience and where circumstances warrant, will revise its assumptions and the related reserve estimates. When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future benefits and expenses for that product, a premium deficiency reserve will be established by a charge to income.

  The Company does not currently have any material commitments for any capital expenditures over the next twelve months.

  The Company expects that the net proceeds of the Offering will permit it to begin implementation of its business plan and, together with M&E fees, fees from Scottish Annuity and realized investment income, will provide sufficient sources of liquidity and capital to meet the Company's anticipated needs in the short-term and for the next several years. The Company does not presently anticipate that it will incur any material indebtedness in the ordinary course of its business other than possibly obtaining letters of credit in connection with its fixed annuity reinsurance business. However, no assurance can be given that the Company will not be required to incur indebtedness in order to implement its business strategy.

IMPACT OF INFLATION

  The effects of inflation will be implicitly considered in pricing the Company's products and in estimating the Company's underwriting reserves.

CURRENCY

  The Company's functional currency is the United States Dollar.

TAXATION

  Under current Cayman Islands law, neither Holdings nor Scottish Insurance is expected to be obligated to pay any taxes in the Cayman Islands on their income. Holdings and Scottish Insurance have applied for and expect to receive an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1995 Revision), that until the year 2018 (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Holdings or Scottish Insurance, and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Holdings or Scottish Insurance. Under current law no tax will be payable on the transfer or other disposition of the shares of Holdings. The Cayman Islands currently impose stamp duties on certain categories of documents. However, the current operations of Holdings do not involve the payment of stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies. At current rates, Holdings expects to pay fees of approximately $700 per annum and Scottish Insurance expects to pay fees (including its insurance license fee) of approximately $6,500 per annum. Because Holdings and Scottish Insurance are not expected to conduct business in the United States or any other jurisdiction except the Cayman Islands, it is not expected that Holdings or Scottish Insurance will be subject to United States taxes. See "Risk Factors-- Income Tax Risk."

  The United States imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to Scottish Insurance is currently 1% of its insurance and reinsurance premiums. This excise tax is payable by the contract owner, although the Company will often file the tax form. In addition, Holdings may be subject to withholding tax on certain investment income from United States sources, but Holdings does not expect to incur such withholding taxes in any material amount. See "Material Tax Consequences."

YEAR 2000 RISK

  The Company has acquired certain computer hardware and software equipment from Scottish Annuity. Because most of the Company's computer hardware and software purchased from Scottish Annuity is less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems is not significant. The Company has contracted to upgrade its fund accounting software from a DOS-based version which is not Year 2000 compliant to a Windows NT version which is certified Year 2000 compliant by the software vendor. The Company estimates that the total cost to upgrade its system will not exceed $50,000 and will be completed and tested by October 31, 1998. In addition, the Company relies significantly on a number of third party service providers, such as BT Re, IRM Cayman, Cambridge and Maverick, each of whose respective systems the Company has confirmed are Year 2000 compliant. The Company also intends to require that any new investment managers or other third party service providers are or will be Year 2000 compliant. There can be no assurance, however, that the Company's operations will not experience disruptions due to the failure of such third parties, such as reinsurance counterparties, to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company's business, results of operations or financial condition. In the event the Company's plans with respect to its Year 2000 readiness fail to protect its operations from disruptions or its business, results of operations or financial condition from adverse effect, the Company has no contingency plan other than the replacement of existing third party service providers which are not Year 2000 compliant with comparable third party service providers who are Year 2000 compliant.

CHANGES IN ACCOUNTING STANDARDS

  The Financial Accounting Standards Board's Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998 and requires adoption no later than fiscal quarters or fiscal years beginning after June 15, 1999. The new standard establishes accounting and reporting standards for derivative instruments. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The Company has not yet completed its evaluation of the effect this standard will have on the Company.

                                   BUSINESS

  Holdings and Scottish Insurance were recently formed to provide customized variable life insurance products to high net worth individuals and families who are or may become U.S. taxpayers and to provide reinsurance of fixed annuities and similar contracts to insurers no longer actively offering such products or otherwise seeking to more efficiently manage capital allocated to existing businesses. The Company's business plan and product focus has been developed to respond to certain insurance industry trends affecting both policyholders and issuers of such policies. The Company's objective is to become a leading provider of variable life insurance and fixed annuity reinsurance products in its target markets.

  Through its variable life insurance business, the Company seeks to respond to what it believes are increasing demands of high net worth individuals and families for customized life insurance products that can be utilized as part of sophisticated estate planning strategies. For the Company, high net worth means, at a minimum, individuals or family trusts who qualify as "qualified purchasers" within the meaning of the Investment Company Act of 1940 (the "1940 Act"). The Company's variable life insurance business will, however, generally focus on individuals and families with a liquid net worth in excess of $10.0 million. Variable life insurance offers both a specified death benefit as well as a cash value component which is placed in a separate account and invested on behalf of the policyholder by a money manager. As a Cayman Islands insurance company offering variable life insurance policies to high net worth qualified purchasers, the Company has the flexibility to offer policies that permit the use of private independent money managers to manage the policy's separate account utilizing investment strategies not typically available in variable life insurance policies issued to the general public.

  Through its fixed annuity reinsurance activities, the Company seeks to focus on what it believes are meaningful opportunities to reinsure lines of business that are subject to significant reserve or risk capital requirements under rating agency requirements and applicable accounting standards. The Company expects to focus its reinsurance activities on blocks of existing fixed annuities such as structured settlements, deferred annuities, immediate annuities or similar contracts that are not large enough to be attractive to major international reinsurers. The Company will target insurance companies that have discontinued writing new fixed annuities or similar contracts or that seek relief from the reserve and capital requirements associated with such contracts. The Company will not reinsure any variable annuity contracts issued by Scottish Annuity, for which the Company provides certain insurance and other administrative services. The Company believes that in response to heightened regulatory and rating agency scrutiny, insurers are increasingly seeking to reinsure as a means to improve earnings or risk-based capital or other financial ratios. By shifting mortality and other risks to reinsurers, direct writing insurers are able to eliminate the assets and liabilities related to their non-core product lines from their financial statements and release capital reserves supporting such non-core product lines in order to pursue new business opportunities. The Company believes that reinsurance is particularly attractive to publicly-traded insurers that are focusing on stockholder value, stock performance and quarterly operating results. In addition, the Company believes that reorganizations of insurers (including through demutualizations) and consolidation within the insurance industry will continue, with a concurrent potential increase in demand for reinsurance of blocks of existing fixed annuity business, particularly in the case of mutual insurance companies attempting to enhance their balance sheets in preparation for an initial public offering. The Company believes that its planned low cost operating strategy and its investment strategy for capital surplus not otherwise dedicated from time to time to policy reserves or other corporate purposes, as well as the absence of a corporate level tax in the Cayman Islands, will enable it to offer competitive pricing for its reinsurance products.

BUSINESS STRATEGY

  In order to achieve its objective to become a leading provider of variable life insurance and fixed annuity reinsurance products in its target markets, the Company intends to utilize a business strategy with the following components:

  Leverage Management Expertise

  The Company was organized by the management and shareholders of Scottish Annuity, a privately held Cayman Islands insurance company that commenced operations in 1994. Scottish Annuity offers outside the United States variable annuity contracts to persons who are or may become U.S. taxpayers that have the same cash value management features and target market as the Company's variable life insurance policies. The Company intends to draw on management's experience in developing Scottish Annuity's variable annuity products and business to develop the Company's variable life insurance products and business. Also, the Company intends to build on the relationships with potential clients as well as intermediaries and other referral sources that members of its management have developed with Scottish Annuity. In addition, Henryk Sulikowski, the Company's Senior Vice President and Chief Insurance Officer, has over 17 years experience in the insurance and reinsurance industry. The Company intends to draw in particular on his experience and relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives to implement its reinsurance business plan. See "Business--Management--Executive Officers and Directors."

   Utilize Third Party Service Providers

  In order to minimize its initial investment in systems and personnel and to create and maintain a low cost operating structure, the Company has entered into agreements with a number of third party service providers to provide key services to the Company. In June 1998, the Company entered into an agreement with BT Re to provide the Company with certain administration, underwriting and other services for its variable life insurance business. In addition, in June 1998, the Company entered into the Scottish Annuity Agreement under which Scottish Annuity will refer potential clients to the Company as part of the consideration for the insurance administration and other services the Company is to provide to Scottish Annuity under such agreement. Also, the Company has retained IRM Cayman to act as the Company's licensed insurance manager in the Cayman Islands and to provide to the Company certain additional administrative services. The Company will also retain certain investment managers to manage the Company's investment portfolio consistent with the Company's Investment Guidelines. See "Business--Investment Portfolio--Investment Guidelines," and "Investment Portfolio--Investment Managers", "--Marketing" and "-- Administration." The Company intends to administer its fixed annuity reinsurance business primarily with its own personnel.

   Build on Significant Capital Base

  Upon consummation of the Offering, the Company will have an equity
capitalization of approximately $            million. The Company believes
that this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and the variable life insurance and fixed annuity reinsurance marketplace and is necessary in establishing it as a competitive insurance company. The Company does not anticipate that it will incur any material indebtedness in the ordinary course of its business other than possibly obtaining letters of credit in connection with its reinsurance agreements. The Company should also benefit from the fact that, as a recently formed entity, its capital is presently unencumbered by issues such as reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In part because of the Company's expected capitalization following the Offering, Duff & Phelps has assigned Scottish Insurance a preliminary claims-paying ability rating of "A." The "A" rating is contingent on the consummation of the Offering and the investment by the Company of at least $150 million of surplus capital in fixed income investments that have a minimum weighted average rating of "A."

   Apply Prudent Risk Management Policy

  The principal risk associated with the Company's variable life insurance policies is mortality risk. The death benefit provided to a policyholder by a variable life insurance policy issued by the Company will vary based on the investment return achieved on the underlying separate account by the private independent money manager managing the account. The difference between the value of the assets underlying a variable life insurance policy and the policy's stated death benefit, known as the "net amount at risk," represents a general liability of the Company. In accordance with GAAP and any additional Cayman Islands regulatory requirements, once the Company begins to issue variable life insurance policies, the Company will be required to establish and record policy reserves designed to meet the Company's estimated future life insurance death benefit obligations. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and provide for substantial death benefits given expected initial premiums of at least $1.0 million per policy. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of an insurer with a broader risk pool. As a result, the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required under GAAP and any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. The Company has adopted Underwriting Guidelines with the objective of controlling, among other things, the Company's mortality risk under its variable life insurance policies. The Company's current Underwriting Guidelines limit the maximum aggregate net amount at risk the Company will initially assume on any one life to $500,000. In order to comply with this guideline, the Company intends to reinsure a substantial portion of the Company's mortality risk.

  The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than is necessary to match anticipated liabilities, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals or to satisfy liabilities not otherwise properly matched. The Company will establish reserves and risk capital in accordance with GAAP and any additional Cayman Islands regulatory requirements in an effort to reflect the level of investment and other risks associated with the fixed annuities it will reinsure. An additional risk associated with the Company's fixed annuity reinsurance business is the risk that the ceding insurer will be unable to pay amounts due the Company because of its own financial difficulties. The Company believes this risk can be mitigated by conducting an appropriate financial due diligence review of each cedent. In addition, most reinsurance agreements provide for the reinsurer to set off amounts it owes against amounts it is due, thus lessening the credit risk.

   Employ Professional Investment Strategy

  The Company will seek to generate attractive levels of investment income through a professionally managed investment portfolio. Following the Offering,
the Company will have approximately $            of capital available for
policy reserves and other corporate purposes as well as to allocate to cover possible volatility in mortality experience with respect to its variable life insurance policies. The Company's investment activities will be governed by the Company's Investment Guidelines as approved by the Investment Committee of the Board of Directors. The Company's investment portfolio for insurance reserves will consist of investment grade, fixed income securities invested with the objective of matching the Company's anticipated asset and liability cash flows.

  The Company's investment goal for its capital, not otherwise dedicated from time to time to policy reserves and other corporate purposes, is to achieve a higher rate of return than could be obtained from limiting its investments solely to fixed income instruments so as to provide support for potential future expansion of the Company's insurance activities without the need for the Company to raise additional equity capital. In order to achieve this investment objective, the Company initially expects to invest approximately 30% to 40% of its capital, not otherwise dedicated to policy reserves and other corporate purposes, in investment grade, fixed income securities and to invest the remainder in equity related investment strategies.

  The Company intends to allocate such equity related investments to investment managers who utilize hedging or arbitrage strategies that seek to reduce the correlation of their investment returns to the traditional equity and fixed income markets. The principal strategies to be utilized by such managers are expected to be hedged equity strategies, which involve the establishment of both long and short positions in equity securities, convertible arbitrage, which involves the purchase of convertible bonds and the short sale of the underlying equity securities, and event driven arbitrage, which involves purchases in anticipation of a specific event, such as announced mergers or reorganizations. In order to effect these strategies, the Company's investment managers may use derivative instruments, although such use is expected to be incidental to their overall investment activities. The Company's investment guidelines do not contemplate the use of derivative instruments other than in connection with these incidental activities of the Company's investment managers.

  The Company has retained Cambridge and Maverick to advise it in the development and management of its alternative investment activities. Both Cambridge and Maverick are registered investment advisers under the Advisers Act. Cambridge provides, on a non-discretionary basis, investment consulting services on alternative money management strategies to university endowments, non-profit institutions, foundations, pension plans, corporations and high net worth family groups. According to information supplied by Maverick, as of July 1, 1998, Maverick had aggregate assets under management of over $2.5 billion in funds utilizing hedged equity investment strategies.

  The Company intends to allocate no more than 50% of its capital surplus dedicated to alternative investments to Maverick, and the balance to investment managers that the Investment Committee will select with the advice and assistance of Cambridge. In performing its advisory services, Cambridge will take into account the Company's entire alternative investment portfolio, with the objective of recommending to the Company investment managers that would provide complimentary alternative investment strategies.

  The Company believes that using alternative investment management strategies for a substantial portion of its capital surplus will enhance the Company's ability to preserve its capital and achieve superior investment returns. As the Company's variable life insurance and fixed annuity reinsurance business expands, the Company will dedicate an increasing portion of its capital surplus to policy reserves, resulting in an increase in the proportion of its capital invested in investment grade, fixed income securities.

INDUSTRY TRENDS

  The Company's business plan and product focus has been developed to respond to certain insurance and reinsurance industry trends affecting both policyholders and issuers of such policies.

 Variable Life Insurance Market

  The Company will target high net worth individuals and families for whom existing variable life insurance products do not meet their estate planning and investment objectives. The Company believes that such individuals and families prefer to have the cash values included in the separate accounts underlying their variable life insurance policies managed by private independent money managers in order to increase the returns on such cash values as well as to increase the death benefit provided by such policies, which is required under the Code to increase in proportion to any increase in such cash values. To date, the Company has received expressions of interest from potential customers with respect to its variable life insurance products, although no formal discussions or negotiations have occurred. See "Risk Factors--Ability to Implement its Business Plan."

  As a Cayman Islands company offering variable life insurance policies to high net worth qualified purchasers, the Company has the flexibility to offer policies that permit the use of private independent money managers to manage the policy's separate accounts utilizing investment strategies not typically available in variable life policies issued to the general public. The Company believes that the demand for such products by its target market will increase as the "baby boomer" generation continues to age and places greater emphasis on minimizing the impact of the current 55% federal estate tax and/or utilizing sophisticated estate planning techniques designed to maximize wealth transfer from generation to generation. Through the use of the Company's variable life insurance policies and proper estate planning (e.g., use of insurance trusts), significant policy benefits can be transferred from one generation to the next on an estate tax-free basis. In addition, the death benefit provided by the Company's policies can be used to pay estate taxes and thereby avoid the necessity of liquidating other family assets.

  Under the Company's operating guidelines, its variable life insurance policies will be offered only to "qualified purchasers" within the meaning of the Investment Company Act of 1940 (the "1940 Act"), that is individuals or family trusts that have over $5.0 million in investments (which is defined under the 1940 Act to include securities, real estate held for investment purposes, commodity interests and physical commodities held for investment purposes, financial contracts entered into for investment purposes, cash and cash equivalents). See "Glossary of Selected Life Insurance and Annuity Terms" for a reference to the complete definition of "qualified purchaser" under the 1940 Act. Based on an industry source, the number of U.S. households with a net worth of $5.0 million or more totaled approximately 277,000 in 1997. The Company will focus primarily on the very high end of this market (i.e., individuals and families with liquid net worth in excess of $10.0 million). The Internal Revenue Service Statistics of Income Bulletin, dated Winter 1997-1998, estimates that as of 1995 (the latest year available) approximately 27,000 individuals in the U.S. had a net worth of between $10 million and $20 million, and in excess of 12,000 had a net worth of $20 million or more. The combined net worth of these two groups was estimated at approximately $1.1 trillion.

 Fixed Annuity Reinsurance Market

  The Company's reinsurance business will initially focus on reinsuring lines of business that are subject to significant reserve or risk capital requirements under rating agency requirements and applicable accounting standards. The Company expects to focus its reinsurance activities on blocks of existing annuities, such as structured settlements, deferred annuities, immediate annuities and similar contracts which have been issued by insurers that are no longer actively writing such contracts or that are seeking relief from the reserve and capital requirements associated with such contracts. Fixed annuity contracts often require higher levels of capital than other product lines, since the investment risk associated with such contracts is borne by the insurer, not the contract holder. In developing its business plan with respect to this niche market, the Company has analyzed publicly available information relating to the existence and size of such blocks of fixed annuity and other contracts. The Company has also reviewed transactions involving blocks of fixed annuities and other contracts which have already been consummated in order to evaluate the existing market for such transactions, including their structure and terms. The Company has engaged in preliminary discussions with reinsurance intermediaries regarding potential transactions and opportunities that the Company's Senior Vice President and Chief Insurance Officer is aware of based on his knowledge of the industry and relationships with industry participants. Through these efforts the Company has identified a number of potentially attractive opportunities, but no formal discussions or negotiations regarding such opportunities have occurred to date. See "Risk Factors--Ability to Implement its Business Plan."

  The Company believes that, in the past, reinsurers have not focused on this segment of the fixed annuity market. The Company believes, however, that there are a number of trends affecting the insurance industry that are increasing the demand for reinsurance by insurers in this market segment. The Company believes the primary trend is heightened regulatory and rating agency scrutiny on risk-based capital and other financial ratios and increased interest by insurers seeking to, among other things, manage risk-based capital and other financial ratios through reinsurance. By shifting mortality, investment and other risks to reinsurers, direct writing insurers are able to eliminate the assets and liabilities related to their non-core product lines from their financial statements and release capital reserves supporting such non-core product lines in order to pursue new business opportunities. The Company believes that reinsurance is particularly attractive to publicly-traded insurers that are focusing on stockholder value, stock performance and quarterly operating results. The Company believes that one of the most effective tools for achieving these objectives is reinsurance, particularly where the reinsurer reinsures all of the risks associated with such non-core products. The other significant trend affecting the insurance industry is the demutualization of a significant number of insurance companies and consolidation of the insurance industry. The Company believes that the primary motivation to demutualize is to gain access to the capital markets. As a result, the Company believes that newly demutualized insurance companies will also focus on stock price and quarterly operating results and therefore will be likely to seek to reinsure as a means to enhance their stock price and quarterly operating results. Mutual insurance companies may also seek to utilize reinsurance in advance of announcing a conversion to a stock company structure in order to enhance their balance sheet in preparation for an initial public offering.

  In addition, the Company believes that insurers seeking reinsurance focus principally on price and, to a lesser extent, on quality of service in deciding on a reinsurer. The Company believes its planned low cost operating structure and its investment strategy for capital surplus not otherwise dedicated from time to time to policy reserves or other corporate purposes, as well as the absence of a corporate level tax in the Cayman Islands, will enable the Company to offer competitive pricing for its reinsurance products.

1998 PLAN OF OPERATION

  The Company's plan of operation for the remainder of fiscal 1998 is to begin full-scale implementation of its business plan, including establishing its variable life insurance business and pursuing transactions involving the reinsurance of blocks of fixed annuities.

  The Company believes that the net proceeds of the Offering will be sufficient to satisfy its cash requirements for the next several years and that, at a minimum, it will not be necessary during the six months immediately following the Offering to raise additional funds to meet the expenditures required to operate the Company's business. The Company's belief is based on, among other things, its anticipated low-cost operating structure, in which most costs are expected to be variable in nature based on the Company's revenues, and its use principally of referrals rather than a compensated distribution network to generate sales of its products.

  The Company's main operating costs will consist of professional fees, travel and promotional expenditures and employee related expenses. Over the next six to nine months, the Company anticipates that it will hire a financial controller or other financial staff person and an actuary as well as one or two additional administrative staff persons.

PRODUCTS OFFERED BY SCOTTISH INSURANCE

 Variable Life Insurance

  Variable life insurance is a "separate account" product under which the net premiums paid, after deduction of expenses, including the costs of insurance, are placed for the policyholder in a separate account that is not subject to claims of the insurance company's general creditors. See "Business-- Regulation--Cayman Islands--Separate Accounts." The cash values of this separate account are then invested for such policyholder by, in the case of the Company's policies, a private independent money manager. The Company will not provide any investment management or advisory services to any policyholder. Revenues from these policies will consist of amounts assessed during the period against policyholders' separate account balances for M&E fees and policy administration and surrender charges. In order to qualify as life insurance under the Code, a number of complex tests must be met by the variable life policy. The effect of these tests is to require the death benefit under the policy to be substantially greater than the cash value. The difference between the cash value and the death benefit is generally referred to as the "net amount at risk".

  Under the Code, there are two types of variable life insurance contracts, referred to as modified endowment contracts and non-modified endowment contracts. Modified endowment contracts typically involve the payment of a single premium by the policy owner, while non-modified endowment contracts typically involve the payment of multiple premiums, generally five or more. While the death benefit for such contracts may be the same, the initial net amount at risk for a non-modified endowment contract will be larger than the initial net amount at risk for a modified endowment contract. For example, under a variable life insurance policy similar to the policies expected to be offered by the Company, a modified endowment contract with a single premium of $10 million written for a 60 year old male non-smoker would have an initial death benefit of approximately $25.3 million and a net amount at risk of approximately $15.3 million. In contrast, a non-modified endowment contract with the same initial death benefit would require five annual premiums, four of approximately $2.1 million each and a final premium of approximately $1.4 million, and would result in an initial net amount at risk of $23.1 million.

  The death benefits under both modified endowment contracts and non-modified endowment contracts are not subject to federal income tax upon receipt by the beneficiary of such death benefits. While the variable life insurance policy is in force, the policyholder may borrow against the cash values of a non-modified endowment contract without triggering adverse tax consequences, but cannot do so under a modified endowment contract without being deemed to have received a taxable distribution under the contract. Such a taxable distribution may also cause the contract to no longer qualify as life insurance.

  Variable life insurance contracts generally have no guaranteed rate of return on the cash values. The cash value varies based on the investment results of the separate account managed by the policy's private independent money manager. Because the Code requires the death benefit under a life insurance policy to bear a specified minimum ratio to the cash value, the death benefit under a variable policy may increase if the underlying cash value increases in order to comply with the Code and maintain the appropriate net amount at risk. Generally, if the cash value declines, either the policy owner must pay in additional premiums, or the death benefit must be reduced in order to maintain the appropriate net amount at risk.

  The net amount at risk under either type of policy to be issued by the Company will represent a general liability of the Company, and the Company will be required to establish and record policy reserves that will be designed to meet the Company's estimated future life insurance death benefit obligations. The Company intends to reinsure a significant portion of its exposure to each individual policyholder. See "--Underwriting--Variable Life Insurance."

  The Company's variable life insurance policies will be offered and sold only to qualified purchasers under the 1940 Act, that is individuals or family trusts that have over $5.0 million in investments (which is defined under the 1940 Act to include securities, real estate held for investment purposes, commodity interests and physical commodities held for investment purpose, financial contracts entered into for investment purposes, cash and cash equivalents). See "Glossary of Selected Life Insurance and Annuity Terms" for a reference to the complete definition of "qualified purchaser" under the 1940 Act.

  Reinsurance of Fixed Annuities and Similar Contracts

  Reinsurance is an arrangement under which an insurance company (the "reinsurer") agrees to indemnify another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies under indemnity reinsurance agreements. Such practice permits primary insurers to write policies in amounts larger than the risks they are willing to retain. Reinsurance is generally designed to (i) reduce the net liability of the ceding company on individual risks, thereby assisting the ceding company in increasing the volume of business it can underwrite, as well as increasing the maximum risk it can underwrite on a single life or risk; (ii) assist in stabilizing operating results by leveling fluctuations in the ceding company's loss experience; (iii) assist the ceding company in meeting applicable regulatory capital requirements; (iv) assist in reducing the short-term financial impact of sales and other acquisition costs; and (v) enhance the ceding company's financial strength and statutory capital. Ceding companies typically contract with more than one reinsurer to reinsure their business.

  Reinsurance may be written on an indemnity or an assumption basis. However, the Company presently expects to write only indemnity reinsurance. Indemnity reinsurance does not discharge a ceding company from liability to the policyholder; a ceding company is required to pay the full amount of its insurance obligations regardless of whether it is entitled or able to receive payments from its reinsurers. By contrast, reinsurance written on an assumption basis effectively transfers the ceding company's obligations to the reinsurer, and in some cases eliminates the cedent's further liability. Reinsurers also may themselves purchase reinsurance, known as retrocession reinsurance, to limit their own risk exposure. Reinsurance companies enter into retrocession agreements with other reinsurers ("retrocessionaires") for reasons similar to those that cause primary insurers to purchase reinsurance.

  The Company's business plan contemplates that its reinsurance activities will focus on the reinsurance of the obligations of insurers under existing fixed annuity contracts. Fixed annuities are a type of "general account" product because the assets backing fixed annuities are recorded as part of the insurer's general funds and are subject to the claims of its general creditors. Annuities are long-term savings vehicles that generally are marketed to customers over the age of 45 who are planning for retirement and seeking secure, tax-deferred savings products. United States annuity products generally enjoy an advantage over certain other retirement savings products because the payment of United States federal income taxes on the interest credited on annuity policies is deferred during the investment accumulation period. The Company expects to enter into reinsurance agreements with respect to cedents' obligations on one or more of their individual and group fixed annuities, including deferred annuities, payout annuities and structured settlements. The Company expects to write reinsurance both on a direct and brokered basis.

  General account annuities, whether in the accumulation or the payout phase, generally have specified or minimum guaranteed performance levels and consequently involve a greater commitment of statutory surplus than separate account annuities. This is due to the fact that the investment risk associated with such policies is borne by the insurer, not the policyholder and therefore is more frequently reinsured.

  Insurance companies that issue annuities generally incorporate a number of features in their annuity products designed to reduce the early withdrawal or surrender of the policies and to partially compensate the insurer for lost investment opportunities and costs if policies are withdrawn early. Typically, the policyholder is permitted to withdraw all or part of the premium paid plus the amount credited to his or her account, less a penalty or surrender charge for withdrawals. Often, an insurer's deferred annuity contract provides for penalty-free partial withdrawals, typically up to 10% of the accumulation value annually. Annuity policies typically impose some surrender charge during the period ranging from the first five years to the term of the policy. The initial surrender charge on annuity policies generally ranges from 5% to 10% of the premium and decreases over the surrender charge period. Surrender charges are set at levels intended to protect the insurance company from loss on early terminations and to reduce the likelihood of policyholders terminating their policies during periods of increasing interest rates, thereby lengthening the effective duration of policy liabilities and improving the ability to maintain profitability on such policies.

  The Company intends to write its fixed annuity reinsurance principally as coinsurance, with the Company assuming all of the liability for such contracts and the ceding company transferring to the Company all of its reserve account for such contracts. The Company may, in certain circumstances, require the ceding company to retain a portion of the risks related to each such contract (often called "quota share" or "proportional reinsurance"). Such retention by the ceding company is not expected to exceed 10% of such risk. Under a coinsurance arrangement, the ceding company transfers the right to ownership of the assets supporting the reserves to the reinsurer and the reinsurer will generally share in all material risks inherent in the underlying policies, including the risk of loss due to mortality, surrender and lapse, as well as investment performance. Current insurance regulations and accounting standards require that all of the risks associated with the ceding company's contracts, or the portion thereof ceded, must be transferred under the terms of a reinsurance contract in order for the ceding company to take credit for reinsurance in its financial statements. While annuity contracts underlying coinsurance reinsurance are long-term policies, they may or may not involve long-term investment risk. Management believes that a significant amount of the fixed annuity contracts that the Company intends to reinsure will provide for an annual (or more frequent) reset of credited interest rates to market rates. Once a contract is reinsured, it typically cannot be unilaterally removed from the reinsurance agreement, except pursuant to a ceding company's recapture rights. Recapture rights permit the ceding company to reassume all or a portion of the risk formerly ceded to the reinsurer after an agreed-upon period of time (generally 10 years) and subject to certain other conditions, including that the ceding company kept its full retention.

MARKETING

  The Company's marketing plan with respect to its variable life insurance policies is to rely primarily on referrals by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the

United States to generate clients. In order not to be subject to U.S. state insurance regulation, none of these intermediaries may receive any commissions or other remuneration from the Company for activities undertaken in the U.S. In addition, representatives of the Company will periodically attend conferences of financial advisors, investment managers and private bankers held outside the United States, and provide exhibits and receptions and engage in other informational activities at the events to make potential intermediaries aware of the Company's variable life products. Company representatives are also expected to attend events of this type held in the United States, but such representatives will not be permitted to engage in any promotional activities on behalf of the Company.

  In addition, the Company has entered into the Scottish Annuity Agreement which provides, among other things, that Scottish Annuity will refer potential clients to the Company as partial consideration for the Company providing certain insurance administrative services to Scottish Annuity. The Company believes that this referral arrangement will be advantageous to the Company because Scottish Annuity sells customized variable annuities that have the same cash value management features as the Company's variable life insurance policies and Scottish Annuity targets the same high net worth market. Scottish Annuity commenced operations in 1994. According to information supplied by Scottish Annuity, as of March 31, 1998, Scottish Annuity had issued 66 variable annuity contracts which had aggregate separate account assets of $163.9 million. See "Business--Scottish Annuity Agreement."

  The Company's marketing plan with respect to its reinsurance business is to seek to capitalize on the relationships developed by its Senior Vice President and Chief Insurance Officer with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives. To the extent that any such brokers, consultants or actuaries conduct activities in the U.S. they may not receive any commissions or other remuneration from the Company. Given the focus of the Company's proposed reinsurance business (i.e., blocks of existing contracts), the Company expects to target a limited number of potential ceding insurers that the Company believes would benefit from its reinsurance products based on its analysis of publicly available information and other industry data. Management believes that in selecting a reinsurer such ceding insurers will focus principally on price and, to a lesser extent, on quality of service (i.e., the ability of the reinsurer to assess the insurer's products and financial situation and tailor a reinsurance product to help the insurer achieve its objectives). The Company believes that its low cost structure and its investment strategy for capital surplus not otherwise dedicated from time to time to policy reserves or other corporate purposes, as well as the absence of a corporate level tax in the Cayman Islands, will enable it to price its products competitively. Moreover, the Company believes that the experience of its Senior Vice President and Chief Insurance Officer, including his familiarity with U.S. state insurance regulations and accounting rules, will enable the Company to effectively and efficiently tailor reinsurance products that satisfy the objectives of ceding insurers.

UNDERWRITING

 Variable Life Insurance

  The principal risk associated with the Company's variable life insurance policies is mortality risk. The death benefit provided by the Company's variable life insurance policies will vary based on the investment return of the underlying separate account of assets invested by the policy's private independent money manager. The difference between the value of the assets in the underlying separate account and the policy's stated death benefit, known as the "net amount at risk," represents a general liability of the Company. In accordance with GAAP and any additional Cayman Islands regulatory requirements, once the Company begins to issue variable life insurance policies, the Company will be required to establish and record policy reserves designed to meet the Company's estimated future life insurance death benefit obligations. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of at least $1.0 million per policy. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than an insurer with a broader risk pool. As a result the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required by GAAP or any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. Furthermore, pursuant to its Underwriting Guidelines, the Company intends to reinsure a significant portion of the mortality risk associated with its variable life insurance business with the objective of limiting the net amount of risk to $500,000 per insured. Also, pursuant to its Underwriting Guidelines, the Company will not issue any variable life insurance policy until the appropriate reinsurance for such policy has been obtained with a reinsurer with a claims-paying ability rating of "A" or better.

 Reinsurance of Fixed Annuities and Similar Contracts

  The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than is necessary to match anticipated liabilities, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals or to satisfy liabilities not otherwise properly matched. The Company is also subject to mortality risk with respect to the fixed annuities it reinsures, although the Company's exposure to such risk is expected to be more actuarially determinable in light of the broader risk pool underlying the blocks of business expected to be reinsured. The Company will determine whether to assume any particular reinsurance business by considering many factors, including the type of risks to be covered, actuarial evaluations, historical performance data for the cedent and the industry as a whole, the cedent's retention, the product to be reinsured, pricing assumptions, underwriting standards and reputation and financial strength of the cedent. Pricing of the Company's reinsurance products will be based on the Company's actuarial models which will incorporate a number of factors, including assumptions for mortality, expenses, demographics, persistency and investment returns. In addition, the Company will conduct a financial due diligence review in an effort to minimize the risk that the cedent will be unable to pay future amounts due to the Company because of its own financial difficulties.

  The Company's Underwriting Guidelines with respect to its reinsurance business include the following policies: (i) the ceding company must, among other things, be domiciled in the United States, Canada, Western Europe, Australia or Cayman Islands, and possess underwriting and claims practices consistent with industry practice; (ii) the ceding company must be financially sound in the view of the Board of Directors and must meet all of the financial requirements to which it is subject by U.S. state regulatory authorities; and
(iii) the ceding company may not exercise recapture rights for a period of ten years. The Company will generally assume all of the liabilities under the contracts it will reinsure, although, in certain circumstances, the Company may require the ceding company to retain a portion of such liabilities (typically not to exceed 10%).

  Any deviation from the Company's Underwriting Guidelines with respect to its variable life insurance policies and fixed annuity reinsurance products, as they may be amended from time to time, will require the approval of the Board of Directors. The Company expects to review regularly its Underwriting Guidelines in light of changing industry conditions, market developments and changes in technology. The Company reserves the right at all times to amend, modify or supplement its Underwriting Guidelines in response to such factors or for other reasons, including changing the approved domiciles for reinsurance clients. The Company also will endeavor to ensure that the Underwriting Guidelines for its ceding clients are compatible with those of the Company. Toward this end, the Company anticipates that it will periodically retain unaffiliated service providers to conduct reviews of the Company's ceding clients' underwriting and claims personnel and procedures.

RESERVES

  The Company will establish and carry policy reserves which are designed to meet the Company's future financial obligations. Future policy benefits and policy claims are expected to comprise the majority of the Company's financial obligations and reserves therefor will be maintained in accordance with GAAP and any additional Cayman Islands regulatory requirements.

  Policy reserves with respect to variable life policies will be calculated to meet the Company's estimated future life insurance death benefit obligations. As variable life insurance policies are issued, the Company's associated mortality risk may tend to fluctuate more than would be expected than if the Company had a large pool of insureds. As a result, the Company will allocate a significant portion of its capital, in addition to any policy reserves required under GAAP or any additional Cayman Islands regulatory requirement, to cover possible volatility in mortality experience. For the Company's fixed annuity reinsurance business, policy reserves will be primarily based on historical experience and information provided by ceding companies.

  The development of policy reserves for the Company's variable life insurance and fixed annuity reinsurance products will require management to make estimates and assumptions regarding mortality, lapse, surrender, expense and investment experience. Actual results could differ materially from those estimates. Management will monitor actual experience and where circumstances warrant, will revise its assumptions and the related reserve estimates. When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future benefits and expenses for that product, a premium deficiency reserve will be established by a charge to income.

SCOTTISH ANNUITY AGREEMENT

  Scottish Insurance has entered into the Scottish Annuity Agreement with Scottish Annuity dated as of July 1, 1998 pursuant to which Scottish Insurance will provide Scottish Annuity with a variety of insurance administration, accounting and other services, including (i) investment fund accounting reporting for variable annuity products, (ii) monitoring compliance with the diversification, investor control and certain other requirements of the Code,
(iii) administrative services in the issuance by Scottish Annuity of variable annuity products and documents related thereto, (iv) servicing of variable annuity products after issuance by Scottish Annuity, (v) accounting for investment, capital and income and expense activities and maintenance of individual ledgers for investment funds in which each annuity product is invested, (vi) preparing financial statements of Scottish Annuity and (vii) controlling all disbursements from Scottish Annuity and authorizing such disbursements upon instructions from Scottish Annuity. These services will be provided by Scottish Insurance personnel. Scottish Annuity personnel will conduct all other administrative and accounting services related to its variable annuity products.

  As compensation for the services rendered by Scottish Insurance during the term of the Scottish Annuity Agreement, Scottish Annuity will pay to Scottish Insurance quarterly, for each annuity contract issued by Scottish Annuity, an amount equal to the lesser of (i) 0.50% per annum based on the policy account cash value under the annuity contract (measured at the end of a contract year) and (ii) 50% per annum of the M&E fees and other administrative charges earned by Scottish Annuity on such annuity contract, except that such amount will not be less than $25,000 per contract. Management believes that such compensation is reasonable and adequately covers the costs to be incurred by the Company in providing such services. The amount of compensation to be received by the Company is not subject to adjustment for any referrals by or to Scottish Annuity. In addition, Scottish Annuity will reimburse Scottish Insurance for all out-of-pocket fees, costs and expenses incurred or advanced by Scottish Insurance on behalf of Scottish Annuity in connection with the Scottish Annuity Agreement.

  In addition, pursuant to the Scottish Annuity Agreement (i) Scottish Annuity will refrain from the direct or indirect offer or sale of any life insurance products and will refer only to Scottish Insurance any opportunity or inquiry that it may receive to issue and sell any life insurance products, and (ii) Scottish Insurance will refrain from the direct or indirect offer or sale of any variable annuity products and will refer only to Scottish Annuity any opportunity or inquiry that it may receive to issue and sell any variable annuity products.

  The Scottish Annuity Agreement will continue in effect until December 31, 1999 and will thereafter be automatically renewed for successive one-year periods, unless canceled by either party prior to the commencement of a renewed term. In addition, the Scottish Annuity Agreement will terminate earlier under specified circumstances (e.g., bankruptcy or uncured defaults under the agreement). Scottish Annuity and Scottish Insurance have agreed to indemnify each other and their respective employees for certain liabilities.

  In addition, pursuant to separate agreements and as partial consideration for entering into the Scottish Annuity Agreement, Scottish Insurance will sublease to Scottish Annuity a portion of its leased space at its executive offices in the Cayman Islands and Scottish Annuity has sold certain of its computer hardware and software to Scottish Insurance.

ADMINISTRATION AND CONSULTING SERVICES

 Variable Life Insurance

  As part of its strategy to enter into the variable life insurance business, the Company entered into a Private Label and Administrative Services Agreement with BT Re (the "BT Re Agreement") dated June 11, 1998, pursuant to which BT Re will provide the Company with a variety of administrative services. BT Re's private label services include providing the Company with the appropriate insurance forms (which, subject to certain modifications, will serve as the basis for the policies to be issued by the Company) and assisting the Company in conforming such policies to applicable law. Such services include
(i) preparing policy illustrations for prospective purchasers, (ii) conducting testing and monitoring to insure that the Company's private label policies satisfy key Code requirements, (iii) arranging for the collection of medical information and conducting medical examinations for prospective insureds, (iv) using its best efforts to arrange for reinsurance of the Company's private label policies, and (v) reviewing death claims under the Company's private label policies and calculating the death benefit thereunder.

  BT Re received $75,000 upon execution of the BT Re Agreement and will receive quarterly fees for each private label policy issued by the Company pursuant to the BT Re Agreement equal to the lesser of (i) 0.50% per year based on the separate account cash value and (ii) 50% per year of the mortality and expense fees earned by the Company on its policies, subject to a minimum of $15,000 per policy. Either the Company or BT Re may terminate the BT Re Agreement on December 31 of any year provided that at least 90 days' prior written notice is given. Either the Company or BT Re may also terminate the agreement upon shorter notice under specified circumstances (e.g., bankruptcy or uncured default under the agreement). BT Re and the Company have agreed to indemnify each other for certain liabilities. If the BT Re Agreement is terminated, the Company is required to pay BT Re for any administrative services it performed for the Company through the date of termination. After termination, BT Re will not be entitled to any other fees or compensation with respect to the Company's variable life insurance policies or business.

  The Company's administration staff will be responsible for other administrative services related to the Company's variable life insurance business, including (i) billing premiums, (ii) preparing of policy account statements, (iii) processing policy loans, (iv) processing change of policy holders and beneficiary requests and (v) processing changes in private independent money managers and policy surrenders.

  Eventually, the Company intends to utilize its own administrative staff to perform the services BT Re provides. The Company anticipates that it will have such capability by the end of 1999, at which time the BT Re Agreement may be terminated.

 Reinsurance of Fixed Annuities and Similar Contracts

  The Company anticipates that it will handle all aspects of its reinsurance activities principally through its Senior Vice President and Chief Insurance Officer and administrative staff. They will identify potential blocks of business that appear to be attractive candidates for reinsurance, conduct all related financial and product due diligence, negotiate the relevant reinsurance agreements and monitor such reinsurance agreements and any related investment portfolio and investment manager performance. Under the Company's reinsurance agreements, it is expected that the cedent will retain responsibility for handling all administrative matters relating to the underlying fixed annuities or similar contracts. The Company may from time to time utilize IRM Cayman to provide support for its reinsurance personnel.

 IRM Cayman

  The Company has retained IRM Cayman, a member company of International Risk Management Group, Inc. ("IRMG"), an affiliate of Swiss Reinsurance, to act as the Company's licensed insurance manager in the

Cayman Islands and to supplement from time to time the Company's administrative staff in the Cayman Islands. According to IRM Cayman, IRMG is the largest independent captive insurance manager in the world today operating out of 20 offices in North America, Europe, Australia, Africa and Asia. As the Company's licensed insurance manager in the Cayman Islands, IRM Cayman will prepare the Company's annual report required to be filed with the Cayman Monetary Authority, submit any changes or amendments to the Company's business plan required to be filed with the Cayman Monetary Authority and annually certify as to the Company's compliance with all applicable requirements of the Cayman Monetary Authority. IRM Cayman will also act as a co-signatory on all contracts and bank transactions involving the Company and reconcile all of the Company's cash accounts on a monthly basis. The Company's agreement with IRM Cayman may be terminated by either party upon 90 days advance written notice. The Company pays IRM Cayman an annual retainer of $25,000, and IRM Cayman bills for its actual services on an hourly basis. IRM Cayman has provided similar services to Scottish Annuity since it commenced operations in 1994.

 DC Planning

  The Company expects to enter into a definitive agreement with DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries. Under the expected terms of the agreement, DC Planning will provide certain consulting services to the Company, including with respect to the development and implementation of its business plan. DC Planning will be paid $180,000 a year for a term of three years under the agreement. Howard Shapiro, who will be a Director of Holdings, is the managing partner of DC Planning. See "Certain Relationships and Related Party Transactions."

INVESTMENT PORTFOLIO

 General

  The Company will seek to generate attractive levels of investment income through a professionally managed investment portfolio. Following the Offering,
the Company will have approximately $      of capital available for policy
reserves and other corporate purposes.

 Investment Guidelines

  The Company's investment activities will be governed by the Investment Guidelines as approved by the Investment Committee of the Board of Directors. A significant portion of the Company's investment portfolio will consist of investment grade, fixed income securities invested in an effort to match the Company's anticipated asset and liability cash flows. Assets not otherwise dedicated from time to time to policy reserves and other corporate purposes, if any, will be invested with the objectives of maximizing investment income as well as providing adequate diversification of risk and maintenance of liquidity in order to provide for additional policy reserves as needed. As a result, the Company intends to invest such capital surplus primarily in alternative investments not traditionally utilized by insurance companies, such as equities and equity-based securities. The Company's investment objective with respect to such capital surplus is to seek superior returns with relatively low volatility as well as to preserve capital in declining markets through hedging techniques or other strategies that are intended to reduce the correlation between the Company's investments and the performance of traditional equity and fixed income markets. As the Company's insurance and reinsurance business grows, however, an increasing percentage of the Company's capital surplus will be allocated to cover policy reserves and, consequently, invested as part of the Company's fixed income investment portfolio.

  The Investment Guidelines require Scottish Insurance's overall fixed income investment portfolio to maintain a minimum weighted average rating of "A." A fixed income security rated "A" by Standard & Poor's is somewhat susceptible to the adverse effects of changes in circumstances and economic conditions; however, the issuer's capacity to meet its financial commitment on the security is still strong. The Company will not invest in any fixed income securities in emerging markets or which are not rated by a major rating agency. The Investment Guidelines also provide that Scottish Insurance may purchase, among other things, securities issued by the United States government and its agencies and instrumentalities, securities issued by foreign governments if rated "A" or better by at least one major rating agency, certain asset backed securities, preferred stocks, mortgage backed securities and corporate debt securities (including convertible debt securities, but may not include payment-in-kind corporate securities).

  The Company will be exposed to two primary sources of investment risk on its fixed income investments: credit risk, relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, and interest rate risk, relating to the market price and/or cash flow variability associated with changes in market interest rates. The Company will seek to manage credit risk through industry and issuer diversification and asset allocation. The Company will seek to manage interest rate risk by structuring its investments in an effort to match its anticipated liabilities under its variable life insurance policies and reinsurance agreements, and through the use of hedging techniques. The reinsurance of certain fixed annuity contracts may obligate the Company to credit a return with respect to a reinsured policy which is derived from a market or other benchmark rate. In order to manage the investment risks associated with these fixed annuity contracts, the Company may enter into interest rate hedges or other similar transactions. The Company may also enter into hedges to reduce potential mismatches between durations of assets and liabilities and offset the potential cash flow impact caused by interest rate changes. The Investment Guidelines provide that the fixed income investment portfolio may not be leveraged and that purchases of securities on margin and short sales may not be made without approval from the Investment Committee of the Board of Directors.

  In connection with the investment of the Company's capital surplus not otherwise dedicated from time to time to policy reserves and other corporate purposes, if any, the Investment Guidelines (i) limit the maximum amount of such assets which may be managed by any investment manager to no greater than 15%, except Maverick which may manage no more than 50% of such assets; (ii) require that each investment manager permit monthly liquidity for the assets managed by such investment manager; and (iii) mandate that each investment manager possess five years of historical portfolio performance deemed satisfactory by the Investment Committee and either be registered as an investment adviser under the Advisers Act or have a valid exemption therefrom. Furthermore, the Company's Investment Guidelines prohibit investments in (i) direct real estate; (ii) oil and gas limited partnerships; (iii) direct commodities, (iv) venture capital investments, including private equity or its equivalent; and (v) United States investments consisting of (a) partnership interests, (b) residual interests in Real Estate Mortgage Investment Conduits,
(c) any "pass through" certificate unless all underlying debt was issued on or after July 18, 1984, (d) cash settlement options and forwards if no United States exchange traded future on the same property exists, (e) options and forwards on indices which are not traded on United States exchanges, (f) collateralized mortgage obligations, unless issued with an opinion of counsel stating that such obligations will be considered debt for tax purposes, (g) real property interests, including equity in and convertible debt obligations of real property holding corporations the sale of which would be subject to tax, (h) any tangible property, (i) any debt obligation the interest on which does not qualify as "portfolio interest" or is otherwise subject to United States withholding tax and (j) any investment that does not qualify as a stock or security for purposes of Section 864(b)(2) of the Code.

  The Company's investment goal for its capital, not otherwise dedicated from time to time to policy reserves and other corporate purposes, is to achieve a higher rate of return than could be obtained from limiting its investments solely to fixed income instruments so as to provide support for potential future expansion of the Company's insurance activities without the need for the Company to raise additional equity capital. In order to achieve this investment objective, the Company initially expects to invest approximately 30% to 40% of its capital, not otherwise dedicated to policy reserves and other corporate purposes, in investment grade, fixed income securities and to invest the remainder in equity related investment strategies.

  The Company intends to allocate such equity related investments to investment managers who utilize hedging or arbitrage strategies that seek to reduce the correlation of their investment returns to the traditional equity and fixed income markets. The principal strategies to be utilized by such managers are expected to be hedged equity strategies, which involve the establishment of both long and short positions in equity securities, convertible arbitrage, which involves the purchase of convertible bonds and the short sale of the underlying equity securities, and event driven arbitrage, which involves purchases in anticipation of a specific event, such as announced mergers or reorganizations. In order to effect these strategies, the Company's investment managers may use derivative instruments, although such use is expected to be incidental to their overall investment activities. The Company's investment guidelines do not contemplate the use of derivative instruments other than in connection with these incidental activities of the Company's investment managers. See "Risk Factors--Risks Associated with Investment Activities" for a description of the risks associated with the Company's equity related investment strategy. The Company intends to attempt to minimize such risks through careful selection of investment managers and active oversight of such investment managers by the Investment Committee.

 Investment Managers

  The Company has entered into an investment management agreement dated June 15, 1998 with Maverick (the "Maverick Agreement") to advise the Company in the management of no more than 50% of its capital surplus not otherwise dedicated from time to time to policy reserves or other corporate purposes. According to information supplied by Maverick, as of July 1, 1998, Maverick had aggregate assets under management of over $2.5 billion in funds utilizing hedged equity investment strategies. The Maverick Agreement provides that Maverick will be entitled to receive an annual management fee equal to 1% of the net asset value of the assets of the Company under management with Maverick and a separate performance fee equal to 20% of the annual performance of such assets. If, at the end of any year, the net asset value of the Company's assets under management with Maverick decreases from the net asset value at the end of the previous year, no performance fee will be payable with respect to such assets until such net asset value returns to the previous year's level. The Maverick Agreement is terminable by either party upon 45 days prior written notice.

  The Company has also retained Cambridge to advise the Company's Investment Committee in selecting private investment managers with respect to the Company's remaining capital~ surplus that is not otherwise dedicated from time to time to policy reserves or other corporate purposes or invested with Maverick. Cambridge provides, on a non-discretionary basis, investment consulting services on alternative money management strategies to university endowments, non-profit institutions, foundations, pension plans, corporations and high net worth families and groups. Cambridge will take into account the Company's entire alternative investment portfolio with the objective of recommending to the Company investment managers that would provide complimentary alternative investment strategies. Cambridge has received a retainer fee of $50,000 from the Company, which was paid on June 15, 1998, the date the Company executed an investment advisory agreement with Cambridge (the "Cambridge Agreement"). In addition, the Company will pay Cambridge an annual fee equal to the greater of $150,000 or an amount equal to the sum of (i) 0.45% of the first $100.0 million aggregate assets managed by investment managers engaged by the Company based on the advice of Cambridge and (ii) 0.30% of any such aggregate assets in excess of $100.0 million. The annual fee is payable in quarterly installments in advance, subject to adjustments for fees calculated on the basis of aggregate assets managed. The $50,000 retainer fee will be credited against the first quarterly payment. The Cambridge Agreement has a one year term renewable automatically thereafter on an annual basis unless terminated by either party. The Cambridge Agreement may be terminated at any time by either party upon 30 days written notice.

  In addition, the Company has entered into investment advisory agreements with each of Pacific Investment Management Company ("PIMCO") and General Re-New England Asset Management, Inc. ("General Re") to manage the Company's fixed income investment portfolio. PIMCO is one of the largest fixed income money managers in the United States. According to information supplied by PIMCO, as of July 1, 1998, PIMCO had aggregate assets under management of
approximately $    billion of which approximately  % consisted of fixed income assets and approximately % consisted of equity related assets. Under the agreement with PIMCO (the "PIMCO Agreement"), the Company will pay PIMCO an annual fee equal to .50% of the market value of the first $25 million of the Company's assets managed by PIMCO, .375% on the next $25 million of the Company's assets under management and .25% thereafter. The foregoing fees are payable quarterly in advance based on the market value of the Company's investment portfolio managed by PIMCO at the beginning of the billing period. The PIMCO Agreement will continue in effect on a month to month basis and may be terminated by either party effective at the end of the month upon 30 days advance notice. The Company may also terminate the PIMCO Agreement effective upon notice but will be obligated to pay the applicable fee for 30 days thereafter.

  General Re is also one of the largest fixed income money managers in the United States. According to information supplied by General Re, as of July 1, 1998, General Re had aggregate assets under management
of approximately $    billion of which approximately   % consisted of fixed
income assets and approximately   % consisted of equity related assets. Under
the agreement with General Re (the "General Re Agreement"), the Company will pay General Re an annual fee equal to .20% of the market value of the first $50 million of the Company's assets under management and .15% of the next $50 million of assets under management of General Re. The fee payable with respect to the Company's assets under Management in excess of $100 million is negotiable. The foregoing fees are payable at the end of each calendar quarter for services provided during the prior three months. The General Re Agreement may be terminated by either party upon thirty days written notice and will remain in effect until terminated.

 Investment Committee Oversight

  The Investment Committee of the Company's Board of Directors will continuously review the Company's investment portfolio and the performance of its investment managers. The Investment Committee can approve exceptions to the Company's Investment Guidelines and will periodically review the Company's Investment Guidelines in light of prevailing market conditions. The investment managers and the Company's Investment Guidelines may change from time to time as a result of such reviews.

COMPETITION AND RATINGS

  The insurance and reinsurance industries are highly competitive and most of the companies in such industries are significantly larger and have operating histories and have access to significantly greater financial and other resources than does the Company. The Company has no experience competing with such companies and there can be no assurance that it will be successful.

  To the extent that the Company's variable life insurance policies provide for management of the underlying separate accounts by private independent money managers, the Company's variable life insurance policies compete with mutual funds and other investment or savings vehicles. The Company believes that the most important competitive factor affecting the marketability of its variable life insurance products is the degree to which it meets customer expectations, both in terms of returns (after fees and expenses) and service. In addition, competition in the reinsurance business that the Company intends to underwrite is based principally on price and to a lesser extent on service and other factors, including the general reputation and perceived financial strength of the reinsurers, other terms and conditions of products offered, ratings assigned by independent rating agencies and reputation and experience in the particular line of reinsurance to be written. Because the Company expects to rely at least initially on a small number of clients in both its variable life insurance and fixed annuity reinsurance businesses, such businesses may be more susceptible to the adverse effects of competition.

  Insurance ratings are used by prospective purchasers of insurance policies as well as insurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of insurers and reinsurers. In addition, a ceding company's own rating may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. Duff & Phelps has assigned Scottish Insurance a preliminary rating of "A." The "A" rating is contingent on the consummation of the Offering and the investment by the Company of at least $150 million of surplus capital in fixed income investments that have a minimum weighted average rating of "A". Duff & Phelps assigns an "A" rating to companies that it characterizes as having claims paying ability, average protection factors and an expectation of variability in risk over time due to economic or underwriting conditions. The rating represents the rating agency's opinion of Scottish Insurance's ability to meet its obligations to its policyholders.

  Scottish Insurance is not licensed or admitted as an insurer in any jurisdiction other than the Cayman Islands. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or provide other collateral through funds withheld or trust arrangements. If the Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for such other collateral, the Company's ability to operate its business will be severely limited.

EMPLOYEES

  Cayman Islands immigration law mandates that the Company employ only Caymanians unless it can be determined that no Caymanian is qualified to perform the job. Accordingly, subject to limited exceptions, the Company must advertise in a Cayman Islands newspaper all open job positions and interview all applicants. If the Company determines that no Caymanian is qualified to perform the job and the Cayman Islands governmental authority agrees, the Company may hire a non-Caymanian upon the Cayman Islands government's issuance of a work permit to such individual. Work permits are generally issued for a specified period of time and must be renewed upon expiration.

  The Company will initially employ three executives and two administrative staff persons. The two administrative staff persons are Caymanians, while Ms. Boucher currently holds a valid work permit in connection with her employment by Scottish Annuity, which expires July 24, 1999, and is currently seeking to have such work permit amended to cover her employment by Holdings and Scottish Insurance. Messrs. French and Sulikowski are each seeking work permits. Over the next six to nine months, the Company anticipates that it will hire a financial controller or other financial staff person and an actuary as well as one or two additional administrative staff persons.

PROPERTY

  The Company leases approximately 1,000 square feet of office space in George Town, Grand Cayman, Cayman Islands, British West Indies, at which the principal offices of Holdings and Scottish Insurance are located, pursuant to a lease with Queensgate Bank and Trust Company Limited which has a one year term, which will be automatically extended annually for an additional year unless either party gives written notice to the other at least 90 days prior to the end of the then current term. The Company's annual rent is $12,500, which is paid on a quarterly basis. The Company subleases a portion of its office space to Scottish Annuity in connection with the Scottish Annuity Agreement. See "Business--Scottish Annuity Agreement."

LEGAL PROCEEDINGS

  The Company is not currently involved in any litigation or arbitration. Like other insurance and reinsurance companies, the Company anticipates that it will be subject to litigation and arbitration in the ordinary course of its business.

REGULATION

 Cayman Islands

  The Company. The Company is a holding company owning all of the outstanding Ordinary Shares of Scottish Life. The Company is not itself subject to regulation by any authority in the Cayman Islands, either under insurance or mutual funds legislation.

  The Insurance Law, 1998 Revision. All persons carrying on or desiring to carry on an insurance (including reinsurance) business in or from within the Cayman Islands must be licensed under the Insurance Law (1998 Revision) (the "Insurance Law"). Insurance agents, brokers and those providing insurance management must also be licensed. Licences are granted by the Governor-in-Council and applications are reviewed by the Cayman Monetary Authority, which is generally responsible for the supervision and regulation of financial services. Information filed with the Cayman Islands authorities pursuant to the Insurance Law is not generally a matter of public record.

  Application for an insurance license is made to the Cayman Monetary Authority by filing certain prescribed application forms together with supporting documentation regarding the suitability of the applicant to carry on an insurance business. A complete business plan must be filed, and the licensee is limited to conducting the business described in the plan. All changes in the nature of the business to be conducted require prior approval of the Cayman Monetary Authority. License applications must include lists of all shareholders, directors and officers of the applicant and the Cayman Monetary Authority must be notified of any subsequent changes therein.

  Types of Licenses. There are two broad classes of insurer's license--the Class A and the Class B license (the latter of which may be restricted or unrestricted). The Class A license permits the holder to carry on a general insurance business including the underwriting and reinsurance of Cayman Islands domestic risks. Persons intending to engage in an insurance business from within the Cayman Islands, but not to engage in the underwriting of Cayman Islands insurance risks, may obtain a Class B license. Scottish Insurance holds an unrestricted Class B insurance license and may therefore carry on an insurance business from within the Cayman Islands, but may not engage in any Cayman Islands domestic insurance business. Scottish Insurance's business plan filed with the Cayman Monetary Authority specifically contemplates the writing of variable life insurance policies and fixed annuity reinsurance.

  Although information filed with the Cayman Monetary Authority pursuant to the Insurance Law is generally not a matter of public record, the Cayman Monetary Authority has the power to disclose information necessary to enable foreign regulators to exercise similar functions to those exercised by the Cayman Monetary Authority. Before doing so, the Cayman Monetary Authority is required to satisfy itself that the regulator is subject to adequate legal restrictions on further disclosure and may ask for a suitable undertaking in this respect. Any such disclosure by the Cayman Monetary Authority must not relate to customers or policyholders.

  Minimum Net Worth. Scottish Insurance is currently required by the Cayman Monetary Authority to maintain a minimum net worth of $240,000, but a higher net worth requirement may be imposed by the Cayman Monetary Authority under certain circumstances. Net worth is defined as the "excess of assets (including any contingent or reserve fund secured to the satisfaction of the Governor-in-Council) over liabilities, other than liabilities to partners or shareholders." The initial net worth must generally consist solely of cash, although a mix of cash, other assets, guarantees or letters of credit may be acceptable. Scottish Insurance has initially met this requirement with cash.

  Insurance Manager. Unless specifically exempted, a Cayman Islands insurance company must engage a licensed insurance manager operating in the Cayman Islands to provide insurance expertise and oversight. The insurance manager must employ a person who is either qualified by examination as a fellow or associate of the Chartered Insurance Institute of London, or who is a member of either the Society of Chartered Property and Casualty Underwriters or the American Society of Chartered Life Underwriters or is a person of good standing with such insurance expertise as has been approved by the Governor-in-Council. Such person must be a member in good standing of the applicable professional body or of some other professional insurance association recognized by the Cayman Monetary Authority for the purposes of the Insurance Law and in good standing with the Cayman Monetary Authority. The insurance manager must use its best efforts to carry on an insurance and reinsurance business only with insurers of sound reputation and must comply with certain reporting requirements imposed by the Cayman Monetary Authority. The insurance manager must report to the Cayman Monetary Authority with respect to any concerns it has with respect to any insurance companies with whom it is doing business. Sixty days written notice must be given to the Cayman Monetary Authority of any intention to terminate a relationship between an insurer and a licensed insurance manger. A licensed insurance manager must furnish to the Cayman Monetary Authority, within six months of the end of its fiscal year, a list of all insurers for whom the insurance manager performs services and a written confirmation indicating that the information set out in its licence application is correct. Scottish Life has engaged IRM Cayman as its licensed insurance manager in the Cayman Islands. See "Business--Administration."

  Separate Accounts. Under the Insurance Law, Cayman Islands insurance companies carrying on long term business (which will include the writing of life insurance policies) shall place all receipts by such company of funds in respect of its long-term business in a separate long-term business fund and payments from such long-term business fund shall not be made directly or indirectly for any purpose other than those of the insurer's long-term business; provided, however, that such payments can be made with any surplus disclosed on an actuarial valuation and certified by an actuary to be distributable otherwise than to policy holders. Every Cayman Island insurance company carrying on long-term business may establish any number of separate accounts in respect of respective premiums paid to it to provide (1) annuities on human life and (2) contracts of insurance on human life, and such respective premiums shall be kept segregated one from the other and independent of all other funds of the Cayman Islands insurer, and, notwithstanding the provisions of any other written law to the contrary, are not chargeable with any liability arising from any other business of the insurer. The scope and the validity of the Cayman Islands law regarding separate accounts has not been tested in the courts of the Cayman Islands.

  Auditors and Annual Compliance. Cayman Islands insurance companies are required to have their financial statements audited on an annual basis. Scottish Insurance has engaged Ernst & Young to perform its annual audit. The auditors must file with the Cayman Monetary Authority a written statement indicating that the insurer's financial statements have been prepared in accordance with GAAP or a written statement indicating any deviations therefrom. In addition, the auditors, the licensed insurance manager or another approved person must sign and file an annual compliance certificate to the effect that the insurer has carried on its business in accordance with the information set out in its license application and that any changes in the nature of the business have been approved by the Cayman Monetary Authority.

  Powers of Supervision of Investments. The Cayman Monetary Authority has the power to prescribe that specified classes of investments made by a Cayman Islands insurance company be approved and that any investments in such class already made be realized within a specified period. Although no assurance can be given as to the future, to date as far as the Company is aware, this power has never been exercised by the Cayman Monetary Authority. The Cayman Monetary Authority also has the power to prescribe, establish and vary required capital and liquidity margins and ratios.

  Powers of Inspection and Intervention. The Cayman Monetary Authority conducts a general review of insurance practices in the Cayman Islands and, among other things, may examine the affairs of any licensee for the purpose of determining whether the provisions of the Insurance Law have been or are being complied with, that the licensee is in a sound financial position and that it is carrying on its business in a satisfactory manner. The Cayman Monetary Authority may obtain access to such books, records, documents, policies, contracts and securities, and call upon the insurance manager for such information or explanation, as the Cayman Monetary Authority may reasonably require for purposes of enabling the Cayman Monetary Authority to perform its functions under the Insurance Law.

  Where the Governor-in-Council is of the opinion that a licensee is carrying on its business in a manner likely to be detrimental to the public interest or to the interest of insurers, creditors or policyholders, or in contravention of the Insurance Law, the Governor-in-Council may require the licensee to take steps necessary to rectify the matter, suspend the license pending a full inquiry into the licensee's affairs or, without compensation to the licensee, revoke the license.

  Confidentiality and the Proceeds of Criminal Conduct Law. Under the Cayman Islands confidentiality laws, it is an offense for a person to divulge confidential information maintained in the Cayman Islands. However, similar to initiatives taken in major onshore financial centers, the Cayman Islands has recently become the first offshore financial center to introduce specific legislation designed to prevent money laundering. Under the new Proceeds of Criminal Conduct Law, professionals in the Cayman Islands may report to the authorities in the Cayman Islands transactions they suspect may involve the proceeds of criminal conduct.

 United States and Other

  Neither Holdings nor Scottish Insurance will be licensed to do business in any jurisdiction other than the Cayman Islands. The insurance laws of each state of the United States and of many foreign countries regulate the sale of insurance and reinsurance within their jurisdictions by alien insurers, such as Scottish Insurance, that are not admitted to do business within such jurisdictions. The sale of insurance within a jurisdiction where the insurer is not admitted to do business is generally prohibited.

  Scottish Insuance is expected to conduct its insurance and reinsurance business through its executive offices in the Cayman Islands and will not maintain an office, and its personnel will not solicit, advertise, settle claims or conduct other insurance or reinsurance activities in the United States. All of Scottish Insurance's insurance and reinsurance contracts are expected to be negotiated, executed, and issued, and all premiums are expected to be received, at the office of Scottish Insurance in George Town, Grand Cayman or in such other offices outside the United States as Scottish Insurance may establish or designate. Based on, among other things, the foregoing, Holdings does not believe that Scottish Insurance will be subject to the insurance laws of any state in the United States or any other jurisdiction.

  Many states impose a premium tax (typically 2%-4% of gross premiums) on insureds obtaining insurance from unlicensed foreign insurers, such as Scottish Insurance. The premiums charged by Scottish Insurance do not include any state premium tax. Each insured is responsible for determining whether it is subject to pay such tax and for paying such taxes as may be due. In addition, the United States imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to Scottish Insurance is 1% of its insurance and reinsurance premiums. This excise tax is payable by the contract owner, although the Company will often file the tax form.

  In addition, because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or provide other collateral through a funds withheld or trust arrangement.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The table below sets forth the names, ages and titles of the directors (including those who will become directors) of Holdings and executive officers of Holdings and Scottish Insurance.

             NAME           AGE                          POSITION
             ----           ---                          --------
   Michael C. French.......  55 Chairman of the Board, Chief Executive Officer and Director
   Michelle L. Boucher.....  31 Senior Vice President and Chief Financial Officer
   Henryk Sulikowski.......  39 Senior Vice President and Chief Insurance Officer
   Michael Austin..........  62 Director
   George Ellis............  49 Director
   Howard Shapiro..........  52 Director

  MICHAEL C. FRENCH was elected a director and Holdings' Chairman of the Board and Chief Executive Officer upon its formation. Mr. French was also elected Chairman of the Board and Chief Executive Officer of Scottish Insurance upon its formation. Mr. French is also a director of SHL, which currently owns all of the outstanding stock of Holdings. Mr. French is a founder and a director of Scottish Annuity and provides legal services to Scottish Annuity pursuant to a legal services agreement, which will be terminated upon consummation of the Offering. Mr. French serves as a consultant to the law firm of Jones, Day, Reavis & Pogue. Mr. French was a Managing Director of Maverick Capital from 1993 to 1996. He practiced law from 1970 to 1992 with the law firm of Jackson & Walker, L.L.P. where he served as Chairman of the Management Committee from 1988 to 1992. Mr. French also serves as a director of Sterling Software, Inc., a computer software provider, and Michaels Stores, Inc., a national specialty retail chain. He received a B.B.A. and a J.D. (cum laude) from Baylor University.

  MICHELLE L. BOUCHER was elected Holdings' Senior Vice President and Chief Financial Officer upon its formation. Ms. Boucher was also elected as Scottish Insurance's Senior Vice President and Chief Financial Officer upon its formation. Ms. Boucher is a director of Scottish Insurance. Ms. Boucher has served as Manager of Finance and Administration of Scottish Annuity since July 1995. Ms. Boucher, a Canadian national, has resided in the Cayman Islands since 1992. From April 1992 until October 1993, Ms. Boucher was an auditor with Price Waterhouse. From October 1993 through June 1995, she was a Senior Client Accountant in the mutual fund department of MeesPierson (Cayman) Limited, where she was responsible for administering mutual funds, trusts and other foreign corporate entities, including calculation of net asset values and provision of shareholder services. Ms. Boucher is a Chartered Accountant and holds a BMath from the University of Waterloo.

  HENRYK SULIKOWSKI became Senior Vice President and Chief Insurance Officer of Holdings and Scottish Insurance on July 20, 1998. From February 1997 to July 1998, Mr. Sulikowski served as a Director of Swiss Re New Markets Corporation ("Swiss Re") as well as Senior Vice President of Atlantic International Reinsurance Company (Barbados) and a Vice President of Swiss Re Atrium Corporation, companies which are both affiliated with Swiss Re. During 1995 and 1996, Mr. Sulikowski was Vice President of Cologne Life Reinsurance Company ("Cologne Re") and also served as a senior officer of Cologne Re's Barbados subsidiary. From 1991 to 1995, Mr. Sulikowski was employed by Guardian Life Insurance Company of America, where he served as Assistant Vice President in the reinsurance division. Since 1991, Mr. Sulikowski has been actively involved in regulatory affairs affecting the insurance and reinsurance industries, both individually and through life insurance trade associations such as the American Council of Life Insurance ("ACLI") and the National Alliance of Life Companies ("NALC"). He has served as a member of the State Activities Task Force of the ACLI's Reinsurance Committee and was instrumental in establishing the NALC's Reinsurance Committee, having served as its first chairman during 1994 and 1995. Mr. Sulikowski has been an associate of the Society of Actuaries since 1986 and a member of the American Academy of Actuaries since 1987. He received a Bachelor of Science Degree, with honors, from the State University of New York at Stony Brook.

  MICHAEL AUSTIN will be elected a director of Holdings prior to consummation of the Offering. Mr. Austin retired in 1992 as the Managing Partner of the Cayman Islands office of KPMG Peat Marwick, an international accounting and consulting firm. Mr. Austin was a partner resident in the Cayman Islands office for over 20 years. Since 1992, Mr. Austin has been self-employed as a chartered accountant.

  GEORGE ELLIS will be elected a director of Holdings prior to consummation of the Offering. Mr. Ellis has been a private investor since 1996. From 1986 to 1996, Mr. Ellis served as Chief Financial Officer, from 1993 to 1996, as Executive Vice President, and from 1994 to 1996, as Treasurer of Sterling Software, Inc.

  HOWARD SHAPIRO will be elected a director of Holdings prior to consummation of the Offering. Mr. Shapiro is the managing partner of DC Planning and has been since 1975, when he founded DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries.

PROVISIONS GOVERNING THE COMPANY'S BOARD OF DIRECTORS

 Number and Terms of Directors

  The Company currently has one director. Prior to consummating the Offering, it is anticipated that the Company's shareholder will elect three additional directors, currently contemplated to be Messrs. Austin, Ellis and Shapiro. At the time such additional directors are elected, the Board of Directors will be divided into three classes in accordance with the Company's Articles. Following their initial terms, all classes of directors shall be elected to three-year terms.

 Committees of the Board

  At the time additional directors are elected, the Board will establish Investment and Audit Committees. Each committee will report to the Board.

  Investment Committee. The Investment Committee will establish and monitor the Company's investment policies and the performance of its investment managers. See "Business--Investment Portfolio--Investment Guidelines."

  Audit Committee. The Audit Committee will review the Company's internal administrative and accounting controls and recommend to the Board the appointment of independent auditors. The Audit Committee will also review the performance of corporate officers and the Company's compensation policies and procedures, make recommendations to the Board with respect to such policies and procedures, and may administer stock option plans and incentive compensation plans of the Company. The Audit Committee will be comprised of a majority of independent directors.

 Compensation of Directors

  Directors who are employees of the Company will not be paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee Directors will receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. Each non-employee Director will be granted an option to purchase 10,000 Ordinary Shares pursuant to the Stock Option Plan on the date the Offering is consummated with an exercise price equal to the initial public offering price. In addition, subject to certain conditions, each non-employee Director will be granted an option to purchase 2,000 Ordinary Shares at each successive annual general meeting after December 31, 1998 with an exercise price equal to the fair market value of the Ordinary Shares at the date of grant.

EMPLOYMENT AGREEMENTS

  Michael C. French. Pursuant to an employment agreement with the Company, Mr. French has agreed to serve as Chairman of the Board and Chief Executive Officer of the Company for an initial term ending on the third anniversary of the consummation of the Offering, which term will be automatically increased annually for an additional year, subject to 90 days advance notice by either the Company or Mr. French of an intention not to renew. After the Offering, Mr. French will receive an annual salary of $450,000 and will be eligible to participate in all employee benefit programs sponsored by the Company. Mr. French will also be eligible to receive an annual performance-based bonus in an amount to be determined by the Company's Board of Directors. Upon execution of the employment agreement, Mr. French received stock options exerciseable for 400,000 Ordinary Shares (or, if the Underwriters' over-allotment option is exercised in full, 460,000 Ordinary Shares). See "--Stock Option Plan."

  Mr. French's Employment Agreement also provides that he will maintain in confidence all confidential matters that relate to the Company or any affiliate of the Company. In addition, pursuant to Mr. French's Employment Agreement, if his employment with the Company is terminated without serious cause or if he terminates his employment with the Company for good reason or within one year following a change in control, Mr. French will be entitled to receive a lump sum payment equal to three times the sum of his annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination.

  Michelle L. Boucher. Pursuant to an employment agreement with the Company, Ms. Boucher has agreed to serve as Senior Vice President and Chief Financial Officer of the Company for an initial term ending on the third anniversary of the consummation of the Offering, which term will be automatically increased annually for an additional year, subject to 90 days advance notice by either the Company or Ms. Boucher of an intention not to renew. After the Offering, Ms. Boucher will receive an annual salary of $175,000 and will be eligible to participate in all employee benefit programs sponsored by the Company. Ms. Boucher will also be eligible to receive an annual performance-based bonus to be determined by the Company's Board of Directors and will receive a monthly housing and travel allowance of $7,500. Upon execution of the employment agreement, Ms. Boucher received stock options exercisable for 200,000 Ordinary Shares (or, if the Underwriters' over-allotment option is exercised in full, 230,000 Ordinary Shares). See "--Stock Option Plan."

  Ms. Boucher's Employment Agreement also provides that she will maintain in confidence all confidential matters that relate to the Company or any affiliate of the Company. In addition, pursuant to Ms. Boucher's Employment Agreement, if her employment with the Company is terminated without serious cause or if she terminates her employment with the Company for good reason or within one year following a change in control, Ms. Boucher will be entitled to receive a lump sum payment equal to three times the sum of her annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination.

  Henryk Sulikowski. Pursuant to an employment agreement with the Company, Mr. Sulikowski has agreed to serve as Senior Vice President and Chief Insurance Officer of the Company for an initial term ending on July 20, 2001, which term will be automatically increased annually for an additional year, subject to 90 days advance notice by either the Company or Mr. Sulikowski of an intention not to renew. Mr. Sulikowski will receive an annual salary of $200,000 and will be eligible to participate in all employee benefit programs sponsored by the Company. Mr. Sulikowski will also receive a one-time cash bonus of $75,000 at the earlier of the consummation of the Offering or December 31, 1998. Mr. Sulikowski will also be eligible to receive an annual performance-based bonus in an amount to be determined by the Company's Board of Directors and will receive a monthly housing and travel allowance of $9,000. Upon execution of the employment agreement, Mr. Sulikowski received stock options exercisable for 300,000 Ordinary Shares (or, if the Underwriters' over-allotment option is exercised in full, 345,000 Ordinary Shares). See "--Stock Option Plan."

  Mr. Sulikowski's Employment Agreement also provides that he will maintain in confidence all confidential matters that relate to the Company or any affiliate of the Company. In addition, pursuant to Mr. Sulikowski's Employment Agreement, if his employment with the Company is terminated without serious cause or if he terminates his employment with the Company for good reason or within one year following a change in control, Mr. Sulikowski will be entitled to receive a lump sum payment equal to three times the sum of his annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination.

STOCK OPTION PLAN

  The Stock Option Plan authorizes grants of nonqualified stock options to directors, officers and other key employees of, and consultants and advisors to, Holdings and its subsidiaries. The Stock Option Plan authorizes the granting of stock options for up to 1,500,000 Ordinary Shares, subject to adjustments upon the occurrence of certain events to prevent dilution. Stock options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as the Board of Directors or a committee thereof may determine at the time of the grant. As of the date of this Prospectus, stock options have been granted under the Stock Option Plan to Mr. French, Ms. Boucher and Mr. Sulikowski exercisable into 400,000 Ordinary Shares, 200,000 Ordinary Shares, and 300,000 Ordinary Shares, respectively, which, if the Underwriters' over-allotment option is exercised in full, shall increase to 460,000, 230,000 and 345,000, respectively. The stock options were issued to each upon the execution of their respective employment agreements with the Company. The stock option agreements shall be terminated, and the stock options shall not be exercisable, if the closing of the Offering does not occur by December 31, 1998. Such stock options have an exercise price equal to the initial public offering price, and, unless terminated, become exercisable in three equal installments commencing with the first anniversary of the closing of the Offering.

  In addition, each person who becomes a non-employee Director, as defined in the Stock Option Plan, at or prior to the consummation of the Offering will be granted an option to purchase 10,000 Ordinary Shares on the date the Offering is consummated with an exercise price equal to the initial public offering price. Such stock options will be exercisable in three equal installments commencing with the first anniversary of the grant date. In addition, subject to certain conditions, each non-employee Director at or prior to the consummation of the Offering shall be granted an option to purchase 2,000 Ordinary Shares at each successive annual general meeting after December 31, 1998. These options will have an exercise price equal to the fair market value of the Ordinary Shares on the date of grant and shall be immediately exercisable if granted after the first anniversary of the consummation of the Offering. If such options are granted prior to the first anniversary of the consummation of the Offering, such options shall become exercisable on such anniversary.

  The following table sets forth information concerning the stock options to be granted upon consummation of the Offering by the Company to its executive officers under the Stock Option Plan.

                             INITIAL OPTION GRANTS

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATE OF
                                                                                      ORDINARY SHARE PRICE
                                            INDIVIDUAL GRANTS                    APPRECIATION FOR OPTION TERM(4)
                         ------------------------------------------------------- --------------------------------
                            NUMBER OF
                         ORDINARY SHARES  PERCENT OF TOTAL  EXERCISE
                           UNDERLYING    OPTIONS GRANTED TO   PRICE   EXPIRATION
NAME                     OPTIONS GRANTED     EMPLOYEES      PER SHARE    DATE          5%              10%
----                     --------------- ------------------ --------- ---------- --------------- ----------------
Michael C. French.......     400,000(1)         44.5%       $15.00(2)     (3)    $     3,773,368 $     9,562,455
Henryk Sulikowski.......     300,000(1)         33.3         15.00(2)     (3)          2,830,026       7,171,841
Michelle L. Boucher.....     200,000(1)         22.2         15.00(2)     (3)          1,886,684       4,781,227

--------
(1) If the Underwriters' over-allotment option is exercised in full, the number of Ordinary Shares underlying Mr. French's, Mr. Sulikowski's and Ms. Boucher's options will increase to 460,000, 345,000 and 230,000 Ordinary Shares, respectively.
(2) The initial public offering price per Ordinary Share.
(3) The options expire on the tenth anniversary of the consummation of the Offering.
(4) The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the Ordinary Shares over the terms of the options. These amounts do not take into account provisions of certain options providing for termination of the options following termination of employment or vesting over periods of up to three years. The use of the assumed 5% and 10% returns is established by the Commission and is not intended by the Company to forecast possible future appreciation of the price of the Ordinary Shares.

                            PRINCIPAL STOCKHOLDERS

  All of the issued and outstanding Ordinary Shares of Holdings are currently owned by SHL, which also owns all of the outstanding capital stock of Scottish Annuity. Prior to the Offering, SHL intends to distribute the Ordinary Shares of Holdings to its stockholders, none of whom will own 5% or more of the Ordinary Shares of Holdings upon consummation of the Offering.

  The following table sets forth the beneficial ownership of Ordinary Shares of Holdings by all persons who are expected to beneficially own 5% or more of the Ordinary Shares upon consummation of the Offering and by each director and executive officer of Holdings and by all directors and executive officers as a group.

  NAME AND ADDRESS OF BENEFICIAL OWNERS(1)    NUMBER OF SHARES PERCENT OF CLASS
  ----------------------------------------    ---------------- ----------------
Michael C. French(2)(3)......................         --             --
Michelle L. Boucher(3).......................      45,000              *
Henryk Sulikowski(4).........................         --             --
Michael Austin(4)............................         --             --
George Ellis(4)..............................         --             --
Howard Shapiro(4)............................         --             --
All directors and executive officers as a
 group (six persons).........................      45,000              *

--------
*Less than 1%.

(1) The address for each beneficial owner is c/o Scottish Annuity & Life Holdings, Ltd., Ugland House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies.
(2) Does not include 570,000 Ordinary Shares beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries; Mr. French disclaims beneficial ownership of such Ordinary Shares.
(3) Does not include Ordinary Shares issuable upon exercise of stock options or the Class A Warrants not exercisable within 60 days.
(4) Does not include Ordinary Shares issuable upon exercise of stock options not exercisable within 60 days.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  The Company has entered into the Scottish Annuity Agreement with Scottish Annuity. See "Business--Scottish Annuity Agreement" for a summary of the terms of the Scottish Annuity Agreement. Michael C. French, Chairman, Chief Executive Officer and a Director of Holdings is a director of Scottish Annuity. Ms. Boucher, Senior Vice President and Chief Financial Officer of Holdings, is the Manager of Finance and Administration of Scottish Annuity. See "Management--Executive Officers and Directors."

  The Company expects to enter into a definitive agreement with DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries. Under the expected terms of the agreement, DC Planning will provide certain consulting services to the Company, including with respect to the development and implementation of its business plan. DC Planning will be paid $180,000 a year for a term of three years under the agreement. Howard Shapiro, who will be a Director of Holdings, is the managing partner of DC Planning.

                             DESCRIPTION OF SHARES

  The following summarizes certain provisions of the Memorandum of Association (the "Memorandum") and the Articles of Association (the "Articles") of the Company. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Memorandum and the Articles, including the definitions therein of certain terms. Copies of the Memorandum and Articles are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

  Effective immediately prior to the consummation of the Offering, the authorized share capital of the Company will consist of 100,000,000 Ordinary Shares, of which 1,500,000 Ordinary Shares were outstanding at June 9, 1998, and 50,000,000 Preferred Shares, par value $0.01 per share, none of which were outstanding at June 9, 1998.

ORDINARY SHARES

  The Ordinary Shares offered hereby, upon receipt of payment therefor, will be validly issued, fully paid and nonassessable. There are no provisions of Cayman Islands law, the Memorandum or the Articles which impose any limitation on the rights of shareholders to hold or vote Ordinary Shares by reason of them not being residents of the Cayman Islands. The Ordinary Shares will be subject to the express terms of the Preferred Shares and any series thereof. Holders of the Ordinary Shares have no pre-emptive, redemption, conversion or sinking fund rights.

  Dividend Rights. Holders of Ordinary Shares are entitled to receive dividends ratably when and as declared by the Board of Directors out of funds legally available therefor subject to prior payment of Preferred Shares, if any.

  Liquidation. In the event of any dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, after there are paid or set aside for payment to creditors and the holders of any Preferred Shares, the full amounts to which they are entitled, the holders of the then outstanding Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such shareholders, any remaining assets of the Company available for distribution to its shareholders.

  Voting Rights. The Articles provide that the quorum required for a general meeting or extraordinary general meeting of the shareholders is presence in person or by proxy of persons holding at least 50% of the issued and outstanding voting shares entitled to vote at such meeting (without giving effect to the limitation on voting rights described below). A quorum for considering a "special resolution" is 66 2/3% of the issued and outstanding voting shares entitled to vote at such meeting. Subject to applicable law and any provision of the Articles requiring a greater majority, the Company may from time to time by special resolution alter or amend the Memorandum or Articles; voluntarily liquidate, dissolve or wind-up the affairs of the Company; increase its share capital; consolidate and divide all or any of its share capital; subdivide the whole or any part of its share capital; reduce its share capital, any capital redemption reserve fund, or any share premium account; or change its name or alter its purposes.

  Each holder of Ordinary Shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any such meeting (subject to the limitation on voting rights described below). All matters, including the election of Directors, voted upon at any duly held shareholders' meeting will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy, except (i) approval of a merger, consolidation, amalgamation or court-sanctioned reorganization, or the sale, lease or exchange of all or substantially all of the assets of the Company (except in the case of a transaction between the Company and any entity which the Company directly or indirectly controls), which requires (in addition to any regulatory or court approvals) the approval of at least 66 2/3% of the outstanding voting shares, voting together as a single class at a duly convened meeting; (ii) approval of a special resolution which requires the approval of at least 66 2/3% of the votes cast by such shareholders represented in person or by proxy at a duly convened meeting; (iii) amendment of the Articles, which requires the approval of at least 66 2/3% of the outstanding voting shares, voting together as a single class at a duly convened meeting; and (iv) as otherwise provided in the Articles. Voting rights with respect to the Ordinary Shares are noncumulative.

  The Articles provide that, except as otherwise required by law and subject to the rights of the holders of any Preferred Shares, extraordinary general meetings of the shareholders of the Company may be called only by (i) a majority of the Board of Directors; or (ii) at the request in writing of shareholders owning at least 50% of the outstanding Ordinary Shares generally entitled to vote.

  Limitation on Voting Rights. Each Ordinary Share has one vote, except that if and for so long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued voting shares of the Company (after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):

                             (T - C) / (9.1 X C)

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to the application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below; and

     "C" is the number of issued Controlled Shares attributable to such person. "Controlled Shares" of any person refers to all Ordinary Shares or voting Preferred Shares owned by such person, whether (i) directly,
     (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations thereunder.

  The Formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. The defined term "10% Shareholder" means a person who owns, in aggregate, (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, issued Ordinary Shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

  The Directors are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

  The directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

  Restrictions on Transfer. The Articles contain several provisions restricting the transferability of Ordinary Shares. Except as described below with respect to transfers of Ordinary Shares executed on the Nasdaq National Market, the Directors (or their designee) are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person to 10% or more of the Company's issued voting shares. Similarly, the Company is restricted from issuing or repurchasing Ordinary Shares if such issuance or repurchase would increase the number of total Controlled Shares of any person to 10% or more of the Company's issued voting shares.

  The Directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any Ordinary Shares, except for transfers executed on the Nasdaq National Market, if they have reason to believe
(i) that such transfer may expose the Company, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

  The Company's Directors will not decline to register any transfer of Ordinary Shares executed on the Nasdaq National Market for the reasons described above. However, if any such transfer results in the transferee (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of the Company's issued voting shares or causes the Company's Directors (or their designee) to have reason to believe that such transfer may expose the Company, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by the Company to adverse tax or regulatory treatment in any jurisdiction, under the Company's Articles, the Directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the Directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

  Maples and Calder, Cayman Islands counsel to the Company, has advised the Company that while the precise form of the restrictions on transfers contained in the Articles is untested, as a matter of general principle, restrictions on transfers are enforceable under Cayman Islands law and are not uncommon. The transferor of such Ordinary Shares will be deemed to own such Ordinary Shares for dividend, voting and reporting purposes until a transfer of such Ordinary Shares has been registered on the Register of Members of the Company.

 The restrictions on voting and ownership of 10% or more of the Company's issued voting shares described above, as well as the provisions discussed below under "Anti-Takeover Effects of Articles of Association," may have the effect of discouraging an attempt to obtain control of the Company through certain actions other than negotiating with the Board of Directors.

  The Articles also provide that the Board may suspend the registration of transfer of Ordinary Shares for such periods as the Board may determine, but shall not suspend the registration of transfer for more than 45 days in any year.

PREFERRED SHARES

  The Articles authorize the Directors to create and issue one or more series of Preferred Shares and determine the rights and preferences of each such series, to the extent permitted by the Articles and applicable law. Among other rights, the Directors may determine: (i) the number of shares of that series and the distinctive designation thereof; (ii) the voting powers, full or limited, if any, of the shares of that series; (iii) the rights in respect of dividends on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends; (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company; (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption; (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series; (vii) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other series, or other securities, whether or not issued by the Company; (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that series are outstanding; (ix) restrictions on the issuance of shares of the same series or any other series; and (x) any other preferences and relative, participating, optional or other rights and limitations as the Board of Directors determines which are not inconsistent with applicable law or the Articles. The Company has no current intention to issue any Preferred Shares.

WARRANTS

  Class A Warrants. Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares have been purchased by Michael C. French, Michelle L. Boucher and certain companies wholly owned by certain shareholders of SHL , subject to adjustment as provided in the Class A Warrants. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain events, including stock splits. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants expire on the tenth anniversary of the consummation of the Offering.

  The Class A Warrant holders have been granted certain registration rights with respect to the sale of the Ordinary Shares underlying the Class A Warrants, and have entered into lock-up agreements with the Underwriters for a one-year period from the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."

  Class B Warrants. Upon completion of the Offering, Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares will be outstanding. The exercise price of the Class B Warrants is equal to the initial public offering price, subject to adjustment as provided in the Class B Warrants. The Class B Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class B Warrants then outstanding will become immediately exercisable. The Class B Warrants will expire on the tenth anniversary of the consummation of the Offering.

  The Class B Warrant holders have been granted certain registration rights with respect to the sale of the Ordinary Shares underlying the Class B Warrants, and have entered into lock-up agreements with the Underwriters for a one-year period from the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."

OPTIONS

  The Company has issued options to purchase an aggregate of 900,000 Ordinary Shares pursuant to the Stock Option Plan. Additionally, upon consummation of the Offering, the Company will grant options to purchase an aggregate of 30,000 Ordinary Shares pursuant to its Stock Option Plan. An additional 570,000 Ordinary Shares are reserved for future issuance under the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of the future options to be issued upon consummation of the Offering will increase to 1,069,500 Ordinary Shares. See "Management--Stock Option Plan."

TRANSFER AGENT

  The Company's registrar and transfer agent for all Ordinary Shares and Preferred Shares is Harris Trust and Savings Bank.

DIFFERENCES IN CORPORATE LAW

  The Companies Law of the Cayman Islands is modeled after that of England, and differs in certain respects from such laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Law (including any modifications adopted pursuant to the Articles) applicable to the Company which differ from provisions generally applicable to United States corporations and their shareholders. These statements are a brief summary of certain significant provisions of Cayman Islands Companies Law, and as such, do not deal with all aspects of every law that may be relevant to corporations and their shareholders.

  Interested Directors. The Articles provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction. A director having an interest in a transaction is entitled to vote in respect of such transaction provided that the nature of the interest is disclosed at or prior to the vote on such transaction.

  Mergers and Similar Arrangements. The Company may acquire the business of another company and carry on such business when it is within the objects of the Memorandum. Except as provided below, the approval of the holders of at least 66 2/3% of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose is required for the Company to (i) merge, consolidate or amalgamate with another company; (ii) reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or (iii) sell, lease or exchange all or substantially all of its assets. In order to merge or amalgamate with another company or to reorganize and reconstruct itself, as a general rule, the relevant plan would need to be approved in accordance with the provisions of the Companies Law by the holders of not less than 75% of the votes cast at a general meeting called for that purpose and thereafter sanctioned by the Cayman Islands court. In respect of such a court-sanctioned reorganization, while a dissenting shareholder may have the right to express to a Cayman Islands court his view that the transaction sought to be approved would not provide the shareholders with the fair value of their shares, (i) the court ordinarily would not disapprove the transaction on that ground absent other evidence of fraud or bad faith; and
(ii) if the transaction were approved and consummated, the dissenting shareholder would have no rights comparable to the appraisal rights (as here defined, rights to receive payments in cash for the judicially determined value of their shares) ordinarily available to dissenting shareholders of United States corporations.

  Takeovers. Cayman Islands law also provides that where an offer is made by a company for shares of another company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the dissenting shareholders to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to prevent the requirement of such transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

  Shareholders' Suits. With respect to shareholders' suits, the Cayman Islands courts ordinarily would be expected to follow English precedent, which would permit a minority shareholder to commence an action against or a derivative action in the name of the corporation only (i) where the act complained of is alleged to be beyond the corporate power of the corporation or illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the corporation; (iii) where the act requires approval by a greater percentage of the corporation's shareholders than actually approved it; or (iv) where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a denial of justice or a violation of the corporation's memorandum of association.

  Indemnification; Exculpation. Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty or wilful neglect or default.

  The Articles contain provisions providing for the indemnity by the Company of an officer, director or employee of the Company for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director or employee of the Company. In addition, the Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Articles.

  The Company plans to purchase directors and officers liability insurance from third parties for its directors and executive officers. The Company also plans to enter into indemnity agreements with each of its executive officers and directors.

  The Articles provide that directors of the Company shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a payment of a dividend on stock of the Company or a purchase or redemption of stock of the Company in violation of law; or (iv) for any transaction from which a director derived an improper personal benefit.

  Inspection of Books and Records. Shareholders of a Cayman Islands corporation have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a corporation.

ANTI-TAKEOVER EFFECTS OF ARTICLES OF ASSOCIATION

  The Articles contain certain provisions that make more difficult the acquisition of control of the Company by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of the Company to negotiate with the Board of Directors. The Board of Directors believe that, as a general rule, the interests of the Company's shareholders would be best served if any change in control results from negotiations with the Board of Directors. The Board of Directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of the Company. In addition, the Company's Articles of Association provide that voting rights with respect to Ordinary Shares directly or indirectly beneficially owned by any person or group of persons directly or indirectly beneficially owning 10% or more of the outstanding combined voting power of the issued shares of the Company will be limited to a voting power of less than 10%, which significantly limits the ability of a prospective acquiror to effect a takeover of the Company. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the Ordinary Shares.

  In addition to those provisions of the Articles discussed above, set forth below is a description of other relevant provisions of the Articles. The descriptions are intended as a summary only and are qualified in their entirety by reference to the Articles, which are filed as a exhibit to the Registration Statement of which this Prospectus is a part.

  No Shareholder Action by Written Consent. The Articles provide that any action required or permitted to be taken by the shareholders of the Company must be taken at a duly called annual general or extraordinary general meeting of the shareholders of the Company and may not be taken by consent in writing or otherwise. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares generally entitled to vote, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the foregoing provisions of the Articles.

  Availability of Shares for Future Issuance. The availability for issue of shares by the Directors of the Company without further action by shareholders (except as may be required by Nasdaq National Market requirements) could be viewed as enabling the Board of Directors to make more difficult a change in control of the Company, including by issuing Preferred Shares convertible into Ordinary Shares, warrants or rights to acquire Ordinary Shares to discourage or defeat unsolicited stock accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter stock ownership of persons seeking to obtain control of the Company. The Company has no plans to issue any shares other than possibly pursuant to employee benefit plans.

  Shareholder Proposals. The Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting; and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The notice must describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and must set forth (i) the name and address of the shareholder; (ii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Company which are beneficially owned by the shareholder. In addition, the notice must set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons; (iii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such Regulation; and (iv) the consent of each nominee to serve as a director of the Company, if so elected. The presiding officer of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

  The affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the foregoing provision of the Articles.

  The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have outstanding 18,250,000 Ordinary Shares, Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares, Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares and options to purchase an aggregate of 930,000 Ordinary Shares. If the Underwriters' over-allotment option is exercised in full, 20,762,500 Ordinary Shares will be outstanding and the number of Ordinary Shares issuable upon exercise of outstanding options will increase to 1,069,500 Ordinary Shares. The number of Ordinary Shares issuable upon exercise of the Class A Warrants and Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and the options are not currently exercisable. See "Management --
 Stock Option Plan," and "Description of Shares -- Warrants" and "--Options." Except as disclosed in "Description of Shares -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Ordinary Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act, except for any of those Ordinary Shares owned at any time by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions of such rule). The 1,500,000 Ordinary Shares issued upon formation of the Company and the Ordinary Shares underlying the Class A Warrants, Class B Warrants and the options are, or upon issuance will be, "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration, including such rule.

  The Company, its officers and directors, SHL, the shareholders of SHL to receive Ordinary Shares of Holdings as a result of the SHL Distribution, and holders of the Class A and Class B Warrants have executed agreements (the "lock-up agreements") pursuant to which each has agreed that they will not, for a period of one year from the date of this Prospectus, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of any option to purchase or other sale or disposition) of any Ordinary Shares or other shares of the Company or any securities convertible into, or exercisable or exchangeable for, any Ordinary Shares or other shares of the Company without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters and provided further that in the case of holders of the Class B Warrants, consent to waiver of such restrictions may be granted during such period only with respect to transactions with officers of Prudential Securities Incorporated. Such agreements do not prevent the Company from granting additional options under the Stock Option Plan so long as such options do not become exercisable until one year from the date of the Prospectus. The Company also has agreed not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Ordinary Shares underlying stock options for a period of one year from the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements, except that in the case of holders of the Class B Warrants, such release may be granted only with respect to transactions with officers of Prudential Securities Incorporated.

  Prior to the Offering, there has not been any public market for the Ordinary Shares. No prediction can be made as to the effect, if any, future sales of Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the market price of the Ordinary Shares prevailing from time to time. Sales of substantial amounts of Ordinary Shares in the public market could adversely affect the prevailing market prices and impair the Company's ability to raise capital through the sale of equity securities.

  The holders of the Class A Warrants and the Class B Warrants have been granted certain registration rights with respect to the sale of the Ordinary Shares underlying such warrants. See "Description of Shares--Warrants."

                           MATERIAL TAX CONSEQUENCES

  The following summary of the taxation of Holdings and Scottish Insurance and the taxation of Holdings' shareholders is based upon current law. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. In the opinion of Jones, Day, Reavis & Pogue, United States tax counsel to the Company, the discussion of United States tax matters set forth below states the material United States federal income tax considerations relevant to an investment in the Ordinary Shares, subject to the qualifications and assumptions set forth in such discussion. In the opinion of Maples and Calder, Cayman Islands counsel to the Company, the discussion of Cayman Islands tax matters set forth below states the material Cayman Islands tax considerations relevant to an investment in the Ordinary Shares, subject to the qualifications and assumptions set forth in such discussion. The statements as to factual matters and the Company's beliefs and intentions as to factual matters represent the views of the Company's management and do not represent legal opinions of its counsel.

TAXATION OF HOLDINGS AND SCOTTISH INSURANCE

 Cayman Islands

  There are no income, corporation, capital gains or other taxes in effect in the Cayman Islands on the basis of the present legislation. Application has been made by Holdings and Scottish Insurance to the Governor pursuant to the Tax Concessions Law (1995 Revision) of the Cayman Islands for an undertaking that in the event of any change to the foregoing Holdings and Scottish Insurance, for a period of twenty years from the date of the grant of the undertaking, will not be chargeable to tax in the Cayman Islands on its income or its capital gains arising in the Cayman Islands or elsewhere and that dividends of Holdings will be payable without deduction of Cayman Islands tax. It is expected that such undertaking will be forthcoming. No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of Ordinary Shares. The only taxes or fees which will be chargeable on Holdings in the Cayman Islands are (i) an annual charge calculated on the nominal amount of the authorized share capital of Holdings, which is currently $700 per annum and (ii) an annual licensing fee of $6,500 payable in respect of Scottish Insurance's unrestricted Insurance B License.

  The Board of Directors of Holdings intend to conduct the affairs and business of Holdings so that, save for any tax which may be withheld in certain countries in respect of income or gains, Holdings will not be liable to tax in any jurisdiction on the income or gains (including gains arising in the form of discounts or premiums) derived from its investments. The investments of Holdings will be made with a view of minimizing any such withholding tax. However, there can be no guarantee that the tax position of Holdings will not be challenged by the revenue authorities of one or more countries.

  The foregoing is based on current law and practice in the Cayman Islands and is subject to changes therein.

 United States

  Holdings' Board of Directors has adopted operating guidelines, developed in consultation with its United States counsel, that prescribe how Holdings and Scottish Insurance are to conduct their businesses in a manner consistent with their intent not to be engaged in a trade or business within the United States. Accordingly, Holdings and Scottish Insurance do not currently plan to file United States income tax returns. However, because definitive identification of activities that constitute being engaged in a trade or business in the United States is not provided by the Code or regulations or court decisions, there can be no assurance that the IRS will not contend that Holdings and/or Scottish Insurance is engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to United States income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business. Section 842 of the Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income even if they have no United States source investment income. Otherwise, the income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation can anticipate an allowance of deductions and credits only if it files a United States income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. The federal income tax rates currently are a maximum of 35% for a corporation's effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.

  Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to United States income tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits, and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and interest on certain investments). Scottish Insurance will be subject to such taxes on dividends from United States companies in which it makes portfolio investments.

  The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to Scottish Insurance is currently 1%.

 Other Countries

  Scottish Insurance may be subject to taxes imposed by other countries on dividends or interest received from payors located in those countries.

TAXATION OF SHAREHOLDERS

 Cayman Islands Taxation

  There is no tax treaty between the Cayman Islands and the U.S. regarding withholding. Currently, there is no Cayman Islands withholding tax on dividends paid by Holdings or Scottish Insurance.

 United States Taxation--United States Shareholders

  General. The following discussion summarizes certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares by a beneficial owner who is (i) a citizen or resident of the United States, (ii) a United States domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Ordinary Shares. This summary deals only with Ordinary Shares acquired by purchasers in the Offering and held as capital assets and does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers who hold Ordinary Shares as part of hedging or conversion transactions and investors whose functional currency is not the United States dollar) may be subject to special rules. Prospective purchasers of the Ordinary Shares are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of United States federal, state, local or other laws to which they may be subject.

  Dividends. Distributions with respect to the Ordinary Shares will be treated as ordinary dividend income to the extent of Holdings' current or accumulated earnings and profits as determined for United States federal income tax purposes, subject to the discussion below relating to the potential application of the "controlled foreign corporation" or "passive foreign investment company" rules. Such dividends will not be eligible for the dividends-received deduction allowed to United States corporations under
Section 243 of the Code. The amount of any distribution in excess of Holdings' current and accumulated earnings and profits will first be applied to reduce the holder's tax basis in the Ordinary Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the Ordinary Shares.

  Classification of Holdings and Scottish Insurance as Controlled Foreign Corporations. Under Section 951(a) of the Code, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" (a "CFC") for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC directly or indirectly through foreign entities on the last day during such taxable year on which the corporation is a CFC must include in its gross income for United States federal income tax purposes his or her pro-rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. Subpart F income includes, among other things, "insurance income," which is generally defined as income (including premium and investment income) attributable to the issuing (or reinsuring) of any insurance or annuity contract in connection with risks located in, or liabilities arising out of, activities in or lives or health of residents of a country other than the country under the laws of which the insurance company is organized. Accordingly, it is anticipated that substantially all of the income of Scottish Insurance will be subpart F income. Under Section 951(b) of the Code, any United States corporation, citizen, resident or other United States person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Section 958(b) of the Code, generally applying to family members, partnerships, estates, trusts, controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Scottish Insurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the corporation's stock. Because of the expected dispersion of Holdings' share ownership following the Offering and the restrictions on transfer, issuance or repurchase of Ordinary Shares, and because Holdings' Articles of Association provide that no single shareholder is permitted to hold 10% or more of the total combined voting power of Holdings, shareholders of Holdings should not be viewed as United States shareholders of a CFC for purposes of these rules. However, there can be no assurance that the IRS will not successfully take a contrary position.

  RPII Companies. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns "related person insurance income" ("RPII"). RPII is defined in Section 953(c)(2) of the Code as any "insurance income" of a foreign corporation attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" of such corporation or a "related person" to such a shareholder. In general, "insurance income" is income (including underwriting premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the CFC is created or organized and which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

  Generally, the term "related person" for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons who control the United States shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of Section 958 of the Code. For purposes of inclusion of Scottish Insurance's RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all United States persons who own, directly or indirectly, any amount (rather than 10% or more) of Scottish Insurance's stock. Scottish Insurance will be subject to the CFC provisions for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of Scottish Insurance by vote or value for an uninterrupted period of at least 30 days during any taxable year. Holdings anticipates that United States persons will own directly, indirectly or constructively, 25% or more of the stock of Scottish Insurance by vote or value for the requisite period; accordingly, the RPII rules of the Code will apply to Scottish Insurance unless one of several exceptions (discussed below) applies to Scottish Insurance.

  RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not United States persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of Scottish Insurance, (ii) RPII, determined on a gross basis, is less than 20% of Scottish Insurance's gross insurance income for the taxable year, (iii) Scottish Insurance elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII or (iv) Scottish Insurance elects to be treated as a United States corporation. Scottish Insurance does not intend to make either of the described elections. Thus, only exceptions (i) and (ii) may be available.

  Holdings does not expect that Scottish Insurance will knowingly enter into variable life insurance or reinsurance arrangements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Ordinary Shares. If this expectation is correct, exception
(i) will, and exception (ii) may, apply to Scottish Insurance. There can be no assurance, however, that this will be the case. If neither of these exceptions were to apply, each United States person owning, directly or indirectly, stock in Holdings (and therefore, indirectly in Scottish Insurance) at the end of any taxable year would generally be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to such United States shareholders at that date, but limited to Scottish Insurance's current-year earnings and profits reduced by the shareholder's pro-rata share, if any, of certain prior-year deficits in earnings and profits.

  Computation of RPII. In order to determine how much RPII Scottish Insurance has earned in each taxable year, Holdings intends to obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of Holdings and are United States persons. Scottish Insurance intends to include in its insurance application and renewal forms, or related documents, a provision requesting information as to whether the policyholders (or a related person) are or have been, and a notice if they should become, a shareholder of Holdings. In addition, Scottish Insurance will send a letter after each taxable year to each person who was a policyholder requesting such policyholder to represent whether it was a shareholder of Holdings or related to a shareholder during the year. For any taxable year in which Scottish Insurance's gross RPII is 20% or more of its gross insurance income for the year, Holdings may also seek information from its shareholders as to whether direct or indirect owners of its shares at the end of the year are United States persons so that the RPII may be determined and apportioned among such persons. To the extent Holdings is unable to determine whether a direct or indirect owner of shares is a United States person, Holdings may assume that such owner is not a United States person, thereby increasing the per share RPII amount for all United States shareholders. Although Scottish Insurance intends to operate in a manner that would minimize RPII, there can be no assurance that an investor will not be required to include amounts in its income in respect of RPII in any taxable year.

  Apportionment of RPII to United States Shareholders. If direct or indirect insureds and persons related to such insureds were to own more than 20% of the voting power or value of Scottish Insurance's Ordinary Shares and Scottish Insurance's RPII determined on a gross basis for any future taxable year were to be 20% or more of its gross insurance income, every United States person who owns directly or indirectly Ordinary Shares on the last day of that year would be required to include in its gross income its share of Scottish Insurance's RPII for such year, whether or not distributed. A United States person who owns Ordinary Shares during the Company's taxable year but not on the last day of the taxable year on which Scottish Insurance is a CFC within the meaning of the RPII provision of the Code, which would normally be December 31, would not be required to include in its gross income any part of Scottish Insurance's RPII. Correspondingly, a United States person who owns directly or indirectly, Ordinary Shares on the last day of the taxable year on which Scottish Insurance is a CFC for purposes of those provisions would be required to include in its income its share of the RPII for the entire year even though such holder does not own the Ordinary Shares for the entire year.

  Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to Holdings and Scottish Insurance is uncertain. These provisions include the grant of authority to the United States Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the IRS will not challenge any determinations by Holdings or Scottish Insurance as to the amount, if any, of RPII that should be includable in the income of a holder of Ordinary Shares or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States person who is considering an investment in Ordinary Shares should consult his tax advisor as to the effects of these uncertainties.

  Information Reporting. Each United States person who is a direct or indirect shareholder of the Company on the last day of Holdings' taxable year would be required to attach to the income tax or information return such holder would normally file for the period which includes that date a Form 5471 if Scottish Insurance were a CFC for RPII purposes for any continuous thirty-day period during its taxable year whether or not any net RPII income is required to be reported. Scottish Insurance will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which (i) Scottish Insurance's gross RPII constitutes less than 20% of its gross insurance income or (ii) less than 20% of the voting power or value of Scottish Insurance's Ordinary Shares is owned by direct or indirect insureds and persons related to such insureds. For any year in which Scottish Insurance's gross RPII constitutes 20% or more of its gross insurance income and its direct or indirect insureds and persons related to such insureds own more than 20% of the voting power or value of Scottish Insurance's Ordinary Shares, Holdings intends to provide Form 5471 to its direct or indirect United States shareholders for attachment to the returns of shareholders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization would be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, United States persons who at any time own 10% or more of the shares of the Company may have an independent obligation to file certain information returns.

  Tax-Exempt Shareholders. United States tax-exempt organizations would generally be required to treat subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity, as unrelated business taxable income within the meaning of Section 512 of the Code.

  Dividend; Basis; Exclusion of Dividends from Gross Income. A United States shareholder's tax basis in his Ordinary Shares would be increased by the amount of any RPII that the shareholder includes in his income. The shareholder could exclude from income the amount of any distribution by Holdings to the extent of the RPII included in such shareholder's income for the year in which the distribution was paid or for any prior year. A shareholder's tax basis in his Ordinary Shares would be reduced by the amount of such distributions that are excluded from his income. Although, in certain circumstances, a United States shareholder might be able to exclude from his income distributions with respect to RPII that a prior shareholder included in his income, that exclusion would not generally be available to holders who purchase Ordinary Shares in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in his income.

  Dispositions of Ordinary Shares. Subject to the discussion below relating to the potential application of Section 1248 of the Code or the passive foreign investment company rules, a United States shareholder will, upon the sale or exchange of any Ordinary Shares, recognize a gain or loss for United States income tax purposes equal to the difference between the amount realized upon such sale or exchange and the shareholder's basis in the Ordinary Shares. If the shareholder's holding period for such Ordinary Shares is more than eighteen months, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and 35% for corporations.

  Section 1248 of the Code provides that if a United States person disposes of stock in a foreign corporation and such person owned directly, indirectly or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's previously untaxed earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that the shareholder would normally file for the taxable year in which the disposition occurs.

  Section 953(c)(7) of the Code generally provides that Section 1248 will also apply to any sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the selling shareholder is or was a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing

Treasury regulations do not address whether Section 1248 of the Code and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of Holdings may have an independent obligation to file Form 5471).

  Section 1248 of the Code and the requirement to file Form 5471 should not apply to dispositions of Ordinary Shares because Holdings does not intend to directly engage in the insurance business and, under proposed regulations, these provisions appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be amended or promulgated in final form so as to provide that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Ordinary Shares. In that event, Holdings would notify shareholders that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Ordinary Shares. Thereafter, Holdings would send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 of the Code and the requirement to file Form 5471 apply to dispositions of Ordinary Shares. Holdings would attach to this notice a copy of Form 5471 completed with all Holdings information and instructions for completing the shareholder information.

  Foreign Tax Credit. Because it is anticipated that United States persons will own a majority of Holdings' shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by Holdings (including any gain from the sale of Ordinary Shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's United States foreign tax credit limitations. Holdings will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most United States shareholders to utilize excess foreign tax credits to reduce United States tax on such income.

  Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If Holdings were to be characterized as a PFIC, its United States shareholders would be subject to a penalty tax at the time of their sale of, or receipt of an "excess distribution" with respect to, their Ordinary Shares, unless such shareholders
(i) elected from the outset to be taxed on their pro-rata share of the Company's earnings whether or not such earnings were distributed or (ii) elected to mark their Ordinary Shares to market as of the end of each taxable year and to treat as ordinary income (or loss) the annual appreciation (or depreciation) in the value of such shares. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal annual portions at the highest applicable ordinary income tax rate throughout the holder's period of ownership, and that interest accrued on each tax amount for each prior year from the due date of such prior year's return. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.

  For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code, and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominately engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Scottish Insurance expects to be primarily and predominantly engaged in an insurance business and does not expect to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income," and as if it "held its proportionate share of the assets," of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under the look-through rule Holdings should be deemed to own the assets and to have received the income of Scottish Insurance directly for purposes of determining whether Holdings qualifies for the aforementioned insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions. There can be no assurance, however, as to what positions the IRS or a court might take in the future on whether Holdings or Scottish Insurance is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of such business. United States persons who are considering an investment in Ordinary Shares should consult their tax advisors as to the effects of the PFIC rules.

  Other. Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the Ordinary Shares to United States persons. Thus, a holder of Ordinary Shares may be subject to backup withholding at the rate of 31% with respect to dividends paid to such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a holder's regular federal income tax liability.

 United States Taxation--Non-United States Shareholders

  Subject to certain exceptions, non-United States persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Ordinary Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to United States estate tax with respect to Ordinary Shares of Holdings.

                                     * * *

  The foregoing discussion is based upon current law. The tax treatment of an owner of Ordinary Shares, or a person treated as an owner of Ordinary Shares for United States federal income, state, local or non-United States tax purposes, may vary depending on the owner's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to owners of Ordinary Shares. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES.

                                 UNDERWRITING

  The underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated is acting as representative (the "Representative"), have severally agreed, subject to the terms and conditions contained in the underwriting agreement (the "Underwriting Agreement"), to purchase from the Company the number of Ordinary Shares set forth below opposite their respective names:

                                                                    NUMBER OF
     UNDERWRITER                                                 ORDINARY SHARES
     -----------                                                 ---------------
     Prudential Securities Incorporated.........................
                                                                   ----------
     Total......................................................   16,750,000
                                                                   ==========

  The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the Ordinary Shares set forth above if any are purchased.

  The Underwriters, through the Representative, have advised the Company that they propose to offer the Ordinary Shares set forth above initially at the public offering price set forth on the cover page of this Prospectus; that the
Underwriters may allow to selected dealers a concession of $       per
Ordinary Share; and that such dealers may reallow a concession of $       per
Ordinary Share to certain other dealers. After the Offering, the initial public offering price and the concessions may be changed by the Representative.

  The Company has granted to the Underwriters an over-allotment option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 2,512,500 Ordinary Shares at the initial public offering price per share, less underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering any over-allotments incurred in the sale of the Ordinary Shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Ordinary Shares as the number set forth next to such Underwriter's name in the preceding table bears to 16,750,000.

  The Company, its directors and officers, SHL, the shareholders of SHL to receive Ordinary Shares as a result of the SHL Distribution, and the holders of Class A and Class B Warrants have executed lock-up agreements pursuant to which each has agreed that they will not, for a period of one year after the date of this Prospectus, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of any option to purchase or other sale or disposition) of any Ordinary Shares or other shares of the Company or any other securities convertible into, or exercisable or exchangeable for, any Ordinary Shares or other shares of the Company, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters and provided further that in the case of holders of the Class B Warrants, consent to waiver of such restrictions may be granted during such period only with respect to transactions with officers of Prudential Securities Incorporated. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options do not become exercisable for one year from the date of the Prospectus. The Company also has agreed not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Ordinary Shares underlying stock options for a period of one year from the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements, except that in the case of holders of the Class B Warrants, such release may be granted only with respect to transactions with officers of Prudential Securities Incorporated.

  The Company has agreed to indemnify the several Underwriters and contribute to any losses arising out of certain liabilities, including liabilities under the Securities Act.

  The Representative has informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

  Prior to the Offering, there has been no public market for the Ordinary Shares. The initial public offering price was determined by the Company and the Representative as an appropriate per share price in light of the Company's desired capitalization.

  Upon consummation of the Offering and out of the net proceeds received thereby, the Company will pay Prudential Securities Incorporated an advisory fee equal to $1.0 million (plus reimbursement of related out-of-pocket expenses) for investment banking and financial advisory services in connection with the Offering. The Roman Arch Fund L.P. and The Roman Arch Fund II L.P., each of which is a limited partnership and an affiliate of Prudential Securities Incorporated and makes investments for the benefit of limited partners who are employees of Prudential Securities Incorporated, purchased respectively, 120,000 and 80,000 Class B Warrants for respective aggregate purchase prices of $181,200 and $120,800. The exercise price of the Class B Warrants is equal to the initial public offering price, subject to adjustment as provided in the Class B Warrants. The Class B Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. Each of The Roman Arch Fund L.P. and The Roman Arch Fund II L.P., as a holder of the Class B Warrants, has executed a lock-up agreement for a period of one year after the date of this Prospectus as described above.

  In connection with the Offering, certain Underwriters (and selling group members, if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Ordinary Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Ordinary Shares for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Ordinary Shares in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Ordinary Shares in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 2,512,500 Ordinary Shares, by exercising the Underwriters' over-allotment option referred to previously. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby they may reclaim from an Underwriter (or any dealer participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Ordinary Shares that are distributed in the Offering but subsequently purchased by the Representative for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required and, if they are undertaken, they may be discontinued at any time.

                                 LEGAL MATTERS

  The validity of the Ordinary Shares under Cayman Islands law will be passed upon for the Company by Maples and Calder, Cayman Islands. Certain matters as to United States law in connection with the Offering will be passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, Chairman of the Board, Chief Executive Officer and Director of the Company, serves as a consultant to Jones, Day, Reavis & Pogue. Certain matters as to state insurance laws will be passed upon for the Company by The Bernstein Law Firm, Washington, D.C. Certain matters as to United States law in connection with the Offering will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

  The consolidated balance sheet of the Company as of June 9, 1998, included in this Prospectus and in the Registration Statement has been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             GLOSSARY OF SELECTED LIFE INSURANCE AND ANNUITY TERMS

Account value..................The amount held in either the general account or a separate account of an insurance
                                company to maintain policyholder assets and
                                support liabilities.
Acquisition costs..............Commission and brokerage fees paid for the production of premiums written and certain
                                other acquisition and underwriting expenses.
Annuitant......................The person on whose life or life expectancy the annuity payouts are based.
Annuity........................A periodic payment contract purchased from an insurance company that typically offers tax-
                                deferred growth of the investment until
                                earnings are withdrawn.
Annuity payouts................An amount paid at regular intervals under one of several plans available to the annuity
                                owner and/or any other payee. This amount
                                may be paid on a variable or fixed basis or
                                a combination of both.
Automatic reinsurance treaty...Reinsurance of a specified type or category of risk defined in a reinsurance agreement
                                (a "treaty") between a ceding company and a
                                reinsurer. Typically, in automatic
                                reinsurance the ceding company is obligated
                                to offer and the reinsurer is obligated to
                                accept a specified portion of all such type
                                or category of risks originally insured or
                                reinsured by the ceding company. Also known
                                as treaty reinsurance.
Beneficiary....................The person designated to receive variable life death benefits or annuity benefits in
                                case of the policyholder's or annuitant's
                                death.
Broker.........................One who negotiates contracts of insurance or reinsurance, receiving a commission for
                                placement and other services rendered,
                                between (1) a policy-holder and a primary
                                insurer, on behalf of the insured party, (2)
                                a primary insurer and reinsurer, on behalf
                                of the primary insurer, or (3) a reinsurer
                                and a retrocessionaire, on behalf of the
                                reinsurer.
Capital surplus................Capital of the Company from time to time not otherwise dedicated to policy reserves or
                                other corporate purposes.
Ceding.........................The reinsurance by a primary insurer or reinsurer of all or a portion of its risk
                                with a reinsurer or retrocessionaire. In
                                doing so, the party "cedes" business and is
                                referred to as the "cedent" or "ceding"
                                company.
Credited rates.................Interest rates applied to annuity and life insurance policies, whether contractually
                                guaranteed or currently declared for a
                                specified period, as outlined in the policy
                                or contract.

Duff & Phelps rating...................Duff & Phelps Credit Rating Co.'s claims paying ability ratings provide an overall
                                        opinion of an insurance company's ability to
                                        meet its obligations to policyholders. Duff
                                        & Phelps maintains a letter scale rating
                                        system consisting of 18 different ratings
                                        ranging from "AAA" to "DD." An "A" rating is
                                        assigned by Duff & Phelps to companies that
                                        have, in Duff & Phelps' opinion, high claims
                                        paying ability, average protection factors
                                        and a variability to risk over time due to
                                        economic and/or underwriting conditions.
Duration...............................A measure, expressed in years, of the price sensitivity of a financial instrument to
                                        changes in interest rates.
Facultative reinsurance................A type of reinsurance whereby the ceding company is not obligated to offer, and the
                                        reinsurer is not obligated to accept, all or
                                        a portion of each risk originally insured by
                                        the ceding company. Facultative risks are
                                        typically underwritten on a case-by-case
                                        basis.
Fixed annuities........................General account annuities which guarantee a contract holder that a specific sum of money
                                        will be paid in the future, either as a lump
                                        sum or as periodic income.
General account........................The main account of an insurer through.which premiums are collected and the insurer's
                                        liabilities are incurred where the insurer
                                        bears the relevant risks.
Indemnity reinsurance..................An arrangement in which an insurance company, the reinsurer, in consideration of a
                                        premium, agrees to indemnify another
                                        insurance or reinsurance company, known as
                                        the ceding company, against all or a portion
                                        of the insurance or reinsurance risks
                                        underwritten by the ceding company under one
                                        or more policies. Indemnity reinsurance does
                                        not legally discharge the primary insurer
                                        from its liability with respect to its
                                        obligations to the insured.
Mortality..............................The relative incidence of death
Net amount at risk.....................The difference between the cash value of a variable life insurance policy and the death
                                        benefit provided by such policy.
Persistency............................The rate which insurance policies or annuity contracts remain in force, expressed as a
                                        percentage of the number of policies
                                        remaining in force over the previous year.
Policy.................................The printed document issued by an insurance or reinsurance company that states the terms
                                        of the insurance or reinsurance contract.
Premiums written.......................Premiums written for a given period
Primary insurer........................An insurance company that contracts with the consumer to provide insurance coverage. Such
                                        primary insurer may then cede a portion of
                                        its business to reinsurers.
Qualified purchaser....................As defined in Section 2(a)(51) of the 1940
                                        Act.

Policy Reserves...................Liabilities established by insurers that generally represent the estimated discounted
                                   present value of the net cost of claims,
                                   repayments or contract liabilities and the
                                   related expenses that the insurer will
                                   ultimately be required to pay in respect of
                                   reinsurance or insurance it has written.
Quota share reinsurance...........A term describing all forms of reinsurance in which the reinsurer shares a pro-rata part
                                   of the original premiums and losses of the
                                   ceding company under a quota share. (Also
                                   known as proportional reinsurance, "pro-rata
                                   contract" reinsurance or participating
                                   reinsurance.)
Retention.........................The amount or portion of insurance risk that a ceding insurer retains for its own
                                   account. Any insurance issued in excess of
                                   the retention is reinsured. In proportional
                                   treaties, the retention may be a percentage
                                   of the original policy's limit.
Retrocessional reinsurance;
 Retrocessionaire.................A transaction whereby a reinsurer cedes to another reinsurer, the retrocessionaire, all
                                   or part of the reinsurance that the first
                                   reinsurer has assumed. Retrocessional
                                   reinsurance does not legally discharge the
                                   ceding reinsurer from its liability with
                                   respect to its obligations to the reinsured.
                                   Reinsurance companies cede risks to
                                   retrocessionaires for reasons similar to
                                   those that cause primary insurers to
                                   purchase reinsurance: to reduce net
                                   liability on individual risks, to protect
                                   against multiple losses, to stabilize
                                   financial ratios and to obtain additional
                                   underwriting capacity.
Separate account..................A segregated account established by an insurance company to hold policyholder or
                                   contract holder assets and liabilities on
                                   behalf of such policyholder or contract
                                   holder. The funds in a separate account are
                                   maintained separately from those in other
                                   separate accounts and the general account
                                   and are not subject to the claims of the
                                   insurer's general creditors.
Structured settlement contracts...Contracts providing for periodic payments for a determinable number of years or for life,
                                   typically in settlement of an injury claim
                                   or a lottery award.
Surplus relief reinsurance........A type of reinsurance which is primarily designed to increase temporarily a ceding
                                   company's statutory capital.
Surrender charge..................A deferred sales charge to be applied if an annuity or life insurance policy is
                                   surrendered for its cash value prior to a
                                   specified date. Such a charge is intended to
                                   recover all or a portion of the policy
                                   acquisition costs and act as a deterrent to
                                   early surrender.

Underwriting..............The insurer's or reinsurer's process.of reviewing contracts submitted for insurance
                           or reinsurance coverage, deciding whether to
                           accept all or part of the coverage requested
                           and determining the applicable premiums.
Underwriting capacity.....The maximum amount that an insurance or reinsurance company can underwrite.
                           Reinsurance serves to increase an insurer's
                           underwriting capacity by reducing its
                           exposure from particular risks.
Underwriting expenses.....The aggregate of policy acquisition costs, including commissions, and the portion of
                           administrative, general and other expenses
                           attributable to underwriting operations.
Unearned premiums.........Premiums written but not yet earned, as they are attributable to the unexpired portion of
                           the related contract or policy term.
Variable annuity..........An annuity which includes a provision for benefit payments to vary according to the
                           investment experience of the separate
                           account in which the amounts paid to provide
                           for this annuity are allocated.
Variable life insurance...A form of life insurance that offers fixed or flexible premiums and a minimum death
                           benefit as well as providing a return linked
                           to an underlying portfolio of securities
                           that are held in a separate account of the
                           insurer.

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                      INDEX TO CONSOLIDATED BALANCE SHEET

Report of Independent Auditors.............................................. F-2
Consolidated Balance Sheet as of June 9, 1998............................... F-3
Notes to Consolidated Balance Sheet......................................... F-4

                        REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Board of Directors

Scottish Annuity & Life Holdings, Ltd.

  We have audited the accompanying consolidated balance sheet of Scottish Annuity & Life Holdings, Ltd. (the "Company") as of June 9, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Scottish Annuity & Life Holdings, Ltd. at June 9, 1998 in conformity with accounting principles generally accepted in the United States of America.


                                          Ernst & Young

George Town, Grand Cayman
British West Indies
June 19, 1998

except for Note 7, as to which the date is July 1, 1998

and except for note 8, as to which the date is

September 9, 1998

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                           CONSOLIDATED BALANCE SHEET
                       (STATED IN UNITED STATES DOLLARS)

                                  JUNE 9, 1998

      ASSETS
      Cash and cash equivalents....................................... $600,000
                                                                       --------
      Total assets.................................................... $600,000
                                                                       ========
      SHAREHOLDER'S EQUITY:
      Share capital, par value $.01 per share:
        Issued and fully paid: 1,500,000 Ordinary Shares.............. $ 15,000
        Additional paid in capital....................................  585,000
                                                                       --------
      Total shareholder's equity...................................... $600,000
                                                                       ========



                            See accompanying notes.

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                      NOTES TO CONSOLIDATED BALANCE SHEET

                                 JUNE 9, 1998

1. ORGANIZATION

  Scottish Annuity & Life Holdings, Ltd. (formerly, Scottish Life Holdings, Ltd.) ("Holdings") was incorporated as an exempted company with limited liability on May 12, 1998 under the laws of the Cayman Islands. Holdings has been organized to provide customized variable life insurance policies and reinsurance of fixed annuities and similar contracts through its wholly-owned subsidiary, Scottish Annuity & Life Insurance Company (Cayman), Ltd. (formerly, Scottish Life Assurance (Cayman) Ltd.) ("Scottish Insurance", and together with Holdings, the "Company"). Scottish Insurance has applied for an unrestricted Class "B' insurer's license under the insurance laws of the Cayman Islands. The Company's fiscal year end is December 31. Holdings is planning an initial public offering of its Ordinary Shares (the "Offering"). All Ordinary Shares of Holdings are owned by Scottish Holdings, Ltd., a Cayman Islands company (the "Parent").

  During the period from its inception to the date of the balance sheet, the Company did not incur any income or expenses that are required to be reported in a statement of income or a statement of cash flows under United States generally accepted accounting principles. Therefore, the consolidated statements of income and cash flows have not been presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accompanying balance sheet is prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. The following are the significant accounting and reporting policies adopted by the Company.

PREMIUM INCOME AND RELATED EXPENSES

  The variable life insurance policies are considered universal life-type contracts and will be accounted for under the Financial Accounting Standards Board's Statement No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments." Premiums from variable life insurance policies will be reported as deposits to policyholders' account balances which will be maintained in separate accounts. Revenues from these policies will consist of amounts assessed and recognized in income on a quarterly basis during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' account balances and interest credited to policyholders' account balances.

  Premiums from reinsured fixed annuity policies will be recognized generally as revenue when due from policyholders on a pro rata basis. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This is achieved by means of the provision for liabilities for future policy benefits and deferral and subsequent amortization of policy acquisition costs. Premiums from reinsurance of investment type fixed annuity contracts will be reported as deposits. Revenues from these contracts will consist of amounts assessed quarterly during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' account balances.

ADMINISTRATIVE SERVICES FEES

  The Company charges administrative services fees to The Scottish Annuity Company (Cayman) Ltd. ("Scottish Annuity") quarterly in advance (see Note 7). Such fees are recognized into income ratably.

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

DEFERRED POLICY ACQUISITION COSTS

  For variable life insurance and reinsurance of investment type fixed annuity contracts, deferred policy acquisition costs, consisting of commissions, underwriting and policy issue expenses, will be amortized over the expected average life of the contracts as a constant percentage of the present value of estimated gross profits arising principally from investment results, mortality and expense margins and surrender charges based on historical and anticipated future experience, which will be updated at the end of each accounting period. In computing amortization, interest shall accrue to the unamortized balance of capitalized acquisition costs at the rate used to discount expected gross profit. The effect on the amortization of deferred policy acquisition costs of revisions to estimated gross profits will be reflected in earnings in the period such estimated gross profits are revised.

  For fixed annuity reinsurance policies, deferred policy acquisition costs, consisting of ceding commissions, will be charged to expense using assumptions consistent with those used in computing policy reserves. Assumptions as to anticipated premiums will be estimated at the date of the policy issuance and will be consistently applied during the life of the policies. Deviations from estimated experience will be reflected in earnings in the period such deviations occur. For these policies, the amortization periods generally will be for the estimated life of the policy.

POLICYHOLDERS' ACCOUNT BALANCES AND FUTURE POLICY BENEFITS

  The development of policy reserves for the Company's policies will require management to make estimates and assumptions regarding mortality, lapse, expense and investment experience. Actual results could differ materially from those estimates. Management will monitor actual experience and where circumstances warrant, will revise its assumptions and the related reserve estimates.

  Future benefit liabilities of variable life insurance policies will be estimated using actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on anticipated experience. Policy reserves will be established to meet the Company's estimated future benefit liabilities. As variable life insurance policies are issued, the Company's associated mortality risk may tend to fluctuate more than would be expected than if the Company had a larger pool of insureds. The Company will allocate a portion of its capital to further provide for potential fluctuations in volatility of mortality experience. For the Company's reinsured fixed annuity business, such estimates will be primarily based on historical experience and information provided by ceding companies.

  When the liabilities for future policy benefits plus the present value of expected future gross premiums for a policy are insufficient to provide for expected future benefits and expenses for that policy, a premium deficiency reserve will be established by a charge to income. Benefit liabilities for fixed annuities during the accumulation period are equal to the accumulated present value of expected future payments.

  Premiums for variable life insurance policies will be reported as deposits to policyholders' account balances which will be maintained in separate accounts. The funds in these separate accounts will be managed by private independent money managers for the benefit of such policyholders. The Company will not provide any investment management or advisory services to any policyholder. Revenues from these contracts will consist of amounts assessed during the period against policyholders' separate account balances for mortality charges, policy administration and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' separate account balances and interest credited to policyholders' separate account balances.

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

INVESTMENTS

  The Company categorizes all investments as trading and, accordingly, such securities will be carried at fair value. Realized gains and losses are determined on a specific identification method. The cost of fixed income securities will be adjusted for amortization of premiums and discounts. Realized and unrealized gains and loses will be recorded in the statement of operations and included in investment income.

SEPARATE ACCOUNT ASSETS AND LIABILITIES

  Separate accounts will be recorded at the fair value of the underlying investments less mortality charges, policy administration charges and surrender charges. The funds in the separate accounts will not be part of the Company's general funds and will not be available to meet the general obligations of the Company.

  Separate account liabilities will represent the policyholders' separate account values. They will consist of the initial premiums paid after consideration of net investment gains/losses attributable to each separate account, less fees and withdrawals.

TRANSLATION OF FOREIGN CURRENCIES

  The Company's functional currency is the United States dollar. Premiums written and receivable in foreign currencies, if any, will be recorded at exchange rates prevailing on the effective date of the contract and liabilities for future benefits payable in foreign currencies at the time such liabilities are first recorded. Exchange gains or losses resulting from the periodic revaluation and settlement of such assets and liabilities will be recorded in the Company's statement of operations.

OFFERING COSTS

  Offering costs incurred in connection with the Offering, including certain amounts payable for investment banking and financial advisory services, will be deducted from the gross proceeds of the Offering.

EARNINGS PER ORDINARY SHARE

  The Company will calculate earnings per Ordinary Share based upon the guidance provided in Financial Accounting Standards Board Statement No. 128 "Earnings per Share". This statement requires the presentation of two amounts of earnings per share when the company has a complex capital structure. These amounts are earnings per Ordinary Share and earnings per Ordinary Share assuming dilution.

  Basic earnings per Ordinary Share will be calculated by dividing net income attributable to holders of Ordinary Shares by the weighted average number of Ordinary Shares outstanding during the period.

  Diluted earnings per Ordinary Share will be calculated by dividing the net income attributable to holders of Ordinary Shares by the weighted average number of Ordinary Shares outstanding during the period, plus dilutive potential Ordinary Shares. Options and warrants issued by the Company will be considered dilutive potential Ordinary Shares and will be included in the calculation using the treasury stock method.

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

CONSOLIDATION

  The Company's balance sheet includes the accounts of Holdings and Scottish Insurance after the elimination of intercompany balances.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include fixed deposits with an original maturity, when purchased, of three months or less. Cash and cash equivalents are recorded at face value, which approximates fair value. All cash and cash equivalents are held with a single financial institution in the Cayman Islands. Management does not anticipate any material losses as a result of this credit concentration.

ACCOUNTING STANDARDS

  The Financial Accounting Standards Board ("FASB") has issued the following accounting standard that will affect the Company.

  FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998 and requires adoption no later than fiscal quarters or fiscal years beginning after June 15, 1999. The new standard establishes accounting and reporting standards for derivative instruments. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment,
(b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

  The Company has not yet completed its evaluation of the effect this standard will have on the Company.

3. SHAREHOLDER'S EQUITY

PREFERRED SHARES

  The Company is authorized to issue 50,000,000 Preferred Shares of par value $0.01 each. At the balance sheet date there were no Preferred Shares issued or outstanding.

ORDINARY SHARES

  The Company is authorized to issue 100,000,000 Ordinary Shares of par value $0.01 each. At the balance sheet date 1,500,000 Ordinary Shares were outstanding.

WARRANTS

  In connection with its initial capitalization, the Company issued Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares to Michael C. French, Michelle L. Boucher and certain companies wholly owned by certain shareholders of the Parent. The aggregate consideration paid for these warrants of $100,000 is reflected as additional paid-in-capital. The Class A Warrants were issued on June 9, 1998 at the initial stage of the development of the Company's business plan when the feasibility of proceeding with the offering was uncertain. The consideration paid for the Class A Warrants was determined to be fair value in the best judgment of the Company in light of such uncertainty. The Class B Warrants, discussed in Note 8 below, were issued on

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
June 19, 1998 after the Company's business plan had undergone further development and the Company was in a position to proceed with the offering. As a result, the Class B Warrants were issued for greater consideration. The exercise price of the Class A Warrants will be equal to the initial public offering price per share of the Company's Ordinary Shares. The Class A Warrants become exercisable in equal amounts over a three year period commencing on the first anniversary of the consummation of the Offering. The Class A Warrants will expire on the tenth anniversary of the consummation of the Offering.

4. STOCK OPTION PLAN

  On June 18, 1998, the Board of Directors adopted a Stock Option Plan (the "Plan") under which it may grant, subject to certain restrictions, nonstatutory stock options ("Options"). The aggregate number of Ordinary Shares for which Options may be granted under the plan is limited to 1,500,000 shares. Options may be granted to eligible employees, non-employee Directors, advisors and consultants. Each grant will specify the required time of continuing service by the Participant (as defined in the Plan) with the Company or any other conditions to be satisfied before the Option, or installments thereof will become exercisable.

  The Plan will be administered by the Board of Directors. The Board of Directors has the authority to select the parties to be granted Options and to set the date of grant and other terms of the Options granted under the Plan.

  The minimum exercise price of the Options will be equal to the fair market value, as defined in the Plan, of the Company's Ordinary Shares at the date of grant. The term of the Options shall not be more than ten years from the date of grant. Unless otherwise provided in the option agreement, the Options shall become exercisable in three equal annual installments, commencing on the first anniversary of the grant date.

  The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

5. TAXATION

  There is presently no taxation imposed on income or capital gains by the Government of the Cayman Islands. If any taxation were to be enacted, Holdings and Scottish Insurance have applied for and expect to receive an exemption from the Governor-in-Council of the Cayman Islands until 2018. The Company intends to operate in a manner such that it will owe no United States tax other than premium excise taxes and withholding taxes on certain investments.

6. STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

  Under the Insurance Law of the Cayman Islands (1998 Revision), Scottish Insurance must maintain a net capital worth of US$240,000.

  Holdings' ability to pay dividends depends on the ability of Scottish Insurance to pay dividends to Holdings. While Holdings itself is not subject to any significant legal prohibitions on the payment of the dividends, Scottish Insurance will be subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings. Scottish Insurance is prohibited from declaring or paying a dividend if such payment would reduce its net capital worth below US$240,000.

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
7. MATERIAL AGREEMENTS

SCOTTISH ANNUITY AGREEMENT

  Scottish Insurance has entered into an Insurance Administration, Services and Referral Agreement (the "Scottish Annuity Agreement") with Scottish Annuity dated as of July 1, 1998 pursuant to which Scottish Insurance will provide Scottish Annuity with a variety of insurance administration, accounting and other services, including (i) investment fund accounting reporting for variable annuity products, (ii) monitoring compliance with the diversification, investor control and certain other requirements of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) administrative services in the issuance by Scottish Annuity of variable annuity products and documents related thereto, (iv) servicing of variable annuity products after issuance by Scottish Annuity, (v) accounting for investment, capital and income and expense activities and maintenance of individual ledgers for investment funds in which each annuity product is invested, (vi) preparing financial statements of Scottish Annuity and (vii) controlling all disbursements from Scottish Annuity and authorizing such disbursements upon instructions from Scottish Annuity. These services will be provided by Scottish Insurance personnel. Scottish Annuity personnel will conduct all other administrative and accounting services related to its variable annuity products.

  As compensation for the services rendered by Scottish Insurance during the term of the Scottish Annuity Agreement, Scottish Annuity will pay to Scottish Insurance quarterly, for each annuity contract issued by Scottish Annuity, an amount equal to the lesser of (i) 0.50% per annum based on the policy account cash value under the annuity contract (measured at the end of a contract year) and (ii) 50% per annum of the mortality and expense fees and other administrative charges earned by Scottish Annuity on such annuity contract, except that such amount will not be less than $25,000 per contract. In addition, Scottish Annuity will reimburse Scottish Insurance for all out-of-pocket fees, costs and expenses incurred or advanced by Scottish Insurance on behalf of Scottish Annuity in connection with the Scottish Annuity Agreement.

  In addition, pursuant to the Scottish Annuity Agreement (i) Scottish Annuity will refrain from the direct or indirect offer or sale of any life insurance products and will refer only to Scottish Insurance any opportunity or inquiry that it may receive to issue and sell any life insurance products, and (ii) Scottish Insurance will refrain from the direct or indirect offer or sale of any variable annuity products and will refer only to Scottish Annuity any opportunity or inquiry that it may receive to issue and sell any variable annuity products.

  The Scottish Annuity Agreement will continue in effect until December 31, 1999 and will thereafter be automatically renewed for successive one-year periods, unless canceled by either party prior to the commencement of a renewed term. In addition, the Scottish Annuity Agreement will terminate earlier under specified circumstances (e.g., bankruptcy or uncured defaults under the agreement). Scottish Annuity and Scottish Insurance have agreed to indemnify each other and their respective employees for certain liabilities.

  In addition, pursuant to separate agreements and as partial consideration for entering into the Scottish Annuity Agreement, Scottish Insurance will sublease to Scottish Annuity a portion of its leased space at its executive offices in the Cayman Islands and Scottish Annuity has sold certain of its computer hardware and software to Scottish Insurance.

BT RE AGREEMENT

  As part of its strategy to enter into the variable life insurance business, Scottish Insurance has entered into a Private Label and Administrative Services Agreement (the "BT Re Agreement") with BT Reinsurance Limited,

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
a Jersey, Channel Islands company ("BT Re") dated June 11, 1998 pursuant to which BT Re will provide the Company with a variety of administrative services. BT Re's private label services include providing the Company with the appropriate insurance forms (which, subject to certain modifications, will serve as the basis for the policies to be issued by the Company) and assisting the Company in conforming such policies to applicable law. Such services include (i) preparing policy illustrations for prospective purchasers, (ii) conducting testing and monitoring to insure that the Company's private label policies satisfy key Code requirements, (iii) arranging for the collection of medical information and conducting medical examinations for prospective insureds, (iv) using its best efforts to arrange for reinsurance of the Company's private label policies, and (v) reviewing death claims under the Company's private label policies and calculating the death benefit thereunder.

  BT Re received $75,000 upon execution of the BT Re Agreement and will receive quarterly fees for each private label policy issued by the Company equal to the lesser of (i) 0.50% per year based on the separate account cash value and (ii) 50% per year of the mortality and expense fees earned by the Company on its policies, subject to a minimum of $15,000 per policy. Either the Company or BT Re may terminate the BT Re Agreement on December 31 of any year provided that at least 90 days' prior written notice is given. Either the Company or BT Re may also terminate the agreement upon shorter notice under specified circumstances (e.g., bankruptcy or uncured default under the agreement). BT Re and the Company have agreed to indemnify each other and their respective employees for certain liabilities.

AGREEMENT WITH IRM CAYMAN

  Scottish Insurance retained IRM Cayman, a member company of International Risk Management Group, Inc. ("IRMG"), an affiliate of Swiss Reinsurance, as of June 30, 1998, to act as the Company's licensed insurance manager in the Cayman Islands and to supplement from time to time the Company's administrative staff in the Cayman Islands. As the Company's licensed insurance manager in the Cayman Islands, IRM Cayman will prepare the Company's annual report required to be filed with the Cayman Monetary Authority, submit any changes or amendments to the Company's business plan required to be filed with the Cayman Monetary Authority and annually certify as to the Company's compliance with all applicable requirements of the Cayman Monetary Authority. IRM Cayman will also act as a co-signatory on all contracts and bank transactions involving the Company and reconcile all of the Company's cash accounts on a monthly basis. The Company's agreement with IRM Cayman may be terminated by either party upon 90 days advance written notice. The Company pays IRM Cayman an annual retainer of $25,000, and IRM Cayman bills for its actual services on an hourly basis.

MAVERICK AGREEMENT

  Scottish Insurance has entered into an Investment Management Agreement (the "Maverick Agreement") dated June 15, 1998 pursuant to which Maverick Capital, Ltd., a Texas limited partnership ("Maverick"), will advise the Company in the management of no more than 50% of its capital not otherwise dedicated from time to time to policy reserves or other corporate purposes. According to information supplied by Maverick, as of July 1, 1998, Maverick had aggregate assets under management of over $2.5 billion in funds utilizing hedged equity investment strategies. The Maverick Agreement provides that Maverick will be entitled to receive an annual management fee equal to 1% of the net asset value of the assets of the Company under management with Maverick and a separate performance fee equal to 20% of the annual performance of such assets. If, at the end of any year, the net asset value of the Company's assets under management with Maverick decreases from the net asset value at the end of the previous year, no performance fee will be payable with respect to such assets until such net asset value returns to the previous year's level. The Maverick Agreement is terminable by either party upon 45 days prior written notice.

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

CAMBRIDGE AGREEMENT

  Scottish Insurance has entered into an Investment Advisory Agreement (the "Cambridge Agreement") with Cambridge Capital Advisors, Inc., a Massachusetts corporation ("Cambridge") dated June 11, 1998. The Company has retained Cambridge to advise the Investment Committee of the Company's Board of Directors in selecting private investment managers with respect to the Company's remaining capital surplus that is not otherwise dedicated from time to time to policy reserves or other corporate purposes or invested with Maverick. Cambridge has received a retainer fee of $50,000 from the Company, which was paid upon execution of the investment advisory agreement with Cambridge. In addition, the Company will pay Cambridge an annual fee equal to the greater of $150,000 or an amount equal to the sum of (i) 0.45% of the first $100.0 million aggregate assets managed by investment managers engaged by the Company based on the advice of Cambridge and (ii) 0.30% of any such aggregate assets in excess of $100.0 million. The annual fee is payable in quarterly installments in advance, subject to adjustments for fees calculated on the basis of aggregate assets. The $50,000 retainer fee will be credited against the first quarterly payment. The Cambridge Agreement has a one year term renewable automatically thereafter on an annual basis unless terminated by either party. The Cambridge Agreement may be terminated at any time by either party upon 30 days written notice.

8. SUBSEQUENT EVENTS

  The Company entered into a Warrant Purchase Agreement whereby The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. purchased an aggregate of 200,000 Class B Warrants for an aggregate purchase price of $302,000. The exercise price of the Class B Warrants will be equal to the initial public offering price per Ordinary Share, and such Class B Warrants become exercisable in equal amounts over a three year period commencing one year after the Offering and expire ten years after the consummation of the Offering. Management is of the view that the agreed sale price of the Class B Warrants represented fair value at the time of purchase.

  The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. are each limited partnerships and affiliates of Prudential Securities Incorporated, one of the underwriters of the Offering, and make investments for the benefit of limited partners who are employees of Prudential Securities Incorporated. The Company has agreed to pay a fee of $1.0 million (plus reimbursement of related out-of-pocket expenses) to Prudential Securities Incorporated for investment banking and financial advisory services in connection with the Offering.

  Effective September 9, 1998, Holdings changed its name from Scottish Life Holdings, Ltd. to Scottish Annuity & Life Holdings, Ltd. and Scottish Insurance changed its name from Scottish Life Assurance (Cayman) Ltd. to Scottish Annuity & Life Insurance Company (Cayman), Ltd.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE ORDINARY SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE ORDINARY SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

UNTIL    , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   4
Risk Factors..............................................................   9
Use of Proceeds...........................................................  19
Dividend Policy...........................................................  19
Capitalization............................................................  20
Dilution..................................................................  21
Management's Discussion and Analysis of Financial Condition and Plan of
 Operations...............................................................  22
Business..................................................................  26
Management................................................................  46
Principal Stockholders....................................................  50
Certain Relationships and Related Party Transactions......................  50
Description of Shares.....................................................  51
Shares Eligible for Future Sale...........................................  58
Material Tax Consequences.................................................  59
Underwriting..............................................................  66
Legal Matters.............................................................  67
Experts...................................................................  67
Glossary of Selected Life Insurance and Annuity Terms.....................  68
Index to Consolidated Balance Sheet....................................... F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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                               16,750,000 Shares

                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                Ordinary Shares

                                 -------------

                                  PROSPECTUS

                                 -------------



                      PRUDENTIAL SECURITIES INCORPORATED


                                      , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the Ordinary Shares being registered hereby. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the Nasdaq National Market.

Securities and Exchange Commission registration fee................. $   85,237
National Association of Securities Dealers, Inc. filing fee.........     29,394
Nasdaq National Market quotation fee................................     95,000
Advisory fee........................................................  1,000,000
Printing costs......................................................    250,000
Accounting fees and expenses........................................    175,000
Legal fees and expenses (not including Blue Sky)....................    750,000
Blue Sky fees and expenses..........................................      2,000
Miscellaneous expenses..............................................    113,369
                                                                     ----------
  Total............................................................. $2,500,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, wilful neglect or default.

  The Articles contain provisions providing for the indemnification by the Company of an officer, director or employee of the Company for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director or employee of the Company. In addition, the Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Articles. The Company plans to purchase directors and officers liability insurance from third parties for its directors and executive officers. The Company also plans to enter into indemnity agreements with each of its executive officers and directors.

  The Articles provide that directors of the Company shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a payment of a dividend on stock of the Company or a purchase or redemption of stock of the Company in violation of law; or (iv) for any transaction from which a director derived an improper personal benefit.

  Reference is made to the form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and controlling persons of the Company against liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since its formation, the Company issued the following securities that were not registered under the Securities Act:

    (a) On May 12, 1998, the Company sold 1,500,000 Ordinary Shares to Scottish Holdings, Ltd., for an aggregate purchase price of $500,000.

    (b) On June 9, 1998, the Company sold Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares to Michael C. French, Michelle L. Boucher, Audubon Assets Limited and Soulieana Limited for an aggregate purchase price of $100,000.

    (c) On June 18, 1998, the Company sold Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares to The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. for an aggregate purchase price of $302,000.

  No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) Exhibits. Except as otherwise indicated, the following Exhibits are filed herewith and made a part hereof:

 EXHIBIT
 NUMBER                         DESCRIPTION OF DOCUMENT
 -------                        -----------------------
  1.1+   Form of Underwriting Agreement between the Company and the
         Underwriters.
  3.1+   Articles of Association of the Company.
  3.2+   Memorandum of Association of the Company.
  4.1+   Specimen Ordinary Share Certificate.
  4.2+   Form of Amended and Restated Class A Warrant.
  4.3+   Form of Amended and Restated Class B Warrant.
  4.4+   Form of Securities Purchase Agreement for the Class A Warrants.
  4.5+   Form of Warrant Purchase Agreement for the Class B Warrants.
  4.6+   Form of Registration Rights Agreement for the Class A Warrants.
  4.7+   Form of Registration Rights Agreement for the Class B Warrants.
  5.1+   Opinion of Maples and Calder as to the validity of the securities being offered.
  8.1+   Opinion of Maples and Calder (contained in Exhibit 5.1).
  8.2+   Opinion of Jones, Day, Reavis & Pogue.
 10.1**  Employment Agreement dated June 18, 1998 between the Company and
         Michael C. French.
 10.2**  Employment Agreement dated June 18, 1998 between the Company and
         Michelle L. Boucher.
 10.3**  1998 Stock Option Plan dated June 18, 1998.
 10.4+   Form of Stock Option Agreement in connection with 1998 Stock Option
         Plan.
 10.5**  Private Label and Administrative Services Agreement dated June 11,
          1998 between the Company and BT Reinsurance Limited.
 10.6**  Investment Management Agreement dated June 15, 1998 between the
          Company and Maverick Capital, Ltd.
 10.7**  Investment Advisory Agreement dated June 11, 1998 between the Company and Cambridge Capital Advisors, Inc.
 10.8**  Agreement dated June 30, 1998 between the Company and International
          Risk Management (Cayman) Ltd.

 EXHIBIT
 NUMBER                         DESCRIPTION OF DOCUMENT
 -------                        -----------------------
 10.9**  Insurance Administration, Services and Referral Agreement dated as of
          July 1, 1998 between the Company and The Scottish Annuity Company
          (Cayman) Ltd.
 10.10** Employment Agreement dated July 20, 1998 between the Company and
          Henryk Sulikowski.
 10.11+  Amended and Restated 1998 Stock Option Plan.
 10.12*  Form of Indemnification Agreement between the Company and each of its directors and officers.
 10.13+  Investment Management Agreement dated    , 1998 between the Company
          and Pacific Investment Management Company.
 10.14+  Investment Management Agreement dated    , 1998 between the Company
          and General Re--New England Asset Management, Inc.
 21.1**  Subsidiaries of Registrant.
 23.1+   Consent of Maples and Calder (contained in Exhibit 5.1).
 23.2+   Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.2).
 23.3*   Consent of Ernst & Young.
 23.4**  Consent of The Bernstein Law Firm.
 99.1**  Consent of Michael Austin.
 99.2**  Consent of George Ellis.
 99.3**  Consent of Howard Shapiro.
 99.4**  Form F-N.

--------
 * Filed herewith.

** Previously filed.

 + To be filed by amendment.

  (b) Financial Statement Schedules

  All financial statement schedules are omitted because they are either not applicable or the required information is included in the balance sheet or notes thereto appearing elsewhere in this Registration Statement.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 2 to Registration Statement No. 333-57227 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on September 9, 1998.

                                       SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                           /s/ Michael C. French
                                       By: ___________________________________
                                          Michael C. French
                                          Chairman of the Board and Chief
                                           Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-57227 has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Michael C. French         Chairman of the Board, Chief  September 9, 1998
____________________________________  Executive Officer and
         Michael C. French            Director (Principal
                                      Executive Officer)
      /s/ Michelle L. Boucher        Senior Vice President and     September 9, 1998
____________________________________  Chief Financial Officer
        Michelle L. Boucher           (Principal Financial
                                      Officer and Principal
                                      Accounting Officer)
       /s/ Donald J. Puglisi         Authorized Representative in  September 9, 1998
____________________________________  the United States
         Donald J. Puglisi

                                 EXHIBIT INDEX

  EXHIBIT
 SEQUENTIAL
   NUMBER
  PAGE NO.                        DESCRIPTION OF DOCUMENT
 ----------                       -----------------------
  1.1+      Form of Underwriting Agreement between the Company and the
             Underwriters.
  3.1+      Articles of Association of the Company.
  3.2+      Memorandum of Association of the Company.
  4.1+      Specimen Ordinary Share Certificate.
  4.2+      Form of Amended and Restated Class A Warrant.
  4.3+      Form of Amended and Restated Class B Warrant.
  4.4+      Form of Securities Purchase Agreement for the Class A Warrants.
  4.5+      Form of Warrant Purchase Agreement for the Class B Warrants.
  4.6+      Form of Registration Rights Agreement for the Class A Warrants.
  4.7+      Form of Registration Rights Agreement for the Class B Warrants.
  5.1+      Opinion of Maples and Calder as to the validity of the securities being offered.
  8.1+      Opinion of Maples and Calder (contained in Exhibit 5.1).
  8.2+      Opinion of Jones, Day, Reavis & Pogue.
 10.1**     Employment Agreement dated June 18, 1998 between the Company and
             Michael C. French.
 10.2**     Employment Agreement dated June 18, 1998 between the Company and
             Michelle L. Boucher.
 10.3**     1998 Stock Option Plan dated June 18, 1998.
 10.4+      Form of Stock Option Agreement in connection with 1998 Stock Option
             Plan.
 10.5**     Private Label and Administrative Services Agreement dated June 11,
             1998 between the Company and BT Reinsurance Limited.
 10.6**     Investment Management Agreement dated June 15, 1998 between the
             Company and Maverick Capital, Ltd.
 10.7**     Investment Advisory Agreement dated June 11, 1998 between the
             Company and Cambridge Capital Advisors, Inc.
 10.8**     Agreement dated June 30, 1998 between the Company and International
             Risk Management (Cayman) Ltd.
 10.9**     Insurance Administration, Services and Referral Agreement dated as of July 1, 1998 between the Company and The Scottish Annuity
             Company (Cayman) Ltd.
 10.10**    Employment Agreement dated July 20, 1998 between the Company and
             Henryk Sulikowski.
 10.11+     Amended and Restated 1998 Stock Option Plan.
 10.12*     Form of Indemnification Agreement between the Company and each of its directors and officers.
 10.13+     Investment Management Agreement dated    , 1998 between the Company
             and Pacific Investment Management Company.
 10.14+     Investment Management Agreement dated    , 1998 between the Company
             and General Re--New England Asset Management, Inc.
 21.1**     Subsidiaries of Registrant.
 23.1+      Consent of Maples and Calder (contained in Exhibit 5.1).
 23.2+      Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.2).
 23.3*      Consent of Ernst & Young.
 23.4**     Consent of The Bernstein Law Firm.
 99.1**     Consent of Michael Austin.
 99.2**     Consent of George Ellis.
 99.3**     Consent of Howard Shapiro.
 99.4**     Form F-N.

--------
 *Filed herewith.

 **Previously filed.

 +To be filed by amendment.